ASSET PURCHASE AGREEMENT

                          by and among

                      SCI TECHNOLOGY, INC.,

                            as Buyer

                               and

                     INTERGRAPH CORPORATION,

                            as Seller

             Dated Effective as of November 13, 1998



                        TABLE OF CONTENTS



ARTICLE 1 PURCHASE AND SALE OF ASSETS                           1
     1.1  Purchase of the Assets.                               1
     1.2  Excluded Assets.                                      2
     1.3  Limited Assumption of Liabilities.                    2
     1.4  Liabilities Not Assumed.                              3

ARTICLE 2 PURCHASE PRICE                                        4
     2.1  Purchase Price.                                       4
     2.2  Payment of Purchase Price.                            4
     2.3  Determination  of  Final  Net  Worth,  Purchase
          Price Adjustment and Inventory Value Protection
          Premium.                                              4

ARTICLE 3 CLOSING                                               6
     3.1  Consummation of Sale.                                 6
     3.2  Closing Date.                                         6

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF INTERGRAPH          6
     4.1  Organization and Qualification.                       7
     4.2  Subsidiaries and Affiliates Interest in Assets.       7
     4.3  Validity and Execution of Agreement.                  7
     4.4  No Conflict.                                          7
     4.5  Books and Records.                                    8
     4.6  Financial Information.                                8
     4.7  Undisclosed Liabilities.                              8
     4.8  No Material Adverse Effect                            8
     4.9  Tax Matters.                                          8
     4.10 Litigation.                                           9
     4.11 Business Contracts.                                   9
     4.12 Inventory.                                            9
     4.13 Compensation Arrangements: Business Employees and
          Contractors.                                         10
     4.14 Tangible Property.                                   10
     4.15 Employee Benefit Plans.                              11
     4.16 Employee Relations.                                  13
     4.17 Insurance.                                           13
     4.18 Licenses and Business Licenses.                      13
     4.19 Compliance with Laws.                                14
     4.20 Title; Liens.                                        14
     4.21 Entire Business.                                     14
     4.22 Environmental Matters.                               14
     4.23 Brokers.                                             15
     4.24 Product Warranties and Product Liability Claims.     15
     4.25 Workers Compensation and Medical Claims.             15
     4.26 Disclosure.                                          15

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER              15
     5.1  Organization.                                        15
     5.2  Validity and Execution of Agreement.                 16
     5.3  No Conflict.                                         16
     5.4  Brokers.                                             16
     5.5  Adequate Financing.                                  16
     5.6  Disclosure.                                          16

ARTICLE 6 CONDITIONS PRECEDENT TO THE CLOSING                  17
     6.1  Conditions Precedent to the Obligations of SCI to
          Complete the Closing.                                17
     6.2  Conditions Precedent to the Obligations of Intergraph
          to Complete the Closing.                             18

ARTICLE 7 POST-CLOSING COVENANTS                               20
     7.1  Further Information.                                 20
     7.2  Record Retention.                                    21
     7.3  Tax Matters.                                         21
     7.4  No Assignment Causing Breach                         22
     7.5  Employee Matters.                                    23
     7.6  Exclusive Manufacturing Services.                    26

ARTICLE 8 SURVIVAL; INDEMNIFICATION                            26
     8.1  Survival of Representations and Warranties.          26
     8.2  Indemnification of SCI.                              26
     8.3  Indemnification of Intergraph.                       27
     8.4  Indemnification Procedure for Third-Party Claims.    27
     8.5  Indemnification Procedure for Other Claims.          28
     8.6  Limitations on Indemnification.                      29

ARTICLE 9 NON-COMPETITION PROVISIONS                           29
     9.1  Noncompetition.                                      29
     9.2  Non-Solicitation.                                    30
     9.3  Scope, Consideration and Enforcement.                30

ARTICLE  10  INVENTORY  MATTERS AND TERMINATION OF  MANUFACTURING
     SERVICES AGREEMENT                                        30
     10.1 Contract Sales Price Adjustment.                     30
     10.2 Inventory Put Option.                                31
     10.3 Payments in Connection with Termination of
          Manufacturing Services Agreement.                    32
     10.4 Post-Closing Purchase of Consigned Tangible Property.33

ARTICLE 11 MISCELLANEOUS                                       33
     11.1 Expenses.                                            33
     11.2 Further Assurances.                                  33
     11.3 Confidentiality.                                     33
     11.4 Notices.                                             34
     11.5 Publicity.                                           35
     11.6 Entire Agreement.                                    35
     11.7 Waivers and Amendments.                              35
     11.8 Remedies Cumulative.                                 36
     11.9 Binding Effect; No Assignment.                       36
     11.10 Variations in Pronouns.                             36
     11.11 Counterparts.                                       36
     11.12 Interpretive Provisions.                            36
     11.13 Effect of Disclosure on Schedules.                  37
     11.14 Headings.                                           37
     11.15 Severability of Provisions.                         37
     11.16 Bulk Sales.                                         38
     11.17 Time is of the Essence.                             38
     11.18 Choice of Law.                                      38
     11.19 Waiver of Jury Trial.                               38
     11.20 Resolution of Conflicts.                            38



                       TABLE OF SCHEDULES

Schedule 1            Definitions
Schedule 1.1(a)       Inventory
Schedule 1.1(b)       Tangible Property
Schedule 1.1(c)       Business Contracts
Schedule 1.3(a)(iii)  Purchase Orders
Schedule 2.1          Vacation Accrual
Schedule 4.4          No Conflict
Schedule 4.8          Material Adverse Effect
Schedule 4.10         Litigation
Schedule 4.11         Consents for Transfer of Business Contracts
Schedule 4.13(a)      Compensation Arrangements - Employees
Schedule 4.13(b)      Compensation Arrangements - Contractors
Schedule 4.14(a)      Consents
Schedule 4.14(b)      Personal Property Leases
Schedule 4.15(a)      Employee Benefit Plans
Schedule 4.15(b)      Benefit Plans in Effect
Schedule 4.15(g)      Benefit Plans Compliance
Schedule 4.16         Employee Claims
Schedule 4.18         Business Licenses
Schedule 4.20         Title; Liens
Schedule 4.21         Shared Properties
Schedule 4.22         Environmental Matters
Schedule 4.24         Product Warranties and Product Liability Claims
Schedule 4.25         Workers Compensation Claims
Schedule 5.3          No Conflict
Schedule 7.6          Existing Outsourcing Arrangements
Schedule 10.3         Examples of Reasonable and Customary Expenses
Schedule 10.4         Consigned Property
Schedule 1-79         Products

                            EXHIBITS

Exhibit A      Opinion of Counsel to Intergraph
Exhibit B      Real Estate Lease Agreement
Exhibit C      Intellectual Property License Agreement
Exhibit D      Manufacturing Services Agreement
Exhibit E      Transition Services Agreement
Exhibit F      Opinion of Counsel to SCI


                    ASSET PURCHASE AGREEMENT

     THIS  ASSET PURCHASE AGREEMENT (this "Agreement"), dated  as of  November  13, 1998, by and between SCI TECHNOLOGY,  INC.,  an
Alabama   corporation  ("SCI")  and  INTERGRAPH  CORPORATION,   a
Delaware corporation ("Intergraph").

                            RECITALS

     A. Intergraph is engaged in the businesses (the "Business") of purchasing, manufacturing and assembling hardware products for Intergraph Computer System Inc.'s ("ICS") interactive computer graphics systems and printed circuit boards (the "Products").
The term "Products" includes those products contained on the ICS price list as of the Closing and attached hereto as Schedule 1-
79.

     B. Intergraph wishes to sell and SCI wishes to purchase substantially all of the assets used in the manufacture and assembly of the Products upon the terms and conditions set forth below.

     C. SCI and Intergraph mutually desire that, after the Closing, SCI shall operate Intergraph's manufacturing facility located at Buildings 14, 21 and 28, Intergraph Corporation, Huntsville,
Alabama   35894-0001  (the  "Facility"),  and  pursuant  to   the
agreements contemplated hereby, will manufacture and assemble the Products at the Facility, and such other locations as the Parties may mutually agree.

     D. Capitalized terms used herein that are not otherwise defined shall have the respective meanings set forth in Schedule 1.

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, SCI and Intergraph hereby agree as follows:


                            ARTICLE 1
                   PURCHASE AND SALE OF ASSETS

     1.1  Purchase of the Assets.
          ----------------------

     On the terms and subject to the conditions set forth in this Agreement, at the Closing, Intergraph will sell, transfer, assign and deliver to SCI, and SCI will purchase, acquire and accept from Intergraph, all of the right, title and interest of Intergraph in and to the Assets, in each case free and clear of any Liens. As used herein, the term "Assets" means:

(a) The Inventory listed on Schedule 1.1(a), which Schedule will be updated upon preparation of the Adjustment Schedule;

(b)  The Tangible Property listed on Schedule 1.1(b), which
Schedule will be updated upon preparation of the Adjustment
Schedule;

(c)  The Business Contracts identified on Schedule 1.1(c);

(d) The Books and Records of Intergraph used or held for use exclusively in the conduct of the Business which are separately identifiable and are not integrated within the other Books and Records of Intergraph;

(e) The rights of Intergraph under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors, to the extent such warranties, representations and guarantees relate to the Assets; and

(f) The Claims of Intergraph, whether arising before or after the Closing, to the extent such Claims relate to the Assets or the Business and are necessary to assure to SCI after the Closing the full title, ownership, possession and benefit of the Assets.

     1.2  Excluded Assets.
          ---------------

     Any provision of this Agreement to the contrary notwithstanding, SCI shall not acquire, and there shall be excluded from the Assets, Intergraph's interest in the Excluded Assets. The term "Excluded Assets" means all cash, real estate, notes, accounts receivable, minute and stock records, Benefit Plans, and any property of Intergraph which is not specifically identified in Section 1.1 as an Asset. The term "Excluded Assets" also includes all Claims of Intergraph related to the Intel litigation (as described in Section 7.5(h)).

     1.3  Limited Assumption of Liabilities.
          ---------------------------------

(a) Assumed Liabilities. Subject to the terms and conditions set forth herein, SCI agrees that, on the Closing Date, SCI shall assume and hereafter pay, perform or discharge when due or required to be performed, as the case may be, only the following obligations and liabilities of Intergraph to the extent existing on the Closing Date (the "Assumed Liabilities"):

(i)  Obligations under Business Contracts.  Those obligations of
     Intergraph under the Business Contracts identified on Schedule 1.1(c) arising and to be performed on or after the Closing Date.

(ii) Employee Obligations. Those liabilities and obligations of Intergraph expressly assumed by SCI pursuant to Section 7.5.

(iii)Obligations under Existing Purchase Orders.
     Notwithstanding the provisions of Section 1.3(a)(i), only those purchase orders which (a) Intergraph has issued to vendors for materials and components matching the bills of materials for Intergraph's Current Products and (b) are in quantities that support the initial purchase order by Intergraph under the Manufacturing Services Agreement less any equivalent materials and components comprising part of the Inventory, such purchase orders being identified on Schedule 1.3(a)(iii), (which the Parties acknowledge has not been completed as of the Closing, but which the Parties agree to use their reasonable best efforts to agree to in good faith by not later than November 20, 1998 (and effective as of the Closing Date)).

(b) Assignment of Defenses. In the event of any Claim against SCI with respect to any of the Assumed Liabilities, SCI shall have, and Intergraph hereby assigns to SCI, any defense, counterclaim, or right of setoff which would have been available to Intergraph if such Claim had been asserted against Intergraph.

(c) Third-Party Rights. The assumption by SCI of the Assumed Liabilities, and the transfer thereof by Intergraph, shall in no way expand the rights or remedies of any third party against SCI or Intergraph or their respective officers, directors, employees, stockholders and advisors as compared to the rights and remedies which such third party would have had against such parties had SCI not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by SCI of the Assumed Liabilities and the consummation of the transactions contemplated by the Transaction Documents shall not create any third-party beneficiary rights. Intergraph shall retain and shall pay and discharge when due, or contest in good faith, all of those liabilities of Intergraph which SCI has not specifically agreed to assume pursuant to the provisions of this Section 1.3.

     1.4  Liabilities Not Assumed.
          -----------------------

     Without limiting the terms of Section 1.3, SCI is expressly not assuming, and Intergraph shall remain solely liable for, the following liabilities (the "Excluded Liabilities"): (i) all environmental liabilities or contamination which arise or result, directly or indirectly, from contamination existing at any facility owned, operated, leased or used by Intergraph prior to the Closing Date; (ii) all warranty Claims and all product liability Claims for personal injury or property damage which arise or result, directly or indirectly, from products sold or delivered prior to the Closing Date; (iii) except to the extent expressly set forth in Section 7.5, all liabilities of Intergraph relating in any way to all Benefit Plans, including, without limitation, post-retirement benefits and post-employment benefits, if any, for employees of Intergraph who have retired, resigned, or been terminated prior to the Closing Date; (iv) except to the extent expressly set forth in Section 7.5, any Claims or liability relating to employees of Intergraph relating to the period prior to the Closing Date, including, without limitation, any Employment Claims; (v) all liabilities for Taxes (whether assessed or unassessed) applicable to Intergraph, the Business or the Assets for the period (or portions thereof) prior to the Closing Date; (vi) all liabilities and Claims related to the matters identified on Schedule 4.10; (vii) all Intergraph purchase orders outstanding as of the Closing Date other than those purchase orders specifically identified on Schedule
1.3(a)(iii); and (viii) without limitation of any of the foregoing, any other liability of Intergraph not expressly assumed by SCI pursuant to Section 1.3.

                            ARTICLE 2
                         PURCHASE PRICE

     2.1  Purchase Price.
          --------------

     The aggregate purchase price for the Assets (the "Purchase Price") will be equal to (a) the combined Agreed to Value of the Tangible Property plus the Preliminary Net Book Value of the Inventory (combined, the "Preliminary Net Worth") plus (b) $5,000,000 (the "Tax Basis Inventory Adjustment") plus (c) the Contract Sales Price Adjustment plus (d) the amount of the Inventory Value Protection Premium (if any) determined pursuant to Section 2.3(e) minus (e) the Net Book Value of the Consigned Property. The Purchase Price will be subject to the Purchase Price Adjustment (if any) set forth in Section 2.3 and will be reduced at Closing by the value of accrued vacation time for Hired Employees as listed on Schedule 2.1 (the "Vacation Accrual") and the SCI E&O Offset.

     2.2  Payment of Purchase Price.
          -------------------------

(a) At the Closing, SCI shall pay to Intergraph by wire transfer of immediately available funds to the account specified by Intergraph cash in an amount equal to the sum of (i) the Tax Basis Inventory Adjustment, plus (ii) the Agreed to Value of the Tangible Property, plus (iii) 33.34% of the Preliminary Net Book Value of the Inventory (the "First Inventory Payment"), minus
(iv) the Net Book Value of the Consigned Property, minus (v) the amount of the Vacation Accrual, minus (vi) the SCI E&O Offset.

(b) On each of the thirtieth (30th) day following the Closing Date and the sixtieth (60th) day following the Closing Date, SCI shall pay to Intergraph an amount equal to one-third of the Preliminary Net Book Value of the Inventory; provided, however, that if on or prior to either of such payment dates there has been a final determination of the Final Net Book Value of the Inventory under Section 2.3, the amount to be paid under this
Section 2.2(b) shall be adjusted to reflect the then remaining, unpaid, difference between the Final Net Book Value of the Inventory and the sum of (i) the amount of the First Inventory Payment and (ii) the amount of any prior payments pursuant to this Section 2.2(b).

(c) Following the Closing, SCI shall provide to Intergraph the Contract Sales Price Adjustment as set forth in Section 10.1.

     2.3  Determination of Final Net Worth, Purchase Price Adjustment
          -----------------------------------------------------------
and Inventory Value Protection Premium.
--------------------------------------

(a) The Purchase Price due to Intergraph shall be ratably (i) reduced on a dollar-for-dollar basis to the extent that the Final Net Worth (as determined below) as of the commencement of business on the Closing Date is less than the Preliminary Net Worth, (ii) increased on a dollar-for-dollar basis to the extent that the Final Net Worth as of the commencement of business on the Closing Date exceeds the Preliminary Net Worth, and (iii) increased by the amount, if any, of the Inventory Value Protection Premium under Section 2.3(e). Any increase or decrease in the Purchase Price pursuant to this Section 2.3(a) shall be referred to as a "Purchase Price Adjustment".

(b) Not later than 20 days after the Closing Date, SCI shall cause to be prepared and delivered to Intergraph a schedule setting forth the Final Net Worth determined as of the opening of business on the Closing Date (the "Adjustment Schedule"). "Final Net Worth" means the combined Agreed to Value of the Tangible Property plus the Final Net Book Value of the Inventory. The Final Net Worth shall be determined based upon the Books and Records of Intergraph and in accordance with GAAP consistently applied and shall take into account any net increase or net decrease in the Net Book Value of the Inventory from the Determination Date through the opening of business on the Closing Date. In connection with SCI's preparation of the Adjustment Schedule, Intergraph will provide SCI access during normal business hours to all of the Books and Records of Intergraph relating to the matters set forth in and necessary for SCI's completion of the Adjustment Schedule. The Parties acknowledge that in connection with its preparation of the Adjustment Schedule, SCI intends to conduct a physical inventory with respect to the items of Inventory identified as Documentation and Other in Legacy Systems on Schedule 1.1(a). Additionally, the Parties acknowledge that the Inventory contains certain inventory identified as "blocked inventory" (the "Blocked Inventory"), which Blocked Inventory is separately designated as "BLKD" on
Schedule 1.1(a). Following the Closing, and in connection with its preparation of the Adjustment Schedule, SCI will make a determination (subject to Intergraph's reasonable approval) as to whether each item of the Blocked Inventory shall be treated as scrap or defective inventory hereunder (valued at $0) or whether such items of Blocked Inventory will be treated as Inventory and included in the calculation of the Final Net Book Value of the Inventory.

(c) Within 10 Business Days of Intergraph's receipt of the Adjustment Schedule, Intergraph may deliver written notice (the "Protest Notice") to SCI of any specific objections, and the basis therefor, which Intergraph may have to the Adjustment Schedule. In the absence of such Protest Notice within the 10 Business Day period, Intergraph shall be deemed to have accepted the Adjustment Schedule and the calculation of Final Net Worth. Upon receipt of the Adjustment Schedule and until the final determination of the Final Net Worth, Intergraph will be given reasonable access to all of the Books and Records in SCI's possession directly relating to the Adjustment Schedule during reasonable business hours for the purpose of verifying the Adjustment Schedule.

(d) If Intergraph and SCI are unable to resolve any disagreement with respect to the Adjustment Schedule within 15 Business Days following SCI's receipt of the Protest Notice, then any items in dispute will be referred to the Atlanta, Georgia office of Deloitte & Touche, LLP (the "Accountants") for final determination within 30 days after such referral, which determination shall be final and binding on SCI and Intergraph. Each Party shall bear its own expenses in connection with any protest pursuant to this Section 2.3(d). The fees and expenses of the Accountants shall be borne by the losing Party or, to the extent each Party prevails in part, each Party shall pay the fees and expenses to the extent it is the losing Party, as determined by the Accountants.

(e) Within ten (10) Business Days following the final determination of the Final Net Worth, (i) if the Final Net Worth exceeds the Preliminary Net Worth, SCI shall pay to Intergraph the amount of any such excess by wire transfer of funds as specified in writing by Intergraph, and (ii) if the Final Net Worth is less than the Preliminary Net Worth, Intergraph shall pay to SCI the amount of any such deficit (the "Deficit") by wire transfer of funds as specified in writing by SCI. Notwithstanding the foregoing, no further adjustment shall be made to the extent that the amount due the respective Parties has been adjusted and satisfied pursuant to Section 2.2(b). In addition to the foregoing, if the Final Net Book Value of the Inventory is less than $70,000,000, SCI shall pay to Intergraph by wire transfer of funds as specified in writing by Intergraph (or credit as an offset to any payment due from Intergraph with respect to a Deficit) an amount equal to ten percent (10%) of the difference between $70,000,000 and the Final Net Book Value of the Inventory (the "Inventory Value Protection Premium").


                            ARTICLE 3
                             CLOSING

     3.1  Consummation of Sale.
          --------------------

     At Closing, Intergraph, in reliance upon the representations and warranties of SCI contained herein and on the terms and conditions herein set forth, shall sell, assign, transfer, convey and deliver to SCI all of its right, title and interest in and to all of the Assets, and SCI, in reliance upon the representations and warranties of Intergraph contained herein and on the terms and conditions herein set forth, shall purchase the Assets and assume the Assumed Liabilities for the Purchase Price.

     3.2  Closing Date.
          ------------

     The consummation of the purchase and sale of the Assets (the "Closing") shall be held at 10:00 a.m. on November 13, 1998, or at such other time and date as shall be mutually agreed to by the Parties, at the offices of Intergraph Corporation, One Madison Industrial Park, Huntsville, Alabama 35894, to be effective as of 12:01 a.m. on November 14, 1998 (which time and date are referred to herein as the "Closing Date").


                            ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF INTERGRAPH

     Intergraph represents and warrants to SCI that the following statements are true, complete and correct effective as of the Closing as follows:

     4.1  Organization and Qualification.
          ------------------------------

     Intergraph is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Intergraph possesses all requisite corporate power and authority to (i) own, lease and operate its respective properties and assets as they are now owned, leased and operated and (ii) carry on the Business as presently conducted.

     4.2  Subsidiaries and Affiliates Interest in Assets.
          ----------------------------------------------

     None of the Subsidiaries or other Affiliates of Intergraph has an ownership interest in any of the Assets.

     4.3  Validity and Execution of Agreement.
          -----------------------------------

     Intergraph has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver the Transaction Documents and to perform fully its obligations thereunder. The Board of Directors of Intergraph has approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by Intergraph. This Agreement and at Closing each other Transaction Document required to be entered into pursuant hereto by Intergraph has (or in the case of the other Transaction Documents, at Closing will have) been duly executed and delivered by Intergraph and constitutes (or in the case of the other Transaction Documents, at Closing will constitute) the valid and binding obligation of Intergraph enforceable against Intergraph in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) (collectively, the "Enforceability Exceptions").

     4.4  No Conflict.
          -----------

     Except as set forth on Schedule 4.4, neither the execution and delivery of the Transaction Documents by Intergraph nor the performance by Intergraph of the transactions contemplated thereby will: (a) violate or conflict with any of the provisions of the Certificate of Incorporation or Bylaws (or similar governing documents) of Intergraph; (b) violate, conflict with, result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien in or upon any of the Assets, or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any mortgage, indenture, deed of trust, lease, contract, loan or credit agreement, license or other instrument to which Intergraph is a party or by which it or any of its material properties or assets may be bound or affected; (c) violate or conflict with any provision of any Law or Order applicable to Intergraph; or (d) require any consent or approval of or filing or notice with any Person (including lending institutions) or any Governmental or Regulatory Body (other than filings required under the HSR Act).

     4.5  Books and Records.
          -----------------

     The material Books and Records of Intergraph with respect to the Business and the Assets as supplied to SCI are true, correct, complete and current in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

     4.6  Financial Information.
          ---------------------

     The operational and financial information relating to the Business, the Assets and Intergraph's operation of the Facility which Intergraph has previously delivered to SCI contains financial information which fairly presents in accordance with GAAP the financial position, assets and liabilities of the Assets and the Business in all material respects as of the date of such information. The Net Book Value of the Inventory as recorded on Intergraph's Books and Records as of the Closing Date and used to determine the Purchase Price of the Assets will be calculated in accordance with GAAP consistently applied.

     4.7  Undisclosed Liabilities.
          -----------------------

     To  the  best  of  Intergraph's  knowledge,  Intergraph  has
disclosed  to  SCI  all  material  liabilities  related  to   the
Facility, the Business and the Assets.

     4.8  No Material Adverse Effect
          --------------------------

     Except as set forth on Schedule 4.8, since June 30, 1998, there has been no material adverse change in the assets, properties, business, operations, income or condition (financial or otherwise) of Intergraph, nor is any such change threatened, nor has there been any damage, destruction or loss which could have a Material Adverse Effect, whether or not covered by insurance.

     4.9  Tax Matters.
          -----------

     Except as would not result in a Lien on any Asset or result in any Liability to SCI, all federal, state, and local income, sales, use, real and personal property and other Tax Returns required to be filed by or on behalf of Intergraph have been duly and timely filed, or extensions have been obtained, and except for those Taxes contested by Intergraph, which will not create a Lien with respect to any of the Assets, all Taxes due and payable prior to the Closing, have been paid. Except as would not result in a Lien on any Asset or result in any Liability to SCI, to the best knowledge of Intergraph, there is no audit or other Tax-related Action or Proceeding pending or threatened relating to the Facility, the Assets or the Business.

     4.10 Litigation.
          ----------
     Except as set forth on Schedule 4.10, there are no outstanding Orders by which Intergraph is bound which relates to or affects the Assets or the Business. Except as set forth in
Schedule 4.10, there is no Action or Proceeding pending or, to the knowledge of Intergraph, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting the Assets or the Business, nor to the knowledge of Intergraph are there any facts which are likely to give rise to any such Action or Proceeding which, if adversely decided, would have a Material Adverse Effect.

     4.11 Business Contracts.
          ------------------

(a) Schedule 1.1(c) sets forth a list, and brief description, including a list of the parties thereto, of all of the Business Contracts. Intergraph has delivered to SCI true and complete copies of all of the Business Contracts, including, without limitation, the purchase orders identified on Schedule 1.3(a)(iii). Except as set forth on the face of such purchase orders, or the attachments thereto, each as disclosed to SCI, no special terms or conditions apply to the purchase orders to be assumed by SCI hereunder.

(b) All of the Business Contracts are valid, subsisting, in full force and effect and binding upon Intergraph and, to the best knowledge of Intergraph, the other parties thereto in accordance with their terms, subject to the Enforceability Exceptions.

(c) Intergraph has satisfied in full or provided for all of its liabilities and obligations under the Business Contracts requiring performance prior to the date hereof in all material respects, is not in default in any material respect under any Business Contract, nor to Intergraph's knowledge does any condition exist that with notice or lapse of time or both would constitute such a default. To the knowledge of Intergraph, no other party to any Business Contract is in default thereunder, nor to the knowledge of Intergraph does any condition exist that with notice or lapse of time or both would constitute such a default.

(d) Except as separately identified on Schedule 4.11, no approval or consent of any Person is needed for the Business Contracts to continue to be in full force and effect, and all of Intergraph's rights under the Business Contracts will be conveyed to SCI, upon consummation of the transactions contemplated by this Agreement.

     4.12 Inventory.
          ---------

     Schedule 1.1(a) contains a complete and accurate list of the Inventory as of the respective dates set forth in Schedule1.1(a). Except for the obsolete Inventory separately identified as such on Schedule 1.1(a) (the "Obsolete Inventory") which is and will be valued at $0 for the purpose of calculating the Net Book Value of the Inventory, all of such Inventory and all Inventory reflected on the Books and Records of Intergraph as of the Closing Date is or will be as of the Closing Date the property of Intergraph, free and clear of any Lien, and will be useable in the Business following the Closing in connection with the
Products and will conform in all material respects to all standards and specification requirements applicable to such Inventory or its use or sale established by Intergraph or imposed by any Law or Order. Since the Determination Date, there have been no material increases, decreases or other changes in the Inventory except in the Ordinary Course of Business.

     4.13  Compensation  Arrangements:  Business  Employees   and
           ------------------------------------------------------
Contractors.
-----------

     Schedule 4.13(a) sets forth the name and current annual salary (or hourly wage), including any bonus or commitment to pay any other amount or benefit in connection with a termination of employment, if applicable, of all present employees engaged in the manufacture and assembly of the Products other than contractors and temporary employees (the "Business Employees").
Schedule 4.13(b) sets forth, and separately identifies, the name and current annual salary (or hourly wage), including any bonus or commitment to pay any other amount or benefit in connection with termination of employment, if applicable, of all present contractors and temporary employees of the Business. Except in the Ordinary Course of Business, Intergraph has not made any commitment (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed on Schedule 4.13(a) or Schedule 4.13(b).

     4.14 Tangible Property.
          -----------------

(a) Schedule 1.1(b) contains a complete and accurate list of the Tangible Property as of the Closing. All material items of
Tangible Property are in good working order and in operating condition, subject to continued repair and replacement in accordance with past practice, and Intergraph has not received notice that any of the Tangible Property is in violation of any existing Law or Order. During the past six (6) months there has not been any material interruption of the manufacturing operations of the Business due to inadequate maintenance or failure of the Tangible Property. Except as set forth on Schedule 4.14(a), no approval or consent of any Person is needed so that the interests of Intergraph in the Tangible Property shall continue to be in full force and effect and enforceable by SCI following the transactions contemplated by this Agreement.

(b) Schedule 4.14(b) sets forth a complete and correct list of all leases to which Intergraph is a party with respect to the Tangible Property (the "Personal Property Leases"). Intergraph enjoys peaceful and undisturbed possession under all of the Personal Property Leases. All of the Personal Property Leases are valid, subsisting and in full force and effect, no notice of termination has been received by Intergraph with respect thereto and to the knowledge of Intergraph there are no existing defaults, or events which with the passage of time or the giving of notice, or both, would constitute a default by Intergraph or by any other party to any Personal Property Lease.

     4.15 Employee Benefit Plans.
          ----------------------

(a) Schedule 4.15(a) contains, with respect to the Business Employees, a list of all "employee benefit pension plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "employee welfare benefit plans" (as defined in Section 3(1) of ERISA); bonus, commission and other incentive compensation arrangements; stock option, stock bonus, stock purchase and other equity rights arrangements; severance plans, change of control agreements and similar arrangements; and all material fringe benefit programs, whether formal or informal, written or unwritten (all of the foregoing maintained (or required to be maintained under any governmental law or regulation) or contributed to by Intergraph for the benefit of Business Employees and/or their family members are referred to herein as "Benefit Plans").

(b) Schedule 4.15(b) discloses and the term "Benefit Plans" encompass all such plans which are presently in effect or which have been in effect for the last six years with respect to any defined benefit pension plans or multi-employer pension plans, other than those which have been terminated and with respect to which Intergraph has no financial, administrative or other liability, obligation or responsibility.

(c) No Benefit Plan is or has been subject to Title IV of ERISA or Section 412 of the Code.

(d) Intergraph has no past, present or future obligation or liability to contribute to any multiemployer plan as defined in
Section 3(37) of ERISA.

(e) Intergraph has complied in all material respects (i) with the continuation health coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA and (ii) with the portability, access and renewability provisions of Subtitle K, Chapter 100 of the Code and Section 701 et seq. of ERISA.

(f)  Intergraph is not related to any other trade or business
(whether or not incorporated) which, together with Intergraph, would be treated as a single employer under Section 414(b), (c),
(m) or (o) of the Code.

(g) With respect to each of the Benefit Plans, except as set forth in Schedule 4.15(g) :

(i) each such plan has been established, maintained, funded and administered in all material respects in accordance with its governing documents, and any applicable provisions of ERISA, the Code, other applicable law and all regulations promulgated thereunder, except where the failure to be so operated or administered is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect;

(ii) to the knowledge of Intergraph, no such plan nor any fiduciary thereof has engaged in a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code (for which no individual or class exemption exist under Section 408 of ERISA or Section 4975 of the Code, respectively);

(iii)each such plan which is intended to qualify as a tax-qualified retirement plan under Section 401(a) of the Code has received a favorable determination letter or letters from the Internal Revenue Service as to qualification of such plan which letters apply for the period from its adoption through the Closing Date; and to the knowledge of Intergraph nothing has occurred, whether by action or failure to act, which has resulted in or would cause the loss of such qualification; and each trust thereunder is exempt from tax pursuant to Section 501(a) of the Code;

(iv) each such plan which is required to satisfy Section
     401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and has satisfied the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date;

(v) to the knowledge of Intergraph no event has occurred and no condition exists relating to any such plan that would subject Intergraph to any tax or liability under Sections 4972 or 4979 of the Code, or to any liability under Section 502 of ERISA; and

(vi) to the extent applicable, each such plan has been funded in accordance with its governing documents, ERISA and the Code and the assets of each such plan are reported at their fair market value on the books and records of the plan.

(h)  With respect to employee benefit matters generally:

(i) Intergraph has no financial obligation to any current, former or retired employee, officer, director or consultant or any family member of any of the foregoing upon retirement or termination of employment under any Benefit Plan, other than such obligations imposed by COBRA; and

(ii) There are no actions, audits, investigations or Claims known to Intergraph which are pending or threatened against any Benefit Plan, any fiduciary of any Benefit Plan with respect to any such Benefit Plan or against the assets of any Benefit Plan, except Claims for benefits made in the ordinary course of the operation of such plans.

     4.16 Employee Relations.
          ------------------

(a) Intergraph is not a party to, and there does not otherwise exist, any agreement with any labor organization, collective bargaining or similar agreement with respect to the Business Employees. There are no (i) formal complaints or grievances, or
(ii) arbitrations, employment-related proceedings or administrative proceedings, either pending or, to the best knowledge of Intergraph, threatened, involving any Business
Employee. During the past five years, the Business has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the knowledge of Intergraph, threatened. To the knowledge of Intergraph, there are no attempts presently being made to organize any employees employed by Intergraph.

(b) Schedule 4.16 contains a complete and accurate list of all Claims brought by Business Employees currently pending against Intergraph, including, without limitation: (i) worker's compensation Claims; (ii) Claims brought by Business Employees before the Equal Employment Opportunity Commission; (iii) Claims brought by Business Employees under the Americans with Disabilities Act, 49 U.S.C. 1201.01 et seq.; (iv) Claims brought by Business Employees under the Age Discrimination in Employment Act 29 U.S.C. 621 et seq.; (v) charges brought by Business Employees before the National Labor Relations Board under the National Labor Relations Act, 29 U.S.C. 151 et seq.;
(vi) charges brought against Intergraph by the Occupational Safety and Health Administration with respect to the Business or complaints filed against Intergraph by Business Employees with such administration; (vii) Claims brought by Business Employees under the Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; (viii) Claims brought by Business Employees under the Fair Labor Standards Act before the Department of Labor, 29 U.S.C.
 201 et seq.; or (ix) Claims brought by Business Employees asserting violations of state law or state common law (collectively, "Employment Claims").

     4.17 Insurance.
          ---------

     Intergraph has provided SCI with a summary of all of the existing insurance policies directly relating to the Facility and the Assets.

     4.18 Licenses and Business Licenses.
          ------------------------------

     Schedule 4.18 sets forth a list of all Business Licenses. Except as set forth on Schedule 4.18, no Business Licenses (including Business Licenses under Environmental Laws) are required to be obtained by Intergraph in connection with its ownership and operation of the Assets, the Facility or Business. All Business Licenses of Intergraph with respect to the Assets, the Facility and the Business are in full force and effect and in good standing. Intergraph has not received any notice of any Claim of revocation or suspension of any such Business Licenses and Intergraph has no knowledge of any event that might give rise to such a Claim.

     4.19 Compliance with Laws.
          --------------------

     Intergraph has not received any Claim or notice that it is not in compliance in any material respect with, or that it is in violation in any material respect of, any Business License, Law or Order applicable to the Facility, the Business or the Assets. Intergraph has advised SCI in writing of any proposed environmental, safety, health or other law, rule or regulation known to Intergraph which, to its knowledge, could reasonably be expected to have a Material Adverse Effect or which, to its knowledge, could reasonably be expected to require substantial new capital investments following the Closing by SCI in the Business or the Assets.

     4.20 Title; Liens.
          ------------

     Except as set forth on Schedule 4.20, Intergraph owns outright and has good and marketable title and, at the Closing, Intergraph will convey to SCI good and marketable title to all of the Assets, in each case free and clear of any Lien.

     4.21 Entire Business.
          ---------------

     The sale of the Assets pursuant to this Agreement effectively will convey to SCI all of the tangible property used by Intergraph in connection with the conduct of the Business (except for the Excluded Assets) and needed for SCI to perform its obligations under the Manufacturing Services Agreement. Except as disclosed in Schedule 4.21, there are no material facilities, services, assets or properties shared with any other Person which are used in connection with the Business.

     4.22 Environmental Matters.
          ---------------------

     Except as set forth in Schedule 4.22, (i) Intergraph has not received any written communication during the past five years from a Governmental or Regulatory Body that alleges that Intergraph is not in compliance with any Environmental Laws with respect to the Business, the Assets or the Facility which has not been resolved to the satisfaction of the Governmental or Regulatory Body; (ii) Intergraph holds and is in compliance with all material Business Licenses and governmental authorizations required for Intergraph to conduct the Business in compliance with all Environmental Laws; (iii) Intergraph has not received any communication alleging that Intergraph is liable to any party (including, but not limited to, a Governmental or Regulatory
Body) as a result of the Release of a Hazardous Material with respect to the Business, the Assets or the Facility; (iv) to Intergraph's knowledge, none of the properties leased or owned by Intergraph and used in the Business contains underground storage tanks, asbestos containing materials, or PCB-containing materials; and (v) to Intergraph's knowledge, there have been no Releases of Hazardous Material on any of the properties now or previously owned or leased by Intergraph and used in the Business.

     4.23 Brokers.
          -------

     All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Intergraph directly with SCI without the intervention of any Person on behalf of Intergraph in such manner as to give rise to any valid Claim by any Person against SCI for a finder's fee, brokerage commission or similar payment.

     4.24 Product Warranties and Product Liability Claims.
          -----------------------------------------------

     Except as set forth on Schedule 4.24, Intergraph's warranty Claims experience with respect to the Products has consisted solely of routine warranty Claims for the return of defective or non-conforming merchandise, which Claims have individually and in the aggregate been of an immaterial nature. There exist no Claims, and to the knowledge of Intergraph no reasonable basis for any Claims, against Intergraph for injury to persons or property suffered by any person as a result of the sale or use of any Product made, designed or sold by Intergraph prior to the Closing Date, including, but not limited to, Claims arising out of the defective or unsafe nature of the Products of Intergraph.
Schedule 4.24 sets forth a true and correct list and brief description of all product liability Claims that have been filed against Intergraph with respect to the Products since January 1, 1995.

     4.25 Workers Compensation and Medical Claims.
          ---------------------------------------

     Schedule 4.25 sets forth all expenses, obligations, duties and liabilities relating to any Claims by Business Employees (including dependents and spouses) made since December 31, 1997, for costs, expenses and other liabilities under any workers compensation laws, regulations, requirements or programs.

     4.26 Disclosure.
          ----------

     Neither the Transaction Documents, nor any Delivered Item furnished to SCI by or on behalf of Intergraph pursuant to the Transaction Documents, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.


                            ARTICLE 5
             REPRESENTATIONS AND WARRANTIES OF BUYER

     SCI represents and warrants to Intergraph that the following statements are true, complete and correct effective as of the Closing as follows:

     5.1  Organization.
          ------------

     SCI is an Alabama corporation duly organized and validly existing and in good standing under the laws of the State of Alabama and has all requisite corporate power and lawful authority to (a) enter into the Transaction Documents and to perform its obligations thereunder, (b) own, lease and operate its properties and assets as they are now owned, leased and operated and (c) carry on its business as now conducted and presently proposed to be conducted.

     5.2  Validity and Execution of Agreement.
          -----------------------------------

     SCI has the full legal right and power and all authority and approval required to enter into, execute and deliver the Transaction Documents and to perform fully its obligations thereunder. The Board of Directors of SCI has approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by SCI. This Agreement and at Closing each other Transaction Document required to be entered into pursuant hereto by SCI has (or in the case of the other Transaction Documents, at Closing will have) been duly executed and delivered by SCI and constitutes (or in the case of the other Transaction Documents, at Closing will constitute) the valid and binding obligation of SCI enforceable against SCI in accordance with their terms, subject to the Enforceability Exceptions.

     5.3  No Conflict.
          -----------

     Except as set forth on Schedule 5.3, neither the execution and delivery of the Transaction Documents by SCI nor the performance by SCI of the transactions contemplated thereby will:
(a) violate or conflict with any of the provisions of the Articles of Incorporation or Bylaws of SCI; (b) violate or conflict with any provisions of any Law or Order applicable to SCI; or (c) require any consent or approval by or filing or notice with any Governmental or Regulatory Body (other than filings required under the HSR Act).

     5.4  Brokers.
          -------

     All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by SCI directly with Intergraph without the intervention of any Person on behalf of SCI in such manner as to give rise to any valid Claim by any Person against Intergraph for a finder's fee, brokerage commission or similar payment.

     5.5  Adequate Financing.
          ------------------

     SCI  has  adequate financial resources to pay  the  Purchase
Price, in full, at Closing and in conformance with Section 2.2.

     5.6  Disclosure.
          ----------

     Neither the Transaction Documents, nor any Delivered Item furnished to Intergraph by or on behalf of SCI pursuant to the Transaction Documents, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.


                            ARTICLE 6
               CONDITIONS PRECEDENT TO THE CLOSING

     6.1  Conditions Precedent to the Obligations of SCI to Complete
          ----------------------------------------------------------
the Closing.
-----------

     The obligations of SCI to enter into and complete the Closing are subject to the fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived in writing by SCI:

(a) Accuracy of Representations and Warranties. Each of the representations and warranties of Intergraph contained in the Transaction Documents and the Delivered Items shall be true and correct as of the Closing.

(b) Performance of Obligations. Intergraph shall have performed and complied with all of the agreements, covenants and obligations required under the Transaction Documents to be performed or complied with by Intergraph prior to or at the Closing.

(c) Consents and Waivers. All authorizations, consents, waivers and approvals as may be required to be obtained by Intergraph in connection with the consummation of the transactions contemplated by the Transaction Documents shall have been obtained, including, without limitation, such consents and waivers as may be necessary for the transfer to SCI of the Business Contracts.

(d) Governmental Approvals. All filings that are required to have been made by the Parties with any Governmental or Regulatory Body in order to carry out the transactions contemplated by the Transaction Documents shall have been made and all authorizations, consents and approvals from any Governmental or Regulatory Body (including all necessary approvals under the HSR
Act) required to carry out the transactions contemplated by the Transaction Documents shall have been received and any applicable waiting periods shall have expired.

(e) Proceedings, Orders or Decrees. There shall be in force no Order, Action or Proceeding by or before any Governmental or Regulatory Body restraining, restricting, enjoining, prohibiting, invalidating or otherwise preventing (or seeking to prevent) the consummation of the transactions contemplated by the Transaction Documents.

(f) Board Approval. SCI and Intergraph shall have received the approvals of their respective Boards of Directors with respect to their respective execution, delivery and performance of the Transaction Documents.

(g) Lender Approval. SCI and Intergraph shall have received all necessary approvals from their respective lenders with respect to their respective execution, delivery and performance of the Transaction Documents.

(h) Closing Certificate of Intergraph. Intergraph shall have delivered to SCI a certificate, executed by a duly authorized officer of Intergraph, certifying in such detail as SCI may reasonably request that the conditions specified in Sections 6.1(a) through 6.1(g) (insofar as they are to be performed by Intergraph) have been fulfilled.

(i) Opinion of Counsel to Intergraph. SCI shall have received the opinion of David V. Lucas, counsel to Intergraph, substantially in the form of Exhibit A.

(j) Tax Filings. Intergraph shall have made all filings (if any) required to be made prior to Closing under all applicable state sales and use tax statutes and regulations and any other applicable state tax statutes, in connection with the sale of the Assets to SCI.

(k) Conveyancing Documents. Intergraph shall have executed and delivered to SCI such instruments and documents as may be reasonably requested by SCI in order to complete the transfer of the Assets to SCI (the "Conveyancing Documents"), including, without limitation, a bill of sale and an assignment and assumption agreement, each in form and substance satisfactory to the Parties.

(l) Real Estate Lease Agreement. Intergraph shall have executed and delivered to SCI a Real Estate Lease Agreement (the "Real Estate Lease Agreement") with respect to the Facility substantially in the form of Exhibit B and the Parties shall have entered into a mutually satisfactory arrangement with respect to the management of Intergraph's distribution center and Proto-room.

(m) Intellectual Property License Agreement. Intergraph shall have executed and delivered to SCI an Intellectual Property
License Agreement (the "Intellectual Property License Agreement") substantially in the form of Exhibit C.

(n) Manufacturing Services Agreement. Intergraph shall have delivered to SCI a Manufacturing Services Agreement (the "Manufacturing Services Agreement") with respect to SCI's conduct of the Business and provision of services to ICS and Intergraph following the Closing, substantially in the form of Exhibit D.

(o) Transition Services Agreement. Intergraph shall have delivered to SCI a Transition Services Agreement (the "Transition
Services Agreement") with respect to the transition and transfer of the Business from Intergraph to SCI substantially in the form of Exhibit E.

     6.2  Conditions Precedent to the Obligations of Intergraph to
          --------------------------------------------------------
Complete the Closing.
--------------------

     The obligations of Intergraph to enter into and complete the Closing are subject to the fulfillment at or prior to the Closing, of the following conditions, any one or more of which may be waived in writing by Intergraph:

(a)  Accuracy of Representations and Warranties. Each of the
representations   and  warranties  of  SCI   contained   in   the
Transaction Documents shall be true and correct as of the Closing.

(b) Performance of Obligations. SCI shall have performed and complied with all of the agreements, covenants and obligations required under the Transaction Documents to be performed or complied with by SCI prior to or at the Closing.

(c) Consents and Waivers. All authorizations, consents, waivers and approvals as may be required to be obtained by SCI in connection with the consummation of the transactions contemplated by the Transaction Documents shall have been obtained.

(d) Governmental Approvals. All filings that are required to have been made by the Parties with any Governmental or Regulatory Body in order to carry out the transactions contemplated by the Transaction Documents shall have been made and all authorizations, consents and approvals from any Governmental or Regulatory Body (including all necessary approvals under the HSR
Act) required to carry out the transactions contemplated by the Transaction Documents shall have been received and any applicable waiting periods shall have expired.

(e) Proceedings, Orders or Decrees. There shall be in force no Order, Action or Proceeding by or before any Governmental or Regulatory Body restraining, enjoining, prohibiting, invalidating or otherwise preventing (or seeking to prevent) the consummation of the transactions contemplated by the Transaction Documents.

(f) Board Approval. Intergraph and SCI shall have received the approvals of their respective Boards of Directors with respect to their respective execution, delivery and performance of the Transaction Documents.

(g) Lender Approval. Intergraph and SCI shall have received from their respective lenders all necessary approvals with respect to their respective execution, delivery and performance of the Transaction Documents.

(h) Closing Certificate of SCI. SCI shall have delivered to Intergraph a certificate, executed by a duly authorized officer of SCI, certifying in such detail as Intergraph may reasonably request that the conditions specified in Sections 6.2(a) through 6.2(g) (insofar as they are to be performed by SCI) have been fulfilled.

(i) Real Estate Lease Agreement. SCI shall have executed and delivered to Intergraph the Real Estate Lease Agreement and the Parties shall have entered into a mutually satisfactory arrangement with respect to the management of Intergraph's distribution center and Proto-room.

(j) Intellectual Property License Agreement. SCI shall have executed and delivered to Intergraph the Intellectual Property
License Agreement.

(k) Manufacturing Services Agreement. SCI shall have executed and delivered the Manufacturing Services Agreement.

(l) Transition Services Agreement. SCI Shall have executed and delivered to Intergraph the Transition Services Agreement.

(m) Opinion of Counsel to SCI. Intergraph shall have received the opinion of Michael M. Sullivan, counsel to SCI, substantially in the form of Exhibit F.

(n) Delivery of Funds. SCI shall have delivered to Intergraph the cash portion of the Purchase Price due at Closing in accordance with Section 2.2.

(o) Conveyancing Documents. SCI shall have executed and delivered to Intergraph the Conveyancing Documents.

(p) Offers of Employment. SCI shall have made offers of employment to the Business Employees as provided in Section 7.5.


                            ARTICLE 7
                     POST-CLOSING COVENANTS

     The Parties covenant to take the following actions after the Closing:

     7.1  Further Information.
          -------------------

     Following the Closing, each Party will afford to the other Party, its counsel and its accountants, during normal business hours, reasonable access to the Books and Records relating to the Business, the Assets or the Assumed Liabilities in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting Party (a) to facilitate the investigation, litigation and final disposition of any Claims which may have been or may be made against any Party or its Affiliates and (b) for any other reasonable business purpose. The Parties acknowledge that pursuant to Section 1.1(d) certain Books and Records of Intergraph related to the Business, but which are otherwise integrated into the remaining Books and Records of Intergraph, will not be transferred to SCI at Closing, and that in order for SCI to perform its obligations under the Manufacturing Services Agreement and to receive the full benefit of the Assets, that SCI will be dependent upon Intergraph's providing to SCI its continued cooperation and access with respect to such integrated Books and Records.

     7.2  Record Retention.
          ----------------

     Each  Party agrees that for a period of not less  than  five
(5) years following the Closing, it shall not destroy or otherwise dispose of any of the Books and Records relating to the Business, the Assets or the Assumed Liabilities in its possession with respect to periods prior to the Closing. Each Party shall have the right to destroy all or part of such Books and Records after the fifth anniversary of the Closing or, at an earlier time by giving each other Party 30 days' prior written notice of such intended disposition and by offering to deliver to the other Parties, at the other Parties' expense, custody of such Books and Records as such Party may intend to destroy.

     7.3  Tax Matters.
          -----------

(a) Responsibility for the preparation and filing of returns and/or the payment of taxes incurred as a result of the sale of the Assets contemplated by this Agreement shall be as follows:

(i) SCI and Intergraph shall each prepare and file such tax returns as are, respectively, required of them in connection with all sales, use or transfer or similar taxes incurred as a result of the sale of the Assets contemplated by this Agreement in accordance with applicable law.

(ii) Intergraph shall be responsible for preparation and filing of any required tax returns in connection with all of Intergraph's income or capital gains taxes incurred as a result of the sale of the Assets contemplated by this Agreement.

(iii)Personal property taxes shall be prorated between Intergraph and SCI based upon the Closing Date. Specifically, SCI shall reimburse Intergraph for Madison County, Alabama personal property taxes in an amount determined by multiplying Intergraph's total Madison County, Alabama personal property taxes due on the Tangible Property on October 1, 1999 by a fraction, the numerator of which is the number of days between the Closing Date and October 1, 1999 and the denominator of which is 365.

(iv) Intergraph shall be responsible for all other taxes of any nature relating to the Assets for the period up to and including the Closing Date.

(v) Except as set forth above in this Section 7.3, SCI shall be responsible for all other taxes of any nature relating to the Assets for the period after the Closing Date.

(b) The Parties will provide each other with such cooperation and information as either of them reasonably may request of the other in connection with filing any Tax Return, amended return or Claim for refund, determining a liability for Taxes or a right to refund of Taxes or preparation for litigation or investigation of Claims or in connection with any audit. Such cooperation and information shall include providing copies of all relevant Tax Returns, and other documents and records, or portions thereof, relating to the Business. Each Party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Business for the taxable year of Intergraph ending after the Closing Date and for all previous years, until the expiration of the statute of limitations of the taxable years to which such Tax Returns and other documents relate (and, to the extent notified by the other Party in writing, any extensions thereof). Any information obtained under this Section 7.3(b) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or Claims for refund or in conducting an audit or other proceeding.

(c) If in order to properly prepare documents required to be filed with governmental authorities or its financial statements, it is necessary that either Party be furnished with additional information relating to the Assets and such information is in the possession of the other Party, such other Party agrees to use its reasonable efforts to furnish such information in a timely manner to the Party reasonably requiring such information, at the cost and expense of the Party requiring such information.

(d) Intergraph shall cooperate with SCI to qualify SCI after the Closing as a "successor employer" pursuant to the Internal
Revenue Code and Rules thereunder or under similar provisions for state, local or county law.

(e) Intergraph and SCI shall file or provide to each other such Tax Returns, forms, and other documents as may be required or necessary to minimize or obtain an exemption from any sales, use or other transfer taxes that arise with respect to the Assets.

     7.4  No Assignment Causing Breach
          ----------------------------

     Notwithstanding anything in this Agreement, neither this Agreement nor any document or instrument delivered pursuant hereto shall constitute an assignment of any Business Contract or any Claim or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof without the consent of any other Person would constitute a breach thereof or in any way adversely affect the rights to be assigned. Until such consent is obtained, or if an attempted assignment thereunder would be ineffective or would affect the rights of Intergraph thereunder so that SCI would not in fact receive all such rights, Intergraph and SCI will cooperate with each other to provide for SCI the benefits of, and to permit SCI to assume all prospective obligations under, any such Business Contract or Claim, including enforcement at the request and expense of SCI for the benefit of SCI of any and all rights of Intergraph against a third party thereto arising out of the breach or cancellation thereof by such third party; and any transfer or assignment to SCI by Intergraph of any property or property rights or any Commitment which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained.

     7.5  Employee Matters.
          ----------------

(a) SCI shall offer employment to each Business Employee effective as of the Closing Date at salaries and wages the same as those provided by Intergraph as of the Closing, provided however that those Business Employees who are on leaves of absence as of the Closing Date shall remain employees of Intergraph and will be offered employment by SCI when and if they return from leave of absence within twelve (12) weeks (or twenty-six (26) weeks if the leave of absence is due to personal medical disability) of the date their leave of absence began, and provided further that Intergraph shall continue to cover such employees under its benefit plans and arrangements while such employees are on leave of absence in accordance with the terms of such plans and arrangements. Effective as of the Closing Date, SCI shall hire all Business Employees who accept SCI's offer of employment. Each Business Employee who accepts employment and becomes an employee of SCI is herein referred to as a "Hired Employee". From and after the Closing Date, SCI shall not take any action that will cause Intergraph liability under the W.A.R.N. Act and shall defend and indemnify Intergraph from any liability thereunder which is caused by an action of SCI.

(b) Effective as of the Closing Date, each Hired Employee shall be eligible for SCI's existing compensation, severance and benefit plans and arrangements in accordance with the terms of each respective plan, except as provided herein.

(c) Without limiting the foregoing, SCI and Intergraph agree as follows: (i) SCI agrees that all service of a Hired Employee with Intergraph shall be recognized by SCI for all employee benefits purposes including, without limitation, participation, vesting, and benefit accrual (other than for purposes of defined benefit pension plans) according to the terms of the SCI employee benefit plans, (ii) during the six (6) month period following the Closing Date, SCI will offer employment at one of SCI's, or one of its Affiliates', Huntsville, Alabama facilities to any Hired Employees whose services SCI determines are in excess for use at the Facility or in the Business; (iii) SCI will credit to each Hired Employee the equivalent number of vacation hours that such Hired Employee had accrued, but not used, as of the Closing Date; provided however, that beginning two years from the Closing Date all such unused and accrued vacation will be subject to SCI's normal policies with respect to the carryover of unused and accrued vacation from year to year; (iv) SCI will credit to each Hired Employee the equivalent number of sick leave hours that such Hired Employee has accrued, but has not used, as of the Closing Date, up to a maximum of 80 hours; (v) SCI will waive all waiting periods, limitations with respect to pre-existing conditions and all other conditions applicable to Hired Employees participating in Intergraph's existing medical benefit plans and arrangements; and (vi) for purposes of the plan year which includes the Closing Date, when calculating deductibles and maximum coinsurance under SCI medical benefit plans, SCI will consider all deductible and coinsurance payments made by Hired Employees under the Intergraph medical benefit plans as though they were made under the SCI medical benefit plans.

(d) Intergraph shall retain all COBRA and other Liability with regard to (i) any Business Employees whose employment is terminated prior to the Closing Date, (ii) any Business Employees who do not accept SCI's offer of employment, (iii) any contractors and temporary employees of the Business who do not become Hired Employees; and (iv) any Business Employees who are on leaves of absence on the Closing Date until such time as they become employees of SCI.

(e) SCI will promptly review the qualifications of the contractors and temporary employees of the Business identified on
Schedule 4.13(b) for potential employment and shall notify
Intergraph of the results of its review, but shall have no obligation to offer employment to any such person and shall have no Liability to such persons or to Intergraph with respect to such persons.

(f) (i) As soon as practicable after the Closing
        Date, Intergraph will, if necessary, amend its 401(k) Plan (the "Intergraph 401(k)") to transfer to SCI's qualified savings plan (the "Savings Plan") an amount in cash and in kind to the extent participant loans have been made from the Intergraph 401(K), unless otherwise agreed by Intergraph and SCI, equal to the account balance of Hired Employees in the Intergraph 401(k), valued as of the most recent valuation date preceding the date the transfer is made to the Savings Plan (but not earlier than the Closing Date). Until such valuation date occurs, the account of each Hired Employee will continue to accrue, at the rate of return of the investment option(s) selected by such Hired Employee in accordance with the terms of the Intergraph 401(k). Anything in this subsection (f)(i) to the contrary notwithstanding, if SCI provides notice to Intergraph that SCI has not, in good faith, been able to arrange for the "Transfer" (as defined below in subsection (f)(ii) hereof) into the Savings Plan, then such Transfer shall not be executed until appropriate arrangements are made. Prior to the Transfer, SCI shall deliver to Intergraph a copy of the most recently issued IRS determination letter (or other evidence satisfactory to counsel to Intergraph) that the Savings Plan is qualified under Section 401(a) of the Code.

   (ii) If necessary, the Savings Plan will be amended to permit the transfer of assets and liabilities from the Intergraph 401(k) to the Savings Plan and to ensure, in accordance with Section 411(d)(6) of the Internal Revenue Code of 1986 (the "Code"), that no Hired Employee will receive an accrued benefit less than the accrued benefit the Hired Employee would be entitled to receive under the Intergraph 401(k) as of the date immediately prior to the date the Transfer occurs. Such transfer of plan assets and liabilities and the acceptance of such assets and assumption of such liabilities shall hereinafter be referred to as the "Transfer".

  (iii) The Transfer will be accomplished in full compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and regulations and rulings promulgated thereunder. Further, Intergraph and SCI agree to cooperate fully and to file in a timely manner whatever reports, forms and notices as are necessary under applicable law as a result of, and to effect, the Transfer. The Transfer will be accomplished by way of a single transfer of plan assets (either cash and promissory notes or in kind) and will not occur until the Hired Employees' account balances under the Intergraph 401(k) have been determined, except to the extent that subsequent transfers between the two trusts are required to reconcile any errors in the calculations or data.

   (iv) At the time of the Transfer and effective as of the Closing Date, Intergraph will fully vest the unvested portion of Intergraph's contributions to each Hired Employee's retirement account.

    (v) Following the Closing, except as expressly set forth in this Agreement Intergraph shall have no further obligations to SCI with respect to the Hired Employees.

   (vi) Each Party acknowledges that nothing contained in this
        Section 7.5 shall require the Parties to violate the terms of their respective employee benefit plans or any applicable law.

(g) Intergraph agrees to provide to SCI in a timely manner all information for each Hired Employee, including without limitation, the account balance under the Intergraph 401(k) as of the applicable valuation date, vesting service and any other employee information required by SCI to determine benefits payable from the Savings Plan. Intergraph shall deliver such information to SCI by means of magnetic tape or other electronic means as SCI may reasonably require.

(h) Following the Closing, SCI shall provide to Intergraph reasonable access to any Hired Employee having knowledge of facts relevant to that certain action of Intergraph Corporation v. Intel Corporation, CV 97-N-3023-NE, and any Books and Records related thereto, provided that such access does not cause any material interruption to the performance by such Hired Employee of his or her employment duties or cause any material interruption of SCI's performance of its obligations under the Manufacturing Services Agreement. Intergraph shall reimburse SCI for all out-of-pocket expenses incurred by SCI in connection with this Section 7.5(h).

(i) Following the Closing, each Party shall promptly notify the other Party when it receives notice from a Business Employee that such Business Employee intends to accept SCI's offer of employment or does not intend to accept SCI's offer of employment.

     7.6  Exclusive Manufacturing Services.
          --------------------------------

     Intergraph shall, and shall cause its Affiliates, to discontinue on a timely basis (but without need to cause any breach or early termination of any binding outsourcing agreements, in existence as of the date of this Agreement, each of which, together with their respective expiration dates, is listed on Schedule 7.6) using the services of any Person other than SCI to provide those Products to be provided by SCI under the Manufacturing Services Agreement, and shall use all reasonable commercial efforts to transfer such work to SCI promptly following the Closing.


                            ARTICLE 8
                    SURVIVAL; INDEMNIFICATION

     8.1  Survival of Representations and Warranties.
          ------------------------------------------

     All representations and warranties of Intergraph and SCI contained in this Agreement will survive the Closing until the second anniversary of the Closing Date; provided, however, that
(a) the representations and warranties contained in Sections 4.3, 4.4, 4.9, 4.15, 4.20, 4.22, 5.2 and 5.3 shall survive until thirty (30) days following the expiration of the applicable statutes of limitations (including any extensions thereof), and
(b) any representation or warranty that would otherwise terminate in accordance with this Section 8.1 will continue to survive if a Claim Notice shall have been given under this Article 8 on or prior to such termination date, until the related Claim for indemnification has been satisfied or otherwise resolved as provided in this Article 8.

     8.2  Indemnification of SCI.
          ----------------------

     Subject to the limitations contained in this Article 8, Intergraph agrees to indemnify, defend and hold harmless SCI and its Affiliates, and their respective officers, directors, employees and shareholders, and their respective successors and assigns, from and against any and all Liabilities which, directly or indirectly, arise out of, result from or relate to:

(a) Any breach of any representation or warranty made by Intergraph in the Transaction Documents or any Delivered Item furnished by Intergraph pursuant to the Transaction Documents;

(b) Any breach by Intergraph of any covenant or obligation of Intergraph contained in the Transaction Documents; or

(c)  Any failure by Intergraph to satisfy when due the Excluded
Liabilities.

     8.3  Indemnification of Intergraph.
          -----------------------------
     Subject to the limitations contained in this Article 8, SCI agrees to indemnify, defend and hold harmless Intergraph and its Affiliates, and their respective officers, directors, employees and shareholders, and their respective successors and assigns from and against any and all Liabilities which, directly or indirectly, arise out of, result from or relate to:

(a) Any breach of any representation or warranty made by SCI in the Transaction Documents or any Delivered Item furnished by SCI pursuant to the Transaction Documents;

(b) Any breach by SCI of any covenant or obligation of SCI contained in the Transaction Documents; or

(c)  Any failure by SCI to satisfy when due the Assumed
Liabilities.

     8.4  Indemnification Procedure for Third-Party Claims.
          ------------------------------------------------

(a)  Promptly after receipt by an indemnified party under Section
8.2 or 8.3, of notice of the commencement of any Action or Proceeding against it, the indemnified party shall, if a Claim is to be made against an indemnifying party under such Section 8.2 or 8.3, as applicable, give notice to the indemnifying party of the commencement of such Claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any Liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such Action or Proceeding is materially prejudiced by the indemnifying party's failure to give such notice.

(b) If any Action or Proceeding referred to in Section 8.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Action or Proceeding, the indemnifying party will be entitled to participate in such Action or Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Action or Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Action or Proceeding and provide indemnification with respect to such Action or Proceeding), to assume the defense of such Action or Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Action or Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 8.4 for any fees of other counsel or any other expenses with respect to the defense of such Action or Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Action or Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of an Action or Proceeding, (i) it will be conclusively established for purposes of this Agreement that the Claims made in that Action or Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such Claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Law or Order or any violation of the rights of any Person and no effect on any other Claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no Liability with respect to any compromise or settlement of such Claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Action or Proceeding and the indemnifying party does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Action or Proceeding, the indemnifying party will be bound by any determination made in such Action or Proceeding or any compromise or settlement effected by the indemnified party.

(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an Action or Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Action or Proceeding, but the indemnifying party will not be bound by any determination of an Action or Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(d) Intergraph and SCI hereby consent to the non-exclusive jurisdiction of any court in which an Action or Proceeding is brought against any indemnified person for purposes of any Claim that an indemnified person may have under this Agreement with respect to such Action or Proceeding or the matters alleged therein, and agree that process may be served on Intergraph or SCI with respect to such a Claim anywhere in the world.

(e) The Parties shall cooperate in the defense of any third-party Claim and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with the provisions of this Article 8.

     8.5  Indemnification Procedure for Other Claims.
          ------------------------------------------

     A Claim for indemnification for any matter not involving a third-party Claim may be asserted by notice to the Party from whom indemnification is sought by giving written notice to the Party describing in reasonable detail the basis for the Claim.

     8.6  Limitations on Indemnification.
          ------------------------------

(a) Notwithstanding any provision to the contrary contained in this Article 8, Intergraph shall not have any obligation to indemnify SCI for any Liabilities relating to or caused by the breach of any of Intergraph's representations or warranties contained in this Agreement until SCI has suffered Liabilities in the aggregate in excess of $25,000 (the "Basket") related to or caused by such breaches. If the total Liabilities suffered by SCI as a result of such breaches exceed the Basket, then Intergraph shall be liable for all such Liabilities, including the first dollar of loss.

(b) The amount which may be recovered from Intergraph pursuant to Section 8.2 in respect of any breach of the representations and warranties of Intergraph contained in this Agreement shall not in the aggregate exceed $25,000,000.

(c) The limitations contained in this Section 8.6 shall not apply to any Liabilities resulting from any breaches by Intergraph of any representations and warranties (i) if Intergraph knew at the time such representations and warranties were made or on the Closing Date that such representations and warranties were untrue, or (ii) related to Intergraph's title to the Assets, and shall not apply to any breaches by Intergraph of any of its covenants contained in this Agreement, including, without limitation, Intergraph's covenants contained in Article 10.


                            ARTICLE 9
                   NON-COMPETITION PROVISIONS

     9.1  Noncompetition.
          --------------

     In order to induce SCI to enter into this Agreement, Intergraph expressly covenants and agrees that from and after the Closing Date and during the term of the Manufacturing Services Agreement, Intergraph will not, directly or indirectly, engage in or have any interest in any Person, whether as a partner, agent, security holder or consultant, that is engaged in the manufacture of the Products in the United States of America and any other countries in which Intergraph currently conducts the Business or contemplates engaging in the Business; provided, however, that nothing herein shall be deemed to prevent Intergraph from acquiring through market purchases and owning, solely as an investment, less than five percent (5%) in the aggregate of the equity securities of any class of any issuer whose shares are registered under 13(b) or 13(g) of the Securities Exchange Act, and are listed or admitted for trading on any United States national securities exchange or are quoted on the NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, so long as neither of them is a member of any "control group" (within the meaning of the rules and regulations of the United States Securities and Exchange Commission) of any such issuer.

     9.2  Non-Solicitation.
          ----------------

     For  a  period of six (6) months following the Closing Date,
(i) Intergraph will not without the prior written approval of an authorized officer of SCI, directly or indirectly, for itself or for any other Person (other than SCI or any of its Affiliates), solicit for employment any employee of SCI or its Affiliates until such Person's employment with SCI or its Affiliates has ended, and (ii) SCI will not without the prior written approval of an authorized officer of Intergraph, directly or indirectly, for itself or for any other Person (other than Intergraph or any of its Affiliates), solicit for employment any employees of Intergraph or its Affiliates until such Person's employment with Intergraph or its Affiliates has ended. Each Party acknowledges that, on an individual employee basis, SCI may with the prior written approval of an authorized officer of Intergraph solicit such Intergraph employees who are in the determination of the Parties important to the conduct of the Business.

     9.3  Scope, Consideration and Enforcement.
          ------------------------------------

(a) Each Party acknowledges that the other Party has agreed to enter into this Agreement based, in part, on the Parties' agreement to the restrictive covenants and other agreements contained in this Article 9. Each Party also acknowledges that the covenants contained in this Article 9 are reasonable in scope and duration.

(b) If any covenant in this Article 9 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Parties.

(c) The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this
Article 9 and that the Party suffering harm may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Article 9.


                           ARTICLE 10
              INVENTORY MATTERS AND TERMINATION OF
                MANUFACTURING SERVICES AGREEMENT

     10.1 Contract Sales Price Adjustment.
          -------------------------------

     After the Closing, and in connection with SCI's re-sale of the Inventory to Intergraph pursuant to the terms of the
Manufacturing Services Agreement, SCI shall discount all Inventory purchased by SCI from Intergraph under this Agreement by reducing the selling prices for such items of Inventory by ten percent (10%) (collectively, the "Contract Sales Price Adjustment") as further described in the Manufacturing Services Agreement. The Contract Sales Price Adjustment will serve as an additional part of the Purchase Price paid by SCI for the Assets pursuant to Article 2.

     10.2 Inventory Put Option.
          --------------------

(a) Option. SCI shall have the option (the "Inventory Put Option") to sell to Intergraph (i) all Inventory (other than the Obsolete Inventory) purchased by SCI at Closing and (ii) all Excess Purchase Order Inventory, which has not been utilized in the manufacture and sale of finished goods (collectively, the "Unused Inventory") within six (6) months from the Closing Date (the "Inventory Put Period"); provided, however, that the Unused Inventory shall be deemed to be reduced by:

(i) the amount of inventory of the same kind, or suitable for the same purpose, if any, purchased by SCI following the Closing Date and used in substitution for the Unused Inventory (other than substitutions with respect to defective Inventory, which shall not be deemed to reduce the Unused Inventory);

(ii) the amount of Inventory, if any, lost, stolen, destroyed or otherwise damaged during the Inventory Put Period; and

(iii)the amount of Inventory, if any (the "Covered
     Inventory"), to be utilized by SCI after the Inventory Put Period pursuant to reasonable and bona fide firm purchase orders from Intergraph received by SCI during the Inventory Put Period to be shipped within ninety (90) days of the end of the Inventory Put Period (the "Covered Period"); provided, further, that any Covered Inventory which has not actually been utilized within the Covered Period shall also be deemed Unused Inventory and subject to SCI's Inventory Put Option at the conclusion of the Covered Period.

(b) Identification of Unused Inventory. In identifying the Unused Inventory for the purposes of the Inventory Put Option, the purchased Inventory shall be deemed to be used prior to any other inventory of the same kind, or suitable for the same purpose, as the Inventory acquired by SCI for use in the manufacture of the Products following the Closing Date.

(c) Exercise of Option. The Inventory Put Option may be exercised by SCI within thirty (30) days after the expiration of the Inventory Put Period (and, with respect to the Covered Inventory, within thirty (30) days after the expiration of the Covered Period) by sending a notice in writing to Intergraph specifying (i) the identity of the Unused Inventory, and (ii) the original purchase cost of the Unused Inventory (the "Inventory Put Purchase Price"), together with an officer's certificate, signed by an officer of SCI, certifying that the Unused Inventory has been calculated and determined in accordance with this
Section 10.2(c). Intergraph shall either (i) pay to SCI the Inventory Put Purchase Price, within 10 Business Days of receipt of each notice of exercise of the Inventory Put Option, or (ii) send a written notice to SCI within ten (10) Business Days of receipt of each notice of exercise of the Inventory Put Option that it objects to the calculation of the Inventory Put Purchase Price, failing which Intergraph shall be deemed to have accepted the Inventory Put Purchase Price calculation. Any such written notice of objection from Intergraph must state (a) the specific items of Unused Inventory which Intergraph contends should not be included within the Inventory to be repurchased, and (b) the basis for its position with respect to each of such items of Unused Inventory, which will be limited to matters of the nature described in Section 10.2(a)(i) - (iii) above. In addition, any such written notice of objection must be accompanied by payment in full for the items of Unused Inventory which are not subject to such written notice of objection. SCI will return to Intergraph the items of Unused Inventory upon receipt from Intergraph of payment of the Inventory Put Purchase Price for such items.

(d) Objection to Inventory Put Purchase Price. If Intergraph objects to the Inventory Put Purchase Price calculation pursuant to Section 10.2(c), then either Party may refer the matter in writing to the Accountants, who will promptly resolve the issue after discussions with each Party and in consideration of the concerns of each Party, and will prepare an Inventory Put Purchase Price schedule which shall be final and binding on the Parties. Intergraph shall pay to SCI the amount of the Inventory Put Purchase Price determined by the Accountants within 10 Business Days of any such determination.

     10.3 Payments in Connection with Termination of Manufacturing
          --------------------------------------------------------
Services Agreement.
------------------

     If Intergraph defaults in any material respect under or terminates the Manufacturing Services Agreement without cause prior to the third anniversary of the Closing Date, in addition to any other remedies available to SCI under the Manufacturing Services Agreement, SCI shall have the right to require
Intergraph to refund to SCI in cash the amount of the Premium paid by SCI to Intergraph pursuant to this Agreement, along with all other reasonable and customary start-up expenses incurred by SCI in connection with the consummation of the transactions contemplated by this Agreement and the Manufacturing Services Agreement (which expenses shall include by way of example items of the type identified on Schedule 10.3). All amounts paid to SCI pursuant to this Section 10.3 shall be prorated, based upon the number of months completed from the Closing Date through the date of the material default under or termination of the Manufacturing Services Agreement. Thus, by way of example only, if the Manufacturing Services Agreement is terminated after the eighteen-month anniversary of the Closing Date and before the nineteen-month anniversary of the Closing Date, then Intergraph shall pay to SCI fifty percent (50%) of the Premium and the reasonable and customary start-up expenses incurred by SCI in connection with the consummation of the transactions contemplated by this Agreement and the Manufacturing Services Agreement.

     10.4 Post-Closing Purchase of Consigned Tangible Property.
          ----------------------------------------------------

     Following the Closing, Intergraph shall, upon the termination of its outsourcing arrangement with Solectron, Inc., as described on Schedule 7.6, transfer to SCI all of the tangible property identified on Schedule 10.4 (the "Consigned Property"). SCI shall have the right to inspect the Consigned Property, and provided that SCI finds the Consigned Property to be in good working order and in operating condition at the time of transfer, SCI shall pay to Intergraph in cash on the date of transfer the Net Book Value of the Consigned Property.


                           ARTICLE 11
                          MISCELLANEOUS

     11.1 Expenses.
          --------

     Each Party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Notwithstanding the foregoing, SCI shall pay (a) any stamp, transfer or transaction tax imposed under the laws of the United States of America or any state, county, municipality or other subdivision thereof on the sale or transfer of the Assets by Intergraph to SCI, and (b) all filing fees incurred in connection with the Parties' compliance with the HSR Act.

     11.2 Further Assurances.
          ------------------

     At any time and from time to time after the Closing Date at the request of SCI, and without further consideration, Intergraph will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as SCI may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to SCI the Assets, to put SCI in actual possession and operating control of the Business and to assist SCI in exercising all rights with respect thereto. The Parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any document or other papers, the execution and delivery of which are conditions precedent to the Closing.

     11.3 Confidentiality.
          ---------------

(a) Each of the Parties shall exercise, and shall cause their respective representatives and Affiliates to exercise, the same degree of care to prevent disclosure of Confidential Information (as hereinafter defined) received by or disclosed to such Party pursuant to this Agreement as it takes to preserve and safeguard its own confidential information, data, technology or know-how but, and in any event, with no less than a reasonable degree of care. As used herein, "Confidential Information" means all documents and information concerning the other Party and the Affiliates thereof furnished to a Party, its Affiliates or representatives (in any case, a "Recipient") by such other Party or its representatives (in any case, the "Disclosing Party") in connection with the transactions contemplated by this Agreement. Each Recipient shall not use any of such Confidential Information except as permitted by this Agreement or release or disclose such Confidential Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. All Confidential Information shall be safeguarded by the Recipient for not less than three years from the date hereof. Any
Confidential Information (including all copies thereof) not relating to the Business or the Assets shall be returned to the Disclosing Party promptly at its request and other Confidential Information shall be maintained in confidence subject to the terms of this Section 11.3.

     11.4 Notices.
          -------

     All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three Business Days thereafter, or sent by prepaid air courier or (b) three Business Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a Party may have advised the other in the manner provided in this Section 11.4):

     If to Intergraph:

               Intergraph Corporation
               Mail Stop HQ 011
               Huntsville, Alabama 35894-0001
               Attention:     John W. Wilhoite
               Facsimile:     (256) 730-2048

     With a copy (which shall not constitute notice) to:

               Intergraph Corporation
               Mail Stop HQ 034
               Huntsville, Alabama 35894-0001
               Attention:     David V. Lucas
               Facsimile:     (256) 730-2247

     And

               Balch & Bingham LLP
               P.O. Box 306
               Birmingham, Alabama 30521
               Attention:     Phillip A. Nichols
               Facsimile:     (205) 226-8799

     If to SCI:
               SCI Technology, Inc.
               2101 West Clinton Avenue
               Huntsville, Alabama  35807
               Attention:     A. Eugene Sapp and
                              Michael M. Sullivan, Esq.
               Facsimile:     (256) 882-4466

     With a copy (which shall not constitute notice) to:

               Powell, Goldstein, Frazer & Murphy LLP
               Sixteenth Floor
               191 Peachtree Street, N.E.
               Atlanta, Georgia 30303
               Attention:     James J. McAlpin, Jr.
               Facsimile:     (404) 572-6999

     11.5 Publicity.
          ---------

     Except to the extent required by Law, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof as to form and content by all of the Parties.

     11.6 Entire Agreement.
          ----------------

     This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the Parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

     11.7 Waivers and Amendments.
          ----------------------

     This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies of any Party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any Claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the Parties as to which there is no inaccuracy or breach).

     11.8 Remedies Cumulative.
          -------------------

     No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

     11.9 Binding Effect; No Assignment.
          -----------------------------

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is not assignable by either Party without the prior written consent of the other Party except by operation of law and any other purported assignment shall be null and void; provided that either Party may (a) assign its rights and interests (but not its obligations) hereunder to one or more of its Affiliates or (b) pledge and assign its rights and interests hereunder to one or more lenders providing financing to such Party, and provided, further, that SCI's rights and interests hereunder may be assigned to any purchaser of substantially all of the Business or the Assets or as a matter of law to the surviving entity of any merger of SCI.

     11.10 Variations in Pronouns.
           ----------------------

     All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     11.11 Counterparts.
           ------------

     This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties hereto.

     11.12 Interpretive Provisions.
           -----------------------

(a) Unless otherwise defined herein, all terms defined in this Agreement shall have the defined meanings when used in any certificate, report or other document made or delivered pursuant hereto.

(b) The words "hereof" "herein" "hereunder" and "hereto" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Except as expressly set forth herein, the term "including" when used with or without the term "without limitation" shall be deemed to be inclusive, and not to the exclusion of any other item.

(c) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the schedules hereto is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the Parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

(d) The Exhibits and Schedules to this Agreement are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     11.13 Effect of Disclosure on Schedules.
           ---------------------------------

     Any item disclosed on any Schedule to this Agreement shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule. Nothing on any Schedule hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the relevant facts are disclosed in reasonable detail. Without limitation as to the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

     11.14 Headings.
           --------

     The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     11.15 Severability of Provisions.
           --------------------------

     If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     11.16 Bulk Sales.
           ----------

     The Parties hereby waive compliance with any applicable bulk sales Laws in any jurisdiction.

     11.17 Time is of the Essence.
           ----------------------

     Time is of the essence with respect to this Agreement and the transactions contemplated thereby.

     11.18 Choice of Law.
           -------------

     This Agreement and the other Transaction Documents shall be governed and construed in accordance with the laws of the State of Alabama without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said state. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the County of Madison, State of Alabama in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees, on behalf of itself and on behalf of such party's successor's and assigns, that all Claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

     11.19 Waiver of Jury Trial.
           --------------------

     The parties hereto hereby waive trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement, the related documents or the relationship established hereunder.

     11.20 Resolution of Conflicts.
           -----------------------

     In the event of any dispute arising under this Agreement (other than a dispute arising under Section 2.3 or Section 10.2), each Party will undertake to use reasonable commercial efforts, with due regard to the concerns of each Party regarding the timing of settlement of the dispute, to refer discussion of the issue in dispute to working parties formed by the Parties, who will have 20 Business Days to attempt to resolve the issue in dispute. If the working parties fail to resolve the dispute within such 20 Business Day period, the issue in dispute shall be referred to the Chief Executive Officers of the Parties, who will have 15 Business Days to attempt to resolve the issue in dispute. If the Parties fail to resolve any issue in dispute pursuant to this Section 11.20, the Parties will be free to pursue, subject to the provisions of this Agreement, all available remedies at equity and at law. Notwithstanding the foregoing, if any issue in dispute is of such consequence or such a nature that a Party determines in good faith that it will be irreparably harmed absent prompt judicial relief, such Party may seek a preliminary injunction or other provisional judicial relief in order to avoid irreparable harm or to preserve the status quo. Despite any such attempted action, the Parties will continue to participate in good faith in the procedures specified in this Section 11.20.

  [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]



     IN WITNESS WHEREOF, the Parties have executed this Agreement under seal as of the date first above written.

                              INTERGRAPH CORPORATION


                              By:/s/ John W. Wilhoite
                                 ----------------------------
                              Name:  John W. Wilhoite
                                   --------------------------
                              Title: Executive Vice President
                                    -------------------------


                              SCI TECHNOLOGY, INC.


                              By:/s/ George J. King
                                 ----------------------------
                              Name:  George J. King
                                   --------------------------
                              Title: Senior Vice President
                                    -------------------------



                           SCHEDULE 1
                           DEFINITIONS

     As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

     1.   "Accountants" has the meaning specified in Section 2.3(d).

     2. "Action or Proceeding" means any action, suit, proceeding or arbitration by any Person or any investigation or audit by any Governmental or Regulatory Body.

     3.   "Adjustment Schedule" has the meaning specified in Section
2.3(b).

     4. "Affiliate" with respect to any Person, means any other Person controlling, controlled by or under common control with such Person. As used in this definition, the term "control" means direct or indirect ownership or voting control of 50% or more of the equity or voting securities of the Person in question or having the power, by Commitment or otherwise, to elect a majority of the Board of Directors (or similar governing body) of the Person in question.

     5.    "Agreed  to  Value  of  the Tangible  Property"  means
$3,400,000.00, the amount agreed to by the Parties as the value of the Tangible Property as of the Closing Date.

     6.   "Agreement" means this Asset Purchase Agreement.

     7.   "Assets" has the meaning specified in Section 1.1.

     8. "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or any child or sibling of such Person or such Person's spouse.

     9.   "Assumed Liabilities" has the meaning specified in Section
1.3(a).

     10.  "Basket" has the meaning specified in Section 8.6(a).

     11.   "Benefit Plans" has the meaning specified  in  Section
4.15(a).

     12. "Best knowledge", "knowledge" or words to that effect shall mean the actual knowledge of each officer of Intergraph at or above the level of Vice President based upon (i) a review of the records received or maintained by such Person or for such Person at  its  direction,  and  (ii)  inquiry  to  such  other  current
employees  of  Intergraph  or  its  Affiliates  as  such   Person
reasonably determines to have had significant responsibility with respect to the matter as to which the relevant representation is being made; but shall not be based upon or require any such Person to (a) make specific inquiry of any Person other than those described in clause (ii) of this definition, and (b) draw inferences or reach conclusions requiring specialized expertise or knowledge (whether technical, legal, financial or otherwise) that is not possessed by such Person.

     13.  "Blocked Inventory" has the meaning set forth in Section
2.3(b).

     14. "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, conditions of (financial or other), results of operations and assets and properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, Commitments, licenses, lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

     15. "Business" has the meaning specified in the second recital of this Agreement.

     16. "Business Contracts" means those Commitments to which Intergraph is a party relating to the conduct of the Business and identified on Schedule 1.1(c).

     17. "Business Day" means any day on which commercial banks are not authorized or required by law to close in Atlanta, Georgia.

     18.  "Business Employee" has the meaning specified in Section
4.13.

     19. "Business Licenses" means all licenses, permits, franchises, registrations, approvals, consents and authorizations (including applications therefor) of Intergraph relating to the Business, the Assets or the Facility.

     20. "Claim" means any pending claim, demand, assessment, cause of action, notice or demand involving any Person.

     21.  "Closing" has the meaning specified in Section 3.2.

     22.  "Closing Date" has the meaning specified in Section 3.2.

     23.  "Code" means the Internal Revenue Code of 1986, as amended.

     24. "Commitments" means all executory contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses, commitments, purchase
orders,   purchasing  arrangements  and  other  legally   binding
arrangements, whether written, oral, express or implied.

     25.  "Confidential Information" has the meaning specified in
Section 11.3.

     26.  "Consigned Property" has the meaning specified in Section
10.4.

     27. "Contract Sales Price Adjustment" has the meaning specified in Section 10.1.

     28.   "Conveyancing Documents" has the meaning specified  in
Section 6.1(k).

     29.  "Covered Inventory" has the meaning specified in Section
10.2(a)(iii).

     30.   "Covered Period" has the meaning specified in  Section
10.2(a)(iii).

     31. "Current Products" means those Products placed on the master purchase order to be issued by Intergraph to SCI at or prior to Closing.

     32.  "Deficit" has the meaning specified in Section 2.3(e).

     33.  "Delivered Item" means any schedule, exhibit or closing
certificate  delivered  to  a  Party  under  or  pursuant  to   a
Transaction Document.

     34. "Determination Date" means the opening of business on October 28, 1998.

     35.  "Disclosing Party" has the meaning specified in Section
11.3(a).

     36.  "Employment Claims" has the meaning specified in Section
4.16.

     37.  "Enforceability Exceptions" has the meaning specified in
Section 4.3.

     38.  "Environmental Law" means any Law or Order relating to the
regulation  or  protection  of  human  health,  safety   or   the
environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use,
treatment,   storage,   disposal,  transport   or   handling   of
pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     39. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     40. "Excess Purchase Order Inventory" means any Inventory purchased by SCI pursuant to those purchase orders identified on
Schedule 1.3(a)(iii) and delivered to SCI prior to January 1, 1999; provided, however, that with respect to those purchase orders identified on Schedule 1.3(a)(iii) which are not cancelable without penalty, all Inventory purchased pursuant to such purchase orders (including Inventory purchased after January 1, 1999) shall also be deemed to be "Excess Purchase Order Inventory"..

     41.  "Excluded Assets" has the meaning specified in Section 1.2.

     42.  "Excluded Liabilities" has the meaning specified in Section
1.4.

     43. "Facility" has the meaning specified in the fourth recital of this Agreement.

     44. "Final Net Book Value of the Inventory" means the Net Book Value of the Inventory, as finally determined pursuant to Section
2.3.

     45.  "Final Net Worth" has the meaning specified in Section
2.3(b).

     46.  "First Inventory Payment" has the meaning specified in
Section 2.2(a).

     47. "GAAP" means United States generally accepted accounting principles.

     48. "Governmental or Regulatory Body" means any court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision.

     49. "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls
(PCBs); (B) any chemicals or other materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials,"
"extremely hazardous wastes," "restricted hazardous wastes,"
"toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Body under any Environmental Law.

     50.  "Hired Employee" has the meaning specified in Section
7.5(a).

     51.  "HSR Act" means the Hart-Scott-Rodino Anti-Trust
Improvements Act of 1976.

     52. "ICS" has the meaning specified in the first Recital of this Agreement.

     53. "Intellectual Property License Agreement" has the meaning specified in Section 6.1(m).

     54. "Intergraph" has the meaning specified in the first paragraph of this Agreement.

     55.  "Intergraph 401(k)" has the meaning specified in Section
7.5(f)(i).

     56. "Inventory" means all inventories of raw materials, work-in-process, finished goods, merchandise and other supplies, parts, packaging materials and other accessories related to the Business and listed on Schedule 1.1(a), which Schedule will be updated upon preparation of the Adjustment Schedule. The term
"Inventory" shall not include any (a) finished goods returned for refurbishment, (b) refurbished goods, (c) finished goods sold, consigned or otherwise delivered to any Person (other than finished goods on loan from Intergraph to its customers or potential customers and finished goods held by Intergraph in inventory for resale or promotional purposes) prior to the Closing Date, (d) finished goods, materials or other items of inventory located outside of the United States or (e) any inventory located at Intergraph's MRCS location.

    57.  "Inventory Put Option" has the meaning specified in Section
10.2(a).

    58.  "Inventory Put Period" has the meaning specified in Section
10.2(a).

    59.  "Inventory Put Purchase Price" has the meaning specified in
Section 10.2(c).

    60. "Inventory Value Protection Premium" has the meaning specified in Section 2.3(e).

    61.  "IRS" means the Internal Revenue Service.

    62. "Law" means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United
States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Body.

    63. "Liability" means any direct or indirect obligation, indebtedness, liability, Claim, loss, damage (including punitive or exemplary damages and fines or penalties or interest thereon), deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise. With respect to any indemnification Claim by a Party hereunder, the term "Liability" shall also include reasonable fees and disbursements of counsel and expenses of investigation and defense.

    64. "Lien" means any lien, pledge, hypothecation, mortgage, security interest, Claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

    65. "Manufacturing Services Agreement" has the meaning specified in Section 6.1(n).

    66. "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are or may reasonably be expected to be materially adverse to the Assets or Business or the ability of Intergraph to perform its obligations under this Agreement.

    67. "Net Book Value of the Consigned Property" means the net book value of the Consigned Property listed on Intergraph's Books and Records as of the Closing Date and calculated in accordance with GAAP applied on a consistent basis.

    68. "Net Book Value of the Inventory" means the net book value of the Inventory listed on Intergraph's Books and Records as of the Closing Date and calculated in accordance with GAAP applied on a consistent basis. In calculating the Net Book Value of the Inventory for all purposes under this Agreement, any Inventory identified on Schedule 1.1(a) which is missing on the Closing
Date, any Inventory which is defective or in transit on the Closing Date, and any Inventory which has been under repair for in excess of 30 days prior to the Closing Date, will be valued at $0.

    69. "Net Worth" means the sum of the Agreed to Value of the Tangible Property plus the Net Book Value of the Inventory. In calculating Net Worth for all purposes under this Agreement, no effect will be given to "re-valuations" of Inventory or Tangible Property attributable to transfers of such Inventory or Tangible Property among Intergraph and its Affiliates or transfers of such Inventory or Tangible Property from a location to any other location.

    70.  "Obsolete Inventory" has the meaning specified in Section
4.12.

    71. "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Body, in each case whether preliminary or final.

    72. "Ordinary Course of Business" means any transaction in relation to the Business which constitutes an ordinary day-to-day business activity of Intergraph conducted in a reasonable and businesslike manner consistent with Intergraph's past practices.

    73.  "Party" means each of SCI and Intergraph.

    74. "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock Intergraph, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

    75.  "Personal Property Leases" has the meaning specified in
Section 4.14(a).

    76.  "Preliminary Net Book Value of the Inventory" means
$54,658,450, which represents the Net Book Value of the Inventory as of the respective dates specified in Schedule 1.1(a).

    77.   "Preliminary Net Worth" has the meaning set forth in
Section 2.1.

    78.  "Premium" means the sum of the Tax Basis Inventory
Adjustment plus the Inventory Value Protection Premium plus the
Contract Sales Price Adjustment.

    79. "Products" has the meaning specified in the first Recital of this Agreement and includes the items listed on Schedule 1-79.

    80.  "Protest Notice" has the meaning specified in Section
2.3(c).

    81.  "Purchase Price" has the meaning specified in Section 2.1.

    82.  "Purchase Price Adjustment" has the meaning specified in
Section 2.3(a).

    83.  "Real Estate Lease Agreement" has the meaning specified in
Section 6.1(l).

    84. "Release" means any release, spill, emission, leaking, pulping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

    85.  "Recipient" has the meaning specified in Section 11.3(a).

    86.  "Savings Plan" has the meaning specified in Section
7.5(f)(i).

    87. "SCI" has the meaning specified in the first paragraph of this Agreement.

    88. "SCI E&O Offset" means $420,000, which represents the net book value of the E&O inventory held by SCI as of the Closing.

    89. "Tangible Property" means the furniture, fixtures, handling, printing and other equipment, machinery, warehouse racking, vehicles, fork-lift trucks, computers and other tangible personal property used or held for use exclusively in the conduct of the Business at the Facility or Intergraph's premises and listed on
Schedule 1.1(b), which Schedule will be updated upon preparation of the Adjustment Schedule. The term "Tangible Property" does not include (a) the Consigned Property and (b) any tangible property used by Intergraph exclusively in its distribution center and not in the conduct of the Business.

    90. "Tax Basis Inventory Adjustment" has the meaning specified in Section 2.1.

    91. "Tax Return" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on Intergraph) or the administration of any laws, regulations or administrative requirements relating to any Tax.

    92. "Tax" and "Taxes" mean all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments.

    93.  "Transaction Documents" mean this Agreement, the
Intellectual Property License Agreement, the Real Estate Lease
Agreement, the Manufacturing Services Agreement, the Transition
Services Agreement and the Conveyancing Documents.

    94.  "Transfer" has the meaning specified in Section 7.5(f)(ii).

    95.  "Transition Services Agreement" has the meaning specified in
Section 6.1(o).

    96.  "Unused Inventory" has the meaning specified in Section
10.2(a).

    97.  "Vacation Accrual" has the meaning specified in Section 2.1.




Exhibit A



November 13, 1998




SCI Technology, Inc.
2101 West Clinton Avenue
Huntsville, Alabama  35807

Ladies and Gentlemen:

The  undersigned  has served as counsel to  Intergraph Corporation, a Delaware corporation ("Intergraph"), in connection  with  the
negotiation,  execution  and  delivery  of  that  certain   Asset
Purchase  Agreement, dated as of November 13,  1998  (the  "Asset
Purchase   Agreement"),  by  and  between  Intergraph and SCI Technology, Inc.,
an Alabama corporation  ("SCI"),  and   in connection with the
transactions provided for and contemplated by the  Asset  Purchase
Agreement and the Transaction Documents (collectively, the "Transactions"). This opinion letter is rendered to you pursuant to Section 6.1(k) of the Asset Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

In   giving  this  opinion,  the  undersigned  has  examined
originals or documents certified or otherwise identified to his satisfaction as copies of the following documents, and, to the extent deemed appropriate by the undersigned, has relied on the following documents:

     1.  Asset Purchase Agreement;

     2.  Transaction Documents;

     3. Corporate proceedings of Intergraph relating to the authorization and consummation of the Transactions;

     4. Certificate of Incorporation and By-laws of Intergraph, together with all amendments thereto;

     5. Certificate of the Secretary of State of Delaware attesting to the continued corporate existence of Intergraph; and

     6. Such other documents, agreements and records and such other investigations by the undersigned as deemed appropriate and relevant by the undersigned in order to furnish the opinions set forth below.

     The documents referred to in clauses (1) and (2) above are collectively referred to as the "Documents".

In  connection  with such examination, the  undersigned  has assumed,  without verifying such assumptions, the genuineness  of
all signatures (other than the signatures of Intergraph),   the
authenticity of all documents submitted to the undersigned as original documents, the conformity to original documents of all documents submitted to the undersigned as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such documents. The undersigned has also assumed, without verifying such assumptions, that all documents executed by a party other than Intergraph were duly and validly executed and delivered by such party and are legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms. As to certain questions of fact that are material and relevant to this opinion, the undersigned has relied upon certificates of appropriate state and local officials.

The undersigned is admitted to practice only in the State of Alabama, and expresses no opinion as to matters under or involving laws of any jurisdiction other than the laws of the State of Alabama and the laws of the United States of America. To the extent that the undersigned expresses an opinion regarding any document based upon any laws other than the State of Alabama and the laws of the United States of America, the undersigned has assumed, with your permission, that such laws are identical to the laws of the State of Alabama.

Based upon and subject to the foregoing, it is the opinion of the undersigned that:

1. Intergraph is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own its own properties and carry on its business as it is now being conducted.

2. Intergraph is duly qualified and in good standing as a foreign corporation under the laws of the State of Alabama.

3. Intergraph has the full corporate power and authority to execute and deliver each of the Documents to which it is a party and to perform its obligations thereunder.

4. Intergraph has duly authorized the execution and delivery of each of the Documents to which it is a party and all performance by Intergraph thereunder.

5. Intergraph has duly executed and delivered each of the Documents to which it is a party.

6.   Each of the Documents to which Intergraph is a party constitutes the valid and binding obligation of Intergraph, and each of such Documents is enforceable against Intergraph in accordance with its terms, except (a) as may be limited by, subject to or affected by
     (i) applicable   bankruptcy,   insolvency,    reorganization,
     moratorium,  arrangement  of  debt,  fraudulent  conveyance,   or
     similar laws or decisions now or hereafter in effect relating  to or affecting the enforcement of creditors' rights generally; (ii)
     the   application  of  public  policy  principles  affecting  the enforcement of certain types of obligations; and (iii) the effect
     of   general   principles  of  equity  (regardless   of   whether
     enforcement is considered in proceedings at law or in equity) upon the enforceability of any of the remedies, covenants or other provisions of such Documents or upon the availability of
     injunctive  relief,  specific  performance  or  other   equitable
     remedies; and (b) with respect to provisions of such Documents that provide for the parties thereto to agree at some future date, no opinion is expressed herein with respect to the validity or enforceability of any agreements that may be made by such parties at any such future date.

7. To the undersigned's knowledge, except as set forth in the Documents or the Schedules thereto, and except for filings required under the HSR Act, no approvals or consents by, or filings with, any federal or State of Alabama governmental authority are required in connection with the execution and delivery by Intergraph of the Documents to which it is a party, or the consummation of the Transactions.

Except as disclosed in the Documents or the Schedules thereto, the execution and delivery by Intergraph of each of the Documents to which it is a party do not, and if Intergraph were now to perform its obligations under each of the Documents to which it is a party such performance would not, result in any:

     (1)  violation of Intergraph's Certificate of Incorporation or Bylaws;

     (2) subject to the obtaining of all required consents from governmental entities having jurisdiction, any violation of any federal or State of Alabama law, rule, regulation, commitment, order, judgment or decree applicable to Intergraph or by which any of its property is bound or affected; or

     (3) to the best of the undersigned's knowledge, violation of any other agreement or instrument to which Intergraph is a party or to which Intergraph or any of its property is subject that would materially adversely affect the purchase of the Assets in accordance with the Asset Purchase Agreement or the consummation of the Transaction.

Based  on  the  limitations  and  qualifications  set  forth herein, the undersigned confirms to you that to his knowledge  no litigation or other proceeding against Intergraph or any of its properties with respect to the Transactions is pending or overtly
threatened   by  a  written  communication  to Intergraph  before   any
Governmental or Regulatory Body which has not been disclosed in Section
4.10 of the Asset Purchase Agreement.



The  undersigned expresses no opinion as to any matter other than is expressly set forth above, and no other opinion is intended to be implied nor may be inferred herein. This opinion is given as of the date hereof, and it should be noted that material changes regarding matters of fact and applicable law may hereafter occur. The undersigned disclaims any undertaking to revise or supplement the foregoing opinions or to advise you of any change in the law, whether by legislative or regulatory action, judicial interpretation or otherwise, or of any change of facts as they currently exist or which may subsequently be brought to the attention of the undersigned. This opinion is being furnished only to the addressee hereof and is solely for its benefit and use in connection with the Transactions. This opinion may not be relied upon by any other person or entity or for any other purpose without the prior written consent of the undersigned.


Very truly yours,

/s/ David Vance Lucas

David Vance Lucas
Senior Counsel

DVL/tb




Exhibit B


                        LEASE AGREEMENT


     This Lease Agreement (the "Lease") is effective the 13th day of November, 1998, by and between Intergraph Corporation, with principal offices located at Huntsville, Alabama 35894 ("Landlord") and SCI Technology, Inc., with principal offices located at 2101 West Clinton Avenue, Huntsville, Alabama 35807 ("Tenant").


                  ARTICLE I:  BASIC PROVISIONS

1.1 FUNDAMENTAL TERMS: The fundamental terms contained in this section are to be incorporated in the applicable sections elsewhere in this Lease. The fundamental terms are:

a.                Landlord: Intergraph Corporation,
                            a Delaware corporation

b.                Tenant:   SCI Technology, Inc.,
                            an Alabama corporation

c.                Description of Premises: Buildings 14, 21, and 28
                                           Intergraph Way,
                                           Madison, Alabama.

d.                Term:     Commencing  on  November  14,  1998
                            (the   "Commencement   Date")   and
                            ending  on  April  30,  1999   (the
                            "Termination Date"), with rights of
                            early termination.

e.                Rental Commencement Date: November 14, 1998

f.                Base Rent: $10.00 a month for the Lease term.

g.                Security Deposit:   N/A

h.                Tax Payment:        N/A

i.                Insurance Payment:  N/A

j.                Common Area Maintenance:  N/A

k.                Use:       General Office Usage and For Development,
                             Assembling,   Manufacturing,    and
                             Shipping of computer products

l.                Optional Extensions: To be  mutually agreed upon by
                                       the parties.


1.2 EXHIBITS: The following exhibit is attached to and made a part of this Lease.

A.   Premises  Description - Buildings 14, 21, and 28, Intergraph
     Way, Madison, Alabama, and parking areas to East and West of Premises.

1.3   DEFINITIONS:   As used in this Lease, the  following  terms
shall have the following meanings:

a.   Premises:   "Premises" shall mean the leased areas specified
     on Exhibit "A" consisting of manufacturing and office space and related parking.

b.   Common  Area:   The  "Common Area" shall  mean  all  service
     roads, sidewalks or other areas for use in common by the Tenant and Landlord, and their respective employees and business invitees under the terms of this Lease and the other rules and regulations prescribed from time to time by the Landlord.

c. Lease Month: Except for the partial month at the beginning and the end of the Term, if any, the term "Lease Month" shall mean a calendar month.


                 ARTICLE II:  LEASE OF PREMISES

2.1   LEASE  OF PREMISES:  Landlord hereby leases to Tenant,  and
Tenant leases and accepts from Landlord, subject to the terms and conditions of the Lease, the Premises and the non-exclusive right to use the Common Area.


                       ARTICLE III:  TERM

3.1 TERM: The term of this Lease shall be for a period commencing on the Commencement Date and terminating on April 30, 1999, unless sooner terminated (the "Lease Term"). Landlord and Tenant may, upon mutual agreements, terminate this Lease at any time upon 30 days notice.

3.2 EARLY ENTRY: Prior to the Commencement Date, Tenant may enter the Premises, with the prior consent of Landlord, to install, inspect, and/or install or place fixtures and equipment. Any work done by Tenant shall be done in a manner as will not interfere with the Landlord's current use or occupation of the Premises or Common Area. Landlord shall have no liability or responsibility for loss of, or any damage to fixtures, equipment or other property of Tenant so installed or placed on the Premises prior to the Commencement Date.


        ARTICLE IV:  RENT AND OTHER TENANT CONTRIBUTIONS

4.1 BASE RENT: Tenant shall pay to Landlord as Rent for the Premises a monthly fee of $10.00 ("Base Rent") for the term of this Lease, payable on the first (1st) day of each calendar month at Landlord's address as shown in Section 13.6 or at such other place as Landlord may designate from time to time. Should the Commencement Date be a date other than the first day of the month, Tenant shall pay, on the date occupancy commences, rent for the fractional month on a per diem basis (calculated on the basis of a thirty (30) day month). For any extension of the term of the Lease, the Base Rent shall be adjusted to the fair market rental value of the Premises, including the value of all services and utilities provided by Landlord under the Lease, as mutually agreed upon by the parties.

4.2 RIGHT TO INSPECT: At reasonable times and, except in cases of emergency, with twenty-four hours prior notice to Tenant, the Landlord or its designated agent may inspect the Premises for determining Tenant's compliance with the terms of the Lease. Said inspection shall be at the expense of Landlord. All records furnished Landlord shall be confidential except that Landlord may furnish copies to any mortgagee. Landlord shall exercise reasonable efforts to minimize disruption to, or interference with, Tenant's business operations on, or Tenant's employees at, the Premises.

4.3   PAYMENT  OF CHARGES:  Should Tenant fail to pay  within  10 days from the date due, the Base Rent, or any other sum or charge payable by Tenant under this Lease, Tenant shall pay a late charge in an amount equal to 5% of the amount due.

                  ARTICLE V:  USE OF PREMISES

5.1 TENANT'S USE: The Premises shall be used and occupied solely for the purpose set forth in Section 1.1 and for no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall comply with all rules, regulations and laws of any governmental authority with respect to Tenant's particular use and occupancy of the Premises and shall not violate in any manner any of the rights of the Landlord, or any other tenants.

5.2 UTILITIES: "Utilities", including but not limited to electricity, gas, water and sewage shall be provided by the Landlord. In no event shall Landlord be liable for any interruption or failure in the supply of any utilities to the Premises.

5.3 SIGNS: Tenant shall not place on any exterior door, wall or window of the Premises any sign or advertising matter without first obtaining Landlord's written consent which consent shall not be unreasonably withheld. Tenant agrees to maintain such sign or advertising matter as approved by Landlord in good condition and repair. All signs shall comply with applicable
ordinances   or   other   governmental   restrictions   and   the
determination of such requirements and the prompt compliance therewith shall be the responsibility of the Tenant.

5.4 OCCUPANCY: Tenant will use the Premises and Common Area for a computer manufacturing environment. Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.

5.5 SECURITY: Tenant will be responsible for complying with Landlord's Premises security requirements as mutually agreed to with Landlord including, but not limited to;, monitoring, access, theft and vandalism. If Tenant contracts out its own security requirements, Tenant agrees to notify Landlord of contractor selection within seven (7) business days.


          ARTICLE VI: MAINTENANCE SERVICES AND REPAIRS

6.1   TENANT'S DUTY OF MAINTENANCE AND REPAIR:

      Except for repair required of the Landlord in Section 6.3 hereof, or any conditions existing as of the Rental Commencement Date, Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition and in accordance with all required
rules   and  regulations  of  the  governmental  agencies  having
jurisdiction  with  respect to Tenant's  particular  use  of  the
Premises, and of Landlord, and Tenant shall comply with, and maintain the Premises in compliance with all requirements of law, by statute, ordinance or otherwise with respect to Tenant's particular use of the Premises, affecting the Premises and the appurtenances thereto. Without limiting the generality of the foregoing, Tenant shall fully, completely and timely comply with all Environmental Laws, as defined in that certain Asset Purchase Agreement dated November 13, 1998, by and between Landlord and Tenant (the "Purchase Agreement") regarding the operation of its business on the Premises and Tenant shall not generate, handle, treat, store or dispose of Hazardous or Toxic Substances (as defined in the Purchase Agreement) on, under or in, or transport Hazardous or Toxic Substances from, the Premises except in full compliance with applicable Environmental Laws. If Tenant fails to commence and to complete repairs or other obligations set forth above, promptly and adequately, Landlord may, but shall not
be   required  to,  make  and  complete  said  repairs  or  other obligations and Tenant shall promptly pay the cost thereof as additional rent upon demand by Landlord.

6.2 SURRENDER OF PREMISES: At termination of this Lease the Tenant agrees to deliver the Premises in the same condition as the Premises were on the Commencement Date, reasonable wear and tear expected. Tenant shall surrender to Landlord all keys and access cards for the Premises at the place then designated for the payment of Base Rent. During the last thirty (30) days of such term, Tenant shall remove all trade fixtures and equipment purchased by Tenant from Landlord pursuant to the Purchase Agreement or which have been installed by Tenant, and any other installations, alterations or improvements made by Tenant, to the extent reasonably required by Landlord and Tenant shall repair any damage to the Premises caused by the removal of such items. Tenant's obligation to observe or perform this covenant shall survive the termination of the Term. Any items remaining in the Premises on the termination of this Lease shall be deemed abandoned for all purposes and shall become the property of Landlord. Landlord may dispose of such abandoned property without liability of any type or nature.

6.3 LANDLORD'S DUTY TO REPAIR: Landlord shall keep and maintain the foundation, exterior walls and roof of the building in which the Premises are located and the structural portions of the Premises which were installed by Landlord, including but not limited to doors, door frames, door checks, windows, window frames and plate glass, plumbing, electrical, sewage, water, HVAC, and security systems, in good repair, except for any repairs  caused  in  whole  or in part  by  the  willful  act  or
negligent   act  of  Tenant,  its  agents,  employees,  invitees,
licensees or contractors. Landlord shall not be required to make any other improvements or repairs of any kind upon the Premises. Any repairs required as a result of the willful or negligent act
of Tenant,  its  agents,  employees,  invitees,  licensees   or
contractors  as  above  described,  shall  be  made  by   Tenant.
Landlord shall maintain Common Area in the same condition as the Common Area on the Commencement Date, reasonable wear and tear excepted.

6.4 TENANT'S ALTERATIONS: Tenant shall not alter the Premises or any part thereof, and shall not install any fixtures or equipment to be used in connection with Tenant's business, without first obtaining the written approval of Landlord, which consent shall not be unreasonably withheld.

6.5   MECHANIC'S  LIENS:   If  Tenant  makes  any   repairs   or
alterations to the Premises, Tenant shall promptly pay all costs related thereto. Tenant does not have any right or authority to place any lien, claim or encumbrance of any kind against the Premises or Landlord's right and interest therein. Tenant shall cause all steps as are provided by law for the filing of statutory bond prior to the initiation of any construction with respect to the Premises. If a mechanic's or materialmen's lien is filed by any contractor or supplier, Tenant will promptly pay same and take steps immediately to have same removed or have such lien bonded over. If the lien is not removed or paid within the ten (10) days from the date of written notice from Landlord, Landlord may, at its option, pay the amount alleged due or any portion thereof and the amounts so paid, including attorney's fees and expenses connected therewith, and interest at 10% per annum on any sums advanced, shall be deemed to be additional rent and shall be paid to Landlord immediately upon demand. Tenant will indemnify and save harmless Landlord from and against all loss, claims, damages, costs or expenses suffered by Landlord by reason of any repairs, installations or improvements made by Tenant.

6.6 ROOF: Tenant will not in any manner cut or drive nails into or otherwise mutilate the roof of the Premises; Tenant will not place or affix anything to the roof of the Premises, or the exterior of building in which the Premises is located, without first obtaining the written consent of Landlord. Tenant will be responsible for any damage caused to the roof by any act of the Tenant, its agent, employees, invitees or contractors of any type or nature.

6.7   JANITORIAL/CLEANING:   Landlord,   directly   or   through
independent contractors, shall provide routine cleaning of the Premises and all refuse and/or debris removal.


                    ARTICLE VII:  INSURANCE

7.1 INDEMNIFICATION BY TENANT: Tenant will indemnify Landlord for, and hold harmless Landlord from and against (a) all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against all such actions) resulting or alleged to result from any breach, violation or nonperformance of any covenant or condition hereof by Tenant, and (b) all claims, demands, actions, damages, losses, costs, liabilities, expenses and judgments suffered by, recovered from or asserted against Landlord on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused either proximately or remotely, wholly or in part, by an act, omission, negligence or misconduct on the part of Tenant, or any of their agents, servants, employees, patrons, guests, licensees or invitees or of any other person entering upon the Premises under or with the express or implied invitation or permission of Tenant or when any such injury or damage  is  the result, proximate or remote, of the violation  by
Tenant or any of its agents, servants, employees, patrons, guests, licensees or invitees of any law, ordinance or regulation, or when any such injury or damage may in any other way arise from or out of the occupancy or use by Tenant, its agents, servants, employees, patrons, guests, licensees or invitees of the Premises or the Common Area; provided, however, that the foregoing indemnity shall not apply to the extent such claims result from the negligence or willful misconduct of Landlord or Landlord's officers, agents, employees, customers, licensees or invitees. Landlord shall not be liable for any damages to or loss of Tenant's personal property, inventory, fixtures, or improvements from any cause whatsoever, except the negligence or willful misconduct of Landlord, its officers, agents, employees, customers, licensees or invitees, and then only to the extent not covered by insurance to be obtained by Tenant in accordance with this Lease.

7.2 NOTICE OF CLAIM OR SUIT: Tenant agrees to promptly notify Landlord of any claim, action, proceeding or suit instituted or threatened against the Landlord of which Tenant has actual notice thereof. In the event Landlord is made a party to any action arising out of or resulting in any way from any act or omission of Tenant, Tenant shall provide effective counsel in such litigation or shall pay, at Landlord's option, the reasonable attorney's fees and costs incurred by Landlord in connection with said claim.

7.3 INDEMNIFICATION BY LANDLORD: Landlord agrees to indemnify, protect, defend and hold Tenant harmless from all claims, demands, costs, expenses, damages and liabilities (including reasonable costs and expenses of defending against such claims, demands, costs, expenses, damages and liabilities) resulting from damage to property, or from injury to or death of persons to the extent resulting from the negligence or willful misconduct of Landlord or Landlord's officers, agents, employees, customers, licensees or invitees. Provided, however, that the foregoing indemnity shall not apply (i) to the extent Tenant is compensated for such claims by any insurance policies maintained by Tenant or Landlord, or (ii) to the extent Tenant would have been compensated by any insurance policies required to be maintained by Tenant under this Lease had such policies been so maintained.

7.4 DAMAGES FROM CERTAIN CAUSES: Landlord and Tenant shall not be liable to the other for any loss or damage to any property, or injury to or death of any person, occasioned by theft, fire, act of God or the public enemy, injunction, riot, strike, insurrection, war, requisition or order of governmental body or authority, the acts or omissions of their respective independent contractors or any other cause beyond the control of Landlord or Tenant.

7.5 TENANT INSURANCE: Tenant agrees to maintain, at its expense, at all times during the Term (i) fire and extended coverage insurance for full replacement cost of the Premises and its contents and (ii) general liability insurance naming Landlord as additional insured in an amount not less than $500,000 per person and $1,000,000 per accident for injuries or, damages to persons, and not less than $5,000,000 damage or destruction of property, and (iii) workers' compensation insurance written by insurers licensed to do business in the State of Alabama. Tenant shall deliver to Landlord certificates of such insurance, which provides that the insurance policies may not be canceled or amended in whole or in part, without first giving Landlord written notice of the intention to cancel or amend at least ten
(10) days in advance.

7.6 FAILURE TO PROCURE INSURANCE: In the event Tenant shall fail to maintain the required insurance policies in force continuously during the term, Landlord shall be entitled to procure the same and Tenant shall immediately reimburse Landlord for such premium expense.

7.7 INCREASE IN FIRE INSURANCE PREMIUM: Tenant agrees not to keep upon the Premises any articles or goods which may be prohibited by the standard form of fire insurance policy. It is agreed between the parties that in the event the insurance rates applicable to fire and extended coverage insurance covering the Premises shall be increased by reason of any use of the Premises made by the Tenant, then Tenant shall pay increased premium therefor.

7.8 PROPERTY OF TENANT: Tenant agrees that all property owned by it in, on or about the Premises shall be at the sole risk and hazard of the Tenant. Except to the extent caused by the negligence or willful misconduct of Landlord, Landlord shall not be liable or responsible for any loss of or damage to Tenant, or otherwise, whether caused by or resulting from a peril, or from water, steam, gas, leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere. Tenant assumes all risk for security of the Premises but not the Common Area except for matters arising out of Landlord's negligence or willful misconduct.


             ARTICLE VIII:  FIRE OR OTHER CASUALTY

8.1 CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In the event the Landlord decides in its discretion not to repair or restore the Premises or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Premises, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, Landlord shall allow Tenant an abatement of rent during the time and to the extent the Premises are unfit for occupancy.

      In the event that Landlord shall determine that restoration of the Premises: (i) will take longer than sixty (60) days; or
(ii) in the event such restoration is not, in fact, completed within sixty (60) days, then in any such event either of Landlord or Tenant shall be entitled to cancel this Lease by written notice to such effect. In the event of any casualty to the Premises, which renders the Premises unfit for occupancy, the rent payable by Tenant hereunder shall equitably abate from the date of such casualty until the completion of Landlord's required restoration or until the date of cancellation of this Lease.


             ARTICLE IX:  ASSIGNMENT AND SUBLETTING

9.1 TENANT ASSIGNMENT: Tenant shall not assign, sublease, transfer, pledge, or encumber this Lease or any interest therein without Landlord's prior written consent which consent shall not be unreasonably withheld. Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void. Notwithstanding any provision contained in the Lease to the contrary, Tenant shall have the right, without Landlord's consent, to assign this Lease or sublet all or any part of the Premises to any "Affiliate" of Tenant, as defined in the Purchase Agreement. Prior to any such assignment or sublease, other than to an "Affiliate" of Tenant, Tenant shall provide Landlord with a written notice specifying the name of the assignee or sublessee and also providing Landlord with a copy of the instrument of assignment or sublease. Consent of Landlord to one assignment, subletting, or granting shall not constitute a waiver of Landlord's rights with respect to any other assigning, subletting or granting. In no event shall Tenant assign the Lease or permit the use of any portion of the Premises for any use which will conflict with the use rights of the Landlord in the Premises or Common Areas. Any assigning, subletting or granting, notwithstanding the consent of the Landlord, shall not in any manner release the Tenant herein from its continued liability for the performance of the provisions of this Lease and any amendments or modifications then or thereafter a part of this Lease. The acceptance of any rental payments by Landlord from any alleged assignee shall not constitute approval of the assignment of this Lease by the Landlord.

9.2 BANKRUPTCY, ETC.: Neither this Lease, nor any interest therein, nor any estate created hereby, shall pass to any trustee or receiver in bankruptcy, nor to any other receiver or assignee for the benefit of creditors or otherwise by operation of law. In the event of bankruptcy or assignment for the benefit of creditors, Landlord shall be deemed a secured creditor as to the next six months' rental to the extent permitted by the applicable federal or state laws unless the rental is otherwise paid hereunder. As to any additional loss of rent, Landlord shall be entitled to file as a general creditor.


                ARTICLE X:  DEFAULT AND RE-ENTRY

10.1 EVENTS OF DEFAULT BY TENANT: The happening of any one or more of the following listed events ("Events of Default") shall constitute a breach of this Lease by Tenant:

     (a) The failure of Tenant to pay any rent or any other sums of money within ten (10) days after receipt of written notice from Landlord that such rent or other sum of money is due; provided, however that Landlord shall only be required to notify Tenant in writing of such failure to pay two (2) times during any twelve month period, and after the second such written notice within such twelve (12) month period, it shall be an Event of Default if Tenant shall fail to pay any rent or any other sums of money within ten (10) days of the date such amounts are due.

     (b) Except for the payment of rent and other sums of money hereunder, the failure of Tenant, within thirty (30) days after receipt of written notice from Landlord, to comply with any provision of this Lease or any other agreement between Landlord and Tenant, all of which terms, provisions and covenants shall be deemed material; provided, however, that if the nature of Tenant's failure is such that it cannot reasonably be cured within such thirty (30) day period, the time for curing such failure shall be extended for such period of time as may be necessary to complete such cure provided Tenant shall proceed promptly to cure the same and shall prosecute such cure continuously, in good faith and with due diligence.

     (c) If the Tenant shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (ii) admit in writing its inability to pay its debts as they come due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law other than the Federal Bankruptcy Code, (v) file an answer admitting the material allegations of a petition filed against the Tenant in any reorganization or insolvency proceedings, other than a proceeding commenced pursuant to the Federal Bankruptcy Code, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, except for a bankruptcy court or a federal court sitting as a bankruptcy court, adjudicating the Tenant insolvent, or approving a petition seeking reorganization of the Tenant, or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets.

10.2 LANDLORD'S REMEDIES FOR TENANT DEFAULT: Upon the occurrence of any Event or Events of Default by Tenant, whether enumerated in Section 10.1 or not, Landlord shall have the option, at Landlord's election, to pursue any one or more of the following remedies:

     (a) Landlord may cancel and terminate this Lease and dispossess Tenant;

     (b) Landlord may without terminating or canceling this Lease declare the "Present Value" of all amounts and rents due under this Lease for the remainder of the existing term (or any applicable extension or renewal thereof) to be immediately due and payable; and thereupon all rents and other charges due hereunder to the end of the initial term or any renewal term, if applicable, shall be accelerated. In the event Landlord elects to so accelerate, Tenant shall be responsible for paying, as liquidated damages and not as a penalty, an amount equal to the present value of the Base Rental and any additional rent provided in this Lease Agreement for the remainder of the stated term hereof. For purposes of calculating the "Present Value" pursuant to this Section 10.2(b), the Base Rental and any additional rent for the remainder of the term of this Lease shall be discounted at a rate equal to eight percent (8%). This payment is an agreed upon sum in the face of unknown losses to Landlord which cannot be ascertained with certainty by the parties at the present time, and as such constitutes agreed upon liquidated damages;

     (c) Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant's account, holding Tenant liable in damages for all reasonable expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and the amount due and payable under the terms of this Lease;

     (d) Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease (and Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Landlord shall not be liable for any damages resulting to the Tenant from such action except for Landlord's negligence and willful misconduct).

10.3  LEGAL  REMEDIES:   Notwithstanding the  provision  of  this
Lease, it is agreed between the parties that the remedies provided for herein in the event of default are in addition to and not in lieu of any other remedies or relief made available to the Landlord or Tenant under the laws of the State of Alabama, which latter remedies or relief shall be likewise available in the event of a breach of any of the terms of this Lease.

10.4 ATTORNEY'S FEES: In the event that either party shall be required to engage legal counsel for the enforcement of any of the terms of this Lease, whether such employment shall require institution of suit or other legal services required to secure compliance on the part of a party hereto, the non-prevailing party shall be responsible for and shall promptly pay the prevailing party's reasonable attorney's fees and expenses.


                    ARTICLE XI:  COMMON AREA

11.1 CONTROL OF COMMON AREA: All driveways, entrances and exits thereto, sidewalks, ramps, landscaped areas, exterior stairways, and all other Common Area provided by Landlord for the common use of Tenant's and Landlord's officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time, and as often as desirable, to establish, modify and enforce reasonable rights and regulations with respect to the use of all the Common Area. Landlord shall have the exclusive right at any and all times to close any portion of the Common Area for any purpose including without limitation making repairs, changes or additions thereto and may change the size, area or arrangement of the parking areas, or the lighting thereof within or adjacent to the existing areas and may enter into agreements with adjacent owners for cross-easements for parking, ingress or egress. In the event that the lighting controls for the Common Area shall be located within the Premises, Landlord shall have the right to enter the Premises of the Tenant for the purpose of operating, maintaining and repair of such controls and related wiring.


                  ARTICLE XII:  EMINENT DOMAIN

12.1 SUBSTANTIAL TAKING: If the whole or substantially the whole of the Premises or such portion thereof which renders the Premises unusable by Tenant should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Premises is thus taken or sold such that the Premises are unusable as a result of a condemnation and Tenant will be prevented from carrying on its normal business operations for a period of 60 days or more, either party may terminate this Lease by providing written notice to the other
party.   Upon  such termination, the obligations of  the  parties
hereunder, including the obligation of the Tenant to pay rent, shall cease as of the day the Premises became unusable as a result of such condemnation or taking.

      If this Lease is not so terminated upon any such partial taking or sale, the rent payable hereunder shall be diminished by an equitable amount based on the portion of the Premises taken, if any, and Landlord shall, to the extent Landlord deems feasible, restore the Premises to substantially their former condition, provided, however, Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation, including any award or ascertainment for the value of Tenant's leasehold estate, which value is hereby assigned to the Landlord.

12.2 AWARD: Tenant shall not be entitled to participate or receive any part of the damages or award which may be paid to or awarded Landlord by reason of a taking under this Article except where said award shall provide for moving or other reimbursable expenses for the Tenant under statute trade fixtures or Tenant's lost profits, in which event the latter shall be received by Tenant.


               ARTICLE XIII:  GENERAL PROVISIONS

13.1 LANDLORD'S RIGHT OF ENTRY: At reasonable times and, except in cases of emergency, with prior notice to Tenant, Landlord may, during the term of this Lease enter the Premises for the purpose of inspecting and examining the same, and to show the same to prospective purchasers or tenants, and make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable. Landlord's right to enter shall, in the event of an emergency, include the right of the Landlord to forcibly enter said Premises without rendering Landlord or Landlord's agents or employees liable therefor. During any such inspection or entry by Landlord, other than those required by emergency, Tenant shall have the right to escort and accompany the persons performing the inspection to any areas of the Premises deemed confidential by Tenant. During the ninety (90) days prior to the expiration of the term of this Lease, Landlord may exhibit the Premises to prospective tenants or purchasers, and place upon the Premises the usual notices advertising the Premises for sale or lease, as the case may be, which notices Tenant shall permit to remain thereon without molestation. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

13.2 QUIET ENJOYMENT: Landlord agrees that, if the rent is being paid in the manner and at the time prescribed and the covenants and obligations of Tenant being all and singular kept, fulfilled and performed, Tenant shall lawfully and peaceably have, hold, possess, use and occupy and enjoy the Premises so long as this
Lease  remains  in  force,  without  hindrance,  disturbance   or
molestation from Landlord, subject to the specific provisions of this Lease.

13.3 WAIVER: Waiver by Landlord of any default, breach or failure of Tenant under this Lease shall not be construed as a waiver of any other existing or future default, breach or failure. In case of a breach by Tenant of any of the covenants or undertakings of Tenant, Landlord nevertheless may accept from Tenant any payment or payments hereunder without in any way waiving Landlord's right to exercise any right or remedy provided for by reason of any other existing or future breach.

13.4 SUBORDINATION: This Lease is and shall be subject and subordinate to any mortgage, or other lien created by Landlord, whether now existing or hereafter arising upon the Premises, and to any renewals, financing and extensions thereof. Tenant agrees within ten (10) business days of demand to execute such further instruments subordinating this Lease to any mortgage or other lien now existing or hereafter placed upon the Premises, or attorning to the holder of any such liens, as Landlord may request. Notwithstanding the foregoing, Tenant's obligations under this Section 13.5 are subject to and conditioned upon any such lienholder's execution and delivery of a non-disturbance agreement in a form upon which Landlord, Tenant and mortgagee may mutually agree.

13.5 NOTICES: All notices by either party to the other shall be made by depositing such notice in the certified mail of the United States of America, and such notice shall be deemed to have been served on the date of such depositing in the Certified Mail or hand delivery (or professional overnight courier service) unless otherwise provided. All notices to the Landlord shall be
sent    to    Landlord   at:   Intergraph   Corporation,    Lease
Administration, Mail Stop CR041, Huntsville, Alabama   35894,  or
at such other address as Landlord may from time to time designate in writing to Tenant, and all notices to Tenant shall be sent to Tenant at the address set forth in Section 1.1 or at such other address as Tenant may from time to time designate in writing to
Landlord.   Notices  effective upon receipt;  refusal  to  accept
delivery is deemed receipt.

13.6 RECORDING: Neither this Agreement, or any memorandum hereof shall be recorded, or otherwise made available as a public document.

13.7  AMENDMENT:   No  amendment shall be enforceable  unless  in
writing and signed by the parties. All amendments must be in writing, executed by the parties or their respective successors in interest.

13.8 HOLDING OVER: Any holding over after the expiration of the term with the consent of the Landlord, shall be construed to be a tenancy from month to month at a rental equal to $15,000.00 per day.

13.9 NO PARTNERSHIP: It is understood that neither party hereto shall in any way or purpose, due to the terms of this Lease be deemed a partner or joint venturer with the party hereto.

13.10 PARTIAL INVALIDITY: If any term or condition of this Lease or the application thereof to any person or event shall to any extent be invalid and unenforceable, the remainder of this Lease in the application of such term, covenant or condition to persons or events other than those to which it is held invalid or unenforceable shall not be affected and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

13.11 SUCCESSORS: The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, successors and assigns of each of the parties, except that no assignment or subletting by Tenant without the written consent of Landlord (except as otherwise permitted in Section 9.1) shall vest any right in the assignee or sublessee or Tenant.

13.12 ENTIRE AGREEMENT; MODIFICATION:  This Lease supersedes all prior discussions and contracts between Landlord and Tenant with respect to the Premises and contains the sole and entire understanding between Landlord and Tenant with respect to the Premises. All promises, contracts, commitments, representations and warranties heretofore made between the parties are merged into this contract. This contract shall not be modified or amended in any respect except by a written instrument executed by or on behalf of each of the parties to this Lease.

13.13 EXHIBITS.   Each  and every  exhibit  referred  to  or
otherwise mentioned in this Lease is attached to this Lease and is and shall be construed to be made a part of this Lease by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

13.14 GOVERNING  LAW:   This Lease  is  made  and  shall  be
construed under and in accordance with the laws of the State of Alabama. Jurisdiction and venue shall be in the Circuit Court of Madison County, Alabama, or the United States District Court for the Northern District of Alabama, Northern Division.

13.15 SECURITY REQUIREMENTS:  Not applicable.

13.16 COMMISSION: Landlord and Tenant each warrant to the other that there are no claims for broker's commission or finder's fees in connection with Tenant's execution of this Lease.

13.17 ENVIRONMENTAL MATTERS:  As of the Commencement Date, to
the best knowledge of the Landlord, without independent investigation, the Premises are currently in compliance with, all Environmental Laws (as defined in the Purchase Agreement and all related permits, licenses, orders, approvals, waivers and variances. Except as set forth in Exhibit "C" hereto, to the best knowledge of the Landlord, without independent investigation, no Hazardous or Toxic Substances are, or have been, used, generated, handled, treated, stored or disposed of on, under or in, or transported from, the Premises except in full compliance with applicable Environmental Laws. Except as set forth in Exhibit "C", the Landlord has never received any complaint, order, citation or notice, public or private, with respect to any possible violation of the Environmental Laws or obligation or liability thereunder related to the Premises.

13.18 Tenant's Liability Upon Occupancy.

      As of the Commencement Date, Tenant represents, warrants and covenants (i) that it will not use nor store in, on or about the Premises, any Hazardous Materials, other than those Hazardous Materials that are necessary for Tenant to conduct its business activities on the Premises, (ii) that, with respect to any such Hazardous Materials, Tenant shall comply with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal or cleanup of Hazardous Materials, including, without limitation, the obtaining of proper permits, and (iii) that it will not dispose of any Hazardous Materials in, on or about the Premises under any circumstances.

      Tenant agrees to clean up or cause to be cleaned up any contamination generated by Tenant during the term of this Lease, at the Premises, including the soil or surface or groundwater requiring removal or remediation under federal, state or local,
law,  statutes,  ordinances,  regulations  or  policies.   Tenant
further agrees to indemnify, defend and hold Landlord harmless from and against all claims, liabilities, attorneys' fees and costs, arising out of or in connection with (i) any remediation, cleanup work, inquiry or enforcement proceeding in connection therewith; (ii) any Hazardous Materials used, stored or disposed of by the Tenant or its agents, employees, contractors or invitees in, on or adjacent to the Premises; or (iii) any Hazardous Materials generated by or resulting from Tenant's use of the Premises and transported, stored, disposed of, or released in any manner at a location other than the Premises.

      Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste and Hazardous Materials used, stored or disposed of by the Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all governmental statutes,
ordinances,   regulations   and  policies   governing   Hazardous
Materials.

      Landlord  agrees to clean up or cause to be cleaned  up  any
contamination  at  the  Premises,  including  soil,  surface   or
groundwater requiring removal or remediation under federal, state or local law, statutes, ordinances, regulations or policies accruing as a result of acts or omissions of Landlord or any other party prior to the Commencement Date of this Lease.
Landlord further agrees to indemnify, defend and hold Tenant harmless from and against all claims, liabilities, attorneys' fees and costs, arising out of or in connection with (i) any remediation, clean up work, inquiry or enforcement proceedings in connection therewith; (ii) Hazardous Materials used, stored, or disposed of in, on or adjacent to the Premises at any time prior to the Commencement Date; or (iii) any Hazardous Materials generated by or resulting from the use of the Premises prior to the Commencement Date and transported, stored, disposed of, or released in any manner at a location other than the Premises..

      "Hazardous  Materials" shall mean any  material:   (i)   the
presence of which requires the investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C.
Section  6901  et  seq.);  or (iii) which  is  toxic,  explosive,
corrosive,   flammable,  infectious,  radioactive,  carcinogenic,
mutagenic, or otherwise hazardous and is or becomes regulated  by
any   governmental  authority,  agency,  department,  commission, board, agency or instrumentality of the United States, the state of where the Premises are located or any political subdivision thereof; or (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or (v) without
limitation  which  contains  gasoline,  diesel  fuel   or   other
petroleum hydrocarbons. Notwithstanding anything herein to the contrary, Hazardous Materials shall not include standard cleaning and office materials as may be reasonably necessary for Tenant to conduct its business on the Premises.

13.19 TRANSFERS BY LANDLORD: Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Premises, and in such event and upon such transfer, Landlord shall be released from any obligations hereunder accruing from and after the date of transfer and Tenant agrees to look solely to such successor in interest of Landlord for the performance of obligations accruing after the date of transfer.

13.20 ADDITIONAL SERVICES PROVIDED BY LANDLORD.    During  the
term   of  this  Lease,  Landlord  shall  provide  the  following additional services/items to Tenant in connection with its use of the Premises, at no additional cost to Tenant:

     a. The vending machines and photocopying machines in use with respect to the Premises immediately prior to the Commencement Date (or machines substantially similar thereto);

     b. Use of the off-site cafeteria currently used as of the Commencement Date by the personnel located at the Premises. The use of the cafeteria facilities shall be on substantially the same basis as has existed for the employees of Landlord located on the Premises immediately prior to the Commencement Date.

     c. Tenant shall be permitted to store inventory and components in Building 5B as needed by Tenant.







                [ continued on following page ]



     THIS   LEASE,  including  Exhibit  A  attached  hereto,   is
effective the 13th day of November, 1998.

                              LANDLORD:

ATTEST:                       INTERGRAPH CORPORATION


By: /s/ David V. Lucas        By: /s/ John W. Wilhoite
   --------------------------     -----------------------------
     Its: Assistant Secretary    Its: Executive Vice President
          -------------------         ------------------------


                              TENANT:

ATTEST:                       SCI TECHNOLOGY, INC.


By: /s/ Michael Sullivan           By: /s/ George J. King
   ---------------------               ---------------------------
     Its: Secretary               Its: Senior Vice President
          ---------                    ----------------------



Exhibit C


                      INTELLECTUAL PROPERTY
                        LICENSE AGREEMENT

     THIS INTELLECTUAL PROPERTY PURCHASE AND LICENSE AGREEMENT is dated effective as of November 13, 1998, and is made by and among SCI TECHNOLOGY, INC., an Alabama corporation ("SCI"), and INTERGRAPH CORPORATION, a Delaware corporation ("Intergraph").

                            RECITALS

     A. Pursuant to that certain Asset Purchase Agreement, effective as of the effective date hereof, between Intergraph and SCI (the "Asset Purchase Agreement"), Intergraph has agreed to transfer certain assets to SCI, so as to enable SCI to assume certain manufacturing responsibilities for Intergraph.

     B. The assets to be transferred to SCI include assets used by Intergraph in the operation of Intergraph's manufacturing facilities in Huntsville, Alabama (the "Facility"), which Facility Intergraph represents is not operated in whole or in part by any Intergraph affiliate. After the closing of the transaction contemplated by the Asset Purchase Agreement, SCI intends to manufacture Products (as that term is defined in the Asset Purchase Agreement) for sale to Intergraph, pursuant to that certain Manufacturing Services Agreement dated the date hereof (together with any subsequent amendments or renewals thereof, the "Manufacturing Agreement"). The manufacturing under the Manufacturing Agreement will be conducted at the Facility for a transitional period; thereafter the manufacturing may, at SCI's option, be moved to another facility or facilities operated by SCI (or an affiliate of SCI, as provided below).

     C. In order to enable SCI to conduct manufacturing operations on a "turnkey" basis, it is necessary that Intergraph license or sublicense (collectively, "license") to SCI certain software and other Intellectual Property Rights (as defined below), as further described below. The execution of this Agreement and the licensing of those rights is a condition to the obligation of SCI to close the transaction under the Asset Purchase Agreement.

                           AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in further consideration of the payments by SCI to Intergraph under the Asset Purchase Agreement, the Parties agree as follows:

     1.    Definitions.   In addition to other terms  defined  in
context as they appear in this Agreement, the following terms shall have the following meanings when used herein:

     1.1 "Transferable Third-Party Software" or "TTPS" means all third-party software applications, operating systems, and software products "bundled" in connection with hardware, currently resident at the Facility and installed on computers or computerized equipment which SCI is purchasing under the Asset Purchase Agreement, and which are not subject to any license or contract restrictions which would prohibit the free transfer by Intergraph to SCI of Intergraph's license rights therein, other than Desktop Applications or Manufacturing Support Applications
(as defined below). The term TTPS includes all related user and technical documentation in Intergraph's possession and all Associated Files (as defined below) of this software. Examples of TTPS are the Data I/O software resident on the Data I/O equipment being purchased by SCI, and the Teradyne applications used for In-Circuit Testing and Development.

     1.2 "Desktop Applications" or "DTAs" means the third-party commercial applications software and operating systems currently installed on desktop computers being purchased by SCI under the Asset Purchase Agreement, primarily Microsoft software and other Windows-based application products. DTAs do not include any applications listed as "Manufacturing Support Applications" below. The term DTAs also includes all related user and technical documentation in Intergraph's possession and all Associated Files of this software.

     1.3  "Manufacturing  Support Applications"  means
all computer software applications (other than the TTPS and the DTAs and other than the SAP Software and the WA System) used by Intergraph in direct support of the manufacturing process at the Facility, including those which furnish data used in connection with the manufacturing process. Some of the Manufacturing Support Applications are owned by Intergraph; others are licensed by Intergraph from third parties, and others are systems comprising components owned by Intergraph and components licensed by Intergraph from third parties. The Manufacturing Support Applications include the following:

               (a)        The Online Documentation System,  which
comprises an Intergraph proprietary application running on top of an Informix database licensed to Intergraph (the "ODS System").

               (b) The Order Processing System, which also comprises an Intergraph proprietary application running on top of an Informix database licensed to Intergraph (the "OPS System").

               (c)        The Flexible Manufacturing System  (the
"FMS"), an Intergraph proprietary application that uses a kernel licensed from Phoenix.

               (d) The PIDS software (the "PIDS") used by Intergraph, which are Intergraph proprietary applications developed using third-party Visual Basic, Visual C++, and Perl software, and which (with the exception of Perl, which is public domain software) require licenses to those third-party products for continued development

               (e) The OLTEP systems (the "OLTEP"), an Intergraph application created by use of several third party applications including Visual Studio Enterprise (consisting of Visual Basic, Visual C++, SQL Server 6.5 Developer's Edition, and Visual InterDev) Access 97, and Perl. The runtime applications use Visual Basic, Visual C++, SQL Server 6.5, and Perl.

               (h) Software tools used for In-Circuit Testing and Development (other than those originally bundled with the equipment, which are included in TTPS), including the Dragon File creator, the Dragonizer, the IPL creator, the MDC viewer, Momentum, Veribest PCB Design, Veribest Report Writer, Veribest Design Capture, Accugen, and VictoryBICT v.2.30 (the "In-Circuit Tools").

     The term Manufacturing Support Applications includes all user and technical documentation in Intergraph's possession and all Associated Files of this software.

     1.4 "Associated Files" means all files (including macros, scripts, data files, and custom applications) created by use of the given software, which are directly relevant to, and reasonably needed for, the manufacturing operations to presently conducted at the Facility.

     1.5  "Intellectual   Property   Rights"   means
worldwide patents, patent applications, patent rights, marks, mark registrations, copyright registrations, copyrights (including those in computer programs, drawings, documentation, and specifications), proprietary rights in information (including in data, trade secrets, inventions, discoveries, know-how, formulae, processes, technical information and business information), license rights under the intellectual property rights of third parties, and all other intellectual property rights whether or not subject to statutory registration or protection, which rights are or may become reasonably necessary for the manufacture of Products under the Manufacturing Agreement.

     1.6 "Physical Processes" means those physical processes used in the operation of the Facility during the sixty-day period prior to the date hereof in the manufacture and assembly of the Products, together with all (if any) related technical materials and documentation.

     1.7 "Manufacturing Rights" means any and all Intellectual Property Rights of Intergraph or of any company now or hereafter controlled by or under common control with Intergraph, other than rights in the Physical Processes, which would give Intergraph or its affiliates the right to prohibit, limit or restrict the manufacture, assembly or sale of the Products by SCI as provided for in the Manufacturing Agreement. "Manufacturing Rights" includes such rights as those under patents or mask works embodied in the Products or in components thereof, which it is reasonably necessary for SCI to practice or exercise in the course of manufacturing Products under the Manufacturing Agreement; rights in trademarks to be placed on the Products; trade secret rights in the design of Products; copyrights in schematics or assembly instructions, etc.

     1.8 "Loading Rights" means the right for SCI to possess and reproduce, from master copies, third-party software and data for the purpose of pre-loading that software and data on Products as requested by Intergraph, under the Manufacturing Agreement. Currently Intergraph has the right to reproduce from master copies and load onto its products a number of third-party software and/or data products, and it is the parties' intention that SCI assume this function on behalf of Intergraph, under the Manufacturing Agreement, as soon as Intergraph has obtained for SCI the right to do so.

     1.9 "Closing Date" means the Closing Date as defined in the Asset Purchase Agreement.

     1.10 "Parties" means Intergraph and SCI.

     2. Transfer of TTPS. Intergraph hereby transfers to SCI, effective as of the Closing Date, all of Intergraph's rights as licensee under its licenses to the TTPS, subject to the terms of the respective licenses, and SCI hereby assumes the obligations, if any, of the licensee under the respective license agreements accruing from and after the Closing Date. In connection with this transfer, Intergraph shall deliver to SCI all tangible embodiments of the TTPS (including those recorded on magnetic, optical, or other media) in Intergraph's possession at the Facility.

     3. No Transfer of DTAs. Intergraph will neither transfer nor sublicense to SCI any of its rights as licensee under its licenses to the DTAs. Intergraph will deliver to SCI the computers on which the DTAs are installed without deleting the DTAs, for the convenience of the parties (e.g., the installed DTAs may be specially configured and may be intertwined with needed Associated Files). SCI shall be responsible for obtaining licenses from the third-party licensors for any DTAs which SCI wishes to use.

     4.   License of Manufacturing Support Applications.

     4.1  General.  Intergraph hereby grants  to  SCI,
effective as of the Closing Date, a nonexclusive, royalty-free license under all of Intergraph's Intellectual Property Rights to use the Manufacturing Support Applications for the limited purpose of manufacturing Products for Intergraph under the
Manufacturing Agreement, for so long as the Manufacturing Agreement is in effect. It is understood that the Manufacturing Support Applications may be accessed (to the extent necessary) through Intergraph's existing network connections between the Facility and any other facility where the servers containing the Manufacturing Support Applications are located. It is anticipated that standalone Manufacturing Support Applications will be moved to SCI's manufacturing facility, but that other systems that are integrated with Intergraph's other information systems will not be moved. Accordingly, after the manufacturing has been relocated from the Facility, SCI shall have the right to access any Manufacturing Support Applications which remain installed at the Facility or other Intergraph facilities and are not relocated to the SCI facility, through remote network connections, the cost of which will be reimbursable as tooling or NRE costs under the Manufacturing Agreement. Intergraph will furnish SCI with all reasonable cooperation in the establishment of any such remote network connection as part of the transition to the new location.

     4.2 Specific Provisions. The following specific provisions supplement or modify the general provisions of Section
4.1:

               (a)        The above license includes a sublicense
under all licenses from third parties to Intergraph of Manufacturing Support Applications or components thereof, subject to SCI's compliance from and after closing with restrictions in such agreements as to use, copying and disclosure. As to these third party applications or components, Intergraph warrants that it either has the right to grant this sublicense or will promptly obtain the same following the Closing with no interruption of, or third-party licensor interference with, SCI's use of the software in question, and at no expense to SCI. Furthermore, if any such third-party licenses contain location or CPU-specific restrictions, network access or time-sharing prohibitions, or other similar restrictions that would prevent or interfere with SCI's move of the manufacturing operations to a location of its choice and use of the software after such move, Intergraph will at its sole expense obtain a waiver of those restrictions in favor of SCI's use of the software in connection with manufacturing under the Manufacturing Agreement.

               (b) In addition to the Manufacturing Support Applications, Intergraph uses SAP Software and a Work Authorization ("WA") System to generate, store or process data needed in manufacturing operations. While the manufacturing continues in the Facility, Intergraph will provide data from these systems as reasonably necessary to facilitate SCI's manufacturing under the Manufacturing Agreement; unless otherwise agreed this data will be provided in printed hardcopy form.

               (c) With respect to Manufacturing Support Applications that are Intergraph proprietary applications, if SCI desires to use those applications to manufacture products for third parties, Intergraph shall, if SCI so requests, negotiate in good faith with SCI with respect to granting a further license thereunder to SCI for manufacture of products for third parties, at a reasonable royalty and on reasonable terms, to be negotiated in good faith between the parties based on available market information on arms-length licenses for comparable technologies.

               (d) As of the date hereof it has not been finally determined whether the In-Circuit Tools will be needed by SCI in connection with its duties under the Manufacturing Agreement. Accordingly, it is agreed that the In-Circuit Tools will be licensed to SCI under Section 4.1 only if and to the extent the use of these tools is necessary or expedient in order for SCI to meet in-circuit testing or development tasks or specifications under the Manufacturing Agreement.

     5. License of Physical Processes. Intergraph hereby grants to SCI, effective as of the Closing Date, a perpetual, nonexclusive, royalty-free license under all of Intergraph's Intellectual Property Rights (if any) in the Physical Processes, to use the Physical Processes (and SCI modifications thereof) in the manufacture, assembly, and testing of products of every kind and description (including products made for third parties) at the Facility and at any other facility to which the manufacturing operations under the Manufacturing Agreement may be transferred. In connection with this license, Intergraph shall deliver to SCI all (if any) documentation of the Physical Processes and related know-how in its possession.

     6. License of Manufacturing Rights. Intergraph hereby grants to SCI, effective as of the Closing Date, a nonexclusive, royalty-free license under all of Intergraph's Manufacturing Rights, for so long as the Manufacturing Agreement is in effect, to manufacture, assemble, and test Products at the Facility and any other facility to which the Facility operations may be transferred, and to sell the Products to Intergraph as contemplated by the Manufacturing Agreement. This license specifically includes rights under the two patents mentioned in the preceding section, to the extent SCI needs such a license to manufacture, assemble and test Products as contemplated by the Manufacturing Agreement. As to any trademark rights of Intergraph included in the Manufacturing Rights, SCI acknowledges that the Product quality criteria in the Manufacturing Agreement are applicable to the use of such marks.

     Intergraph has identified two patents, a board stiffening patent and an impedance patent, in which Intergraph claims rights and which may be Manufacturing Rights. Like other Manufacturing Rights, these rights are licensed royalty-free only for the manufacture of Products under the Manufacturing Agreement. However, Intergraph shall, if SCI so requests, negotiate in good faith with SCI with respect to granting a further license thereunder to SCI for manufacture of products for third parties, at a reasonable royalty and on reasonable terms, to be negotiated in good faith between the parties based on available market information on arms-length licenses for comparable technologies.

     7.   Warranties.

     7.1 Adequacy. Intergraph warrants to SCI that the licenses, sublicenses and other Intellectual Property Rights granted in this Agreement:

               (a) Are all of the Intellectual Property Rights necessary to manufacture, assemble and test the Products in accordance with practices in effect at the Facility or by Intergraph during the ninety (90) day period prior to the Closing Date; and

               (b)       Are free of any material defect or error
which significantly adversely affects the manufacturing, assembly and testing process as presently conducted by Intergraph. Intergraph has identified Year 2000 compliance problems with the systems identified in Schedule A attached; except as disclosed on Schedule A, Intergraph has no actual knowledge of Year 2000 compliance problems with respect to any of the software systems being licensed or sublicensed to SCI hereunder or with respect to any hardware systems being transferred to SCI under the Asset Purchase Agreement; however, Intergraph has not fully investigated the matter and does not warrant against the existence of additional Year 2000 problems.

     7.2  Status  of Intergraph's Rights.   Intergraph
warrants to SCI that:

               (a) Intergraph has valid licenses to use (a) the TTPS and (b) any of the Manufacturing Support Applications or components thereof, the Intellectual Property Rights to which are owned by any Party other than Intergraph; provided, however, that with respect to the Informix database, if Intergraph is unable to document its license prior to Closing, then Intergraph will promptly after Closing obtain from Informix a confirmation of its license, or a new license, as appropriate, with no interruption of, or third-party interference with, SCI's use of the Informix database, and at no expense to SCI.

               (b) All of Intergraph's licenses to the foregoing software products are fully paid-up, and to the best of Intergraph's knowledge (i) there is no existing claim by any licensor that Intergraph is in breach of any such license, and
(ii) Intergraph is not in breach in any material respect of any such license;

               (c) Intergraph has the right to transfer the TTPS to SCI and to allow SCI to use the Manufacturing Support
Applications as contemplated by this Agreement; and

               (d) Intergraph owns, or has, or will obtain in accordance with Section 4.2(a), sufficient rights in all the Intellectual Property Rights licensed to SCI hereunder, to license or sublicense the same to SCI as provided for herein and otherwise to perform its obligations under this Agreement.

     7.3  Non-Infringement; Indemnity.

               (a) Intergraph warrants that the use by SCI after Closing, in accordance with this Agreement, of the TTPS, the Manufacturing Support Applications and the Physical Processes, in the manner used by Intergraph prior to the Closing Date, and the exercise of the Manufacturing Rights in accordance herewith, will not infringe any Intellectual Property Right of any third party.

               (b) Intergraph agrees to indemnify and hold SCI harmless in respect of any claim or action for infringement of third-party Intellectual Property Rights, so far as the claim or action arises out of SCI's performance of its obligations under the Manufacturing Agreement and is related to (i) any use of the TTPS or the Manufacturing Support Applications in accordance with this Agreement at the Facility; or (ii) any use of the TTPS or Manufacturing Support Applications at another facility in accordance with this Agreement; or (iii) any use of the Physical Processes, or (iv) the exercise of the Manufacturing Rights or the manufacturing and assembly from purchased component parts of Products for sale to Intergraph as contemplated by the Manufacturing Agreement. SCI shall promptly notify Intergraph in writing of any such claim or action and provide Intergraph with authority, information and assistance, at Intergraph's expense, to handle the claim or the defense of the action. In addition, in the event a claim is made against Intergraph or SCI arising out of an alleged violation by Intergraph of any third-party license relating to such Intellectual Property Rights prior to closing, or a violation by reason of Intergraph's grant of sublicenses to SCI pursuant hereto, Intergraph will indemnify and hold SCI harmless against such claim.

               (c) If, in an action described in the preceding paragraph (b), SCI's activities as contemplated under the Manufacturing Agreement are held to constitute an infringement of any third-party Intellectual Property Rights and the use of such rights or of a product embodying such rights is enjoined, Intergraph shall, at its own expense and at its option, either procure for SCI the right to continue use or, if applicable, replace the same with non-infringing software or physical processes of equivalent function and performance, or modify the software or Physical Processes so they become non-infringing without detracting from their function or performance. Any failure or inability of SCI to perform under the Manufacturing Agreement as a result of any claim of infringement described above, or any injunction, judgment or other remedy issued pursuant to any such claim, shall be excused and SCI shall have no liability to Intergraph in respect of such failure or inability.

               (d) With respect to DTAs, SCI warrants to Intergraph that SCI has, or shall have obtained from the third party vendors on a timely basis, sufficient rights in the DTAs to perform its obligations under the Manufacturing Agreement. SCI agrees to indemnify and hold Intergraph harmless in respect of any claim or action for infringement of third-party Intellectual Property Rights so far as the claim or action relates to a use of the TTPS, the DTAs, the Manufacturing Support Applications, the Physical Processes or the Manufacturing Rights (a) in a manner not authorized by this Agreement, or (b) in the case of the DTAs, not authorized by the third-party owners or licensors thereof. Intergraph shall promptly notify SCI in writing of any such claim or action and provide SCI with authority, information and assistance, at SCI's expense, to handle the claim or the defense of the action.

     8. Loading Rights. SCI shall have no obligation to load third-party software or data onto Products under the Manufacturing Agreement until Intergraph has obtained for SCI Loading Rights for each third-party product in question, in a form reasonably satisfactory to SCI and at no initial or ongoing cost to SCI. Until SCI assumes this function, Intergraph shall be responsible, at Intergraph's expense, for loading any third-party software and/or data onto the Products which Intergraph desires to have loaded. Similarly, SCI shall have the right to cease the loading function with respect to any third-party software or data product as to which SCI's Loading Rights are withdrawn or cancelled.

     9. Transfer of Rights. SCI may freely transfer its rights to the TTPS. Solely in connection with an assignment and delegation of its rights and obligations under the Manufacturing Agreement, SCI may transfer its rights to use the Physical Processes and the Manufacturing Support Applications, and its license under Intergraph's Manufacturing Rights, (i) upon notice to Intergraph, to any corporation controlling, controlled by, or under common control with, SCI, or (ii) to any successor to substantially all of the business assets or operations of SCI employed in the performance of the Manufacturing Agreement or, if the Manufacturing Agreement has then expired, to any successor in ownership of the Facility or any other facility to which the operations conducted at the Facility shall have been transferred, as described in the following Section.

     10. Relocation of Facilities. SCI may relocate any or all of the operations of the Facility to another facility controlled by SCI, and in connection therewith may relocate to such facility any of the software and its associated licenses, and other
Intellectual Property Rights acquired by or licensed to SCI hereunder, except as expressly provided to the contrary in this Agreement.

     11. Force Majeure. No Party will be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or an act that is beyond the reasonable control of either Party, provided that such Party gives the other Party written notice thereof promptly and, in any event, within fifteen
(15) days of discovery thereof and uses commercially reasonable efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure.

     12. Relationship of the Parties. Each of the Parties will at all times during the during the Term act as, and will represent itself to be, an independent contractor. No Party will have any right or authority to create any obligations or to make any representations or warranties on behalf of any other Party whether express or implied, or otherwise to bind the other Party in any respect whatsoever.

     13. Successors. The rights and liabilities of the Parties will bind and inure to the benefit of their respective successors and permitted assigns.

     14. Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement or portion thereof to be unenforceable, that provision of this Agreement will be enforced to the maximum extent permissible to effect the intent of the Parties and the remainder of this Agreement will continue in full force and effect.

     15. No Waiver. All rights and remedies conferred under this Agreement or by any other instrument or law will be cumulative and may be exercised singularly or concurrently. Failure by any Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

     16. Notices. All notices required under this Agreement will be in writing, will reference this Agreement and will be deemed given when: (i) delivered personally; (ii) when sent by confirmed facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two (2) days after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to addresses set forth below or such other address as may be designated by a given Party by giving written notice to the other Party pursuant to this Section.


Intergraph:                        SCI:
----------                         ---

Intergraph Corporation             SCI Technology, Inc.
Mail Stop HQ 011                   2101 West Clinton Avenue
Huntsville, Alabama 35894-0001     Huntsville, Alabama  35807
Attention: John W. Wilhoite        Attention: A.  Eugene  Sapp and
Facsimile: (256) 730-2048                     Michael M. Sullivan, Esq.
                                   Facsimile: (256) 882-4466

With a copy (which shall not       With a copy (which shall not
constitute notice) to:             constitute notice) to:

Intergraph Corporation             Powell, Goldstein, Frazer & Murphy LLP
Mail Stop HQ 034                   Sixteenth Floor
Huntsville, Alabama 35894-0001     191 Peachtree Street, N.E.
Attention: David V. Lucas          Attention: James J. McAlpin, Jr.
Facsimile: (256) 730-2247          Facsimile: (404) 572-6999

And

Balch & Bingham LLP
P.O. Box 306
Birmingham, Alabama 30521
Attention: Phillip A. Nichols
Facsimile: (205) 226-8799


     17. Governing Law. This Agreement will be governed by and construed according to the laws of the State of Alabama as applied to agreements entered into and to be performed entirely within Alabama between Alabama residents, except for that body of law relating to conflict of laws. Any litigation or other dispute resolution between the parties relating to this Agreement will take place in the Northern District of Alabama. The Parties consent to the personal jurisdiction of and venue in the state and federal courts within that District.

                 [Signatures on following page...]



     IN  WITNESS  WHEREOF, Intergraph and SCI  have  caused  this
Agreement to be executed by their duly authorized officers as of the date first above written.

                              INTERGRAPH CORPORATION


                              By:/s/ John W. Wilhoite
                                 ----------------------------
                              Name:  John W. Wilhoite
                                   --------------------------
                              Title: Executive Vice President
                                    -------------------------


                              SCI TECHNOLOGY, INC.


                              By:/s/ George J. King
                                 ----------------------------
                              Name:  George J. King
                                   --------------------------
                              Title: Senior Vice President
                                    -------------------------
::ODMA\PCDOCS\ATL\255791\1



Exhibit D




                        MANUFACTURING SERVICES AGREEMENT

                                     BETWEEN

                             INTERGRAPH CORPORATION

                                       AND

                              SCI TECHNOLOGY, INC.

                        MANUFACTURING SERVICES AGREEMENT

                                     BETWEEN

                             INTERGRAPH CORPORATION

                                       AND

                              SCI TECHNOLOGY, INC.


  This Manufacturing Services Agreement (the "Agreement") by and between Intergraph Corporation ("Intergraph"), with its principal place of business at One Madison Industrial Park, Huntsville, Alabama 35894-0001 and SCI Technology Inc., a corporation having a place of business at 13000 South Memorial Parkway, Huntsville Alabama 35807 ("SCI") is entered into on November 13, 1998.

                                     PURPOSE

  Intergraph and SCI entered into this Agreement whereby SCI will manufacture and/or purchase hardware Products exclusively for Intergraph and Intergraph will purchase Products exclusively from SCI on a turnkey basis during the Initial term of this Agreement.


  This Agreement defines the terms and conditions governing all transactions between the Parties for Products, Service Units and Spare Parts manufactured at SCI. The initial listing of Products is attached as Exhibit A, which are those Products contained in ICS Price List as of the date of the Closing, which shall be updated by mutual agreement of the Parties during the term of this Agreement.

  In consideration of the above and the mutual promises contained herein, Intergraph and SCI agree as follows:











                                    AGREEMENT

  1.DEFINITIONS

  Whenever capitalized in this Agreement:

      "Affiliate" with respect to any entity, means any other entity controlling, controlled by or under common control with such entity. As used in this definition, the term "control" means direct or indirect ownership or voting control of 50% or more of the equity or voting securities of the entity in question or having the power, by commitment or otherwise, to elect a majority of the Board of Directors (or similar governing body) of the entity in question.

      "Asset Purchase Agreement" means the Asset Purchase Agreement dated the date hereof between SCI and Intergraph pursuant to which Intergraph agrees to sell to SCI substantially all of the assets of Intergraph currently used in the manufacture of Products, together with the Initial Inventory.

      "Closing" and "Closing Date" have the meanings set forth in Section 2.1, below.

      "Confidential Information" means: (a) for Intergraph, all data relating to Intergraph custom and proprietary components supplied to SCI by Intergraph or an Intergraph Authorized Vendor, the Specifications, the Quality Requirements, the Products, any test software, equipment or fixtures developed by or for Intergraph, and any trade secrets related to any of the foregoing; (b) for SCI, including but not limited to, the Service Documentation, costed Bill of Materials, any test software, equipment or fixtures developed by or for SCI, and any trade secrets related to any of the foregoing; (c) any information, including but not limited to any information relating to either Party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how, that is designated by the disclosing Party as confidential within thirty (30) days; and (d) the terms, conditions and existence of this Agreement: provided, however that "Confidential Information" will not include information that:
  (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving Party; (ii) is known and has been reduced to tangible form by the receiving Party at the time of disclosure and is not subject to similar restrictions on confidentiality
  (iii) is independently developed by the receiving Party; (iv) is lawfully obtained from a third party who has the right to make such disclosure; or
  (v) is released for publication by the disclosing Party in writing.

      "Delivery" or "Deliver" means delivery of or to deliver the quantity of Product ordered by Intergraph in a particular Purchase Order to the Delivery Point.

      "Delivery Point" means FOB destination for Products shipped from SCI's north Alabama facilities to Intergraph's Huntsville facility, and for all other finished Products, unless otherwise agreed by the Parties for a particular Product, Service Unit and/or Spare Part, the Delivery Point will
  be  FOB  SCI'  dock.   If FOB destination, SCI will  pay  for  freight  and
  insurance in transit to Intergraph's Huntsville facility. If FOB SCI's dock, Intergraph will pay for freight and insurance in transit to the shipping destination.

      "Direct Labor Cost" means Standard Labor Hours for a Product multiplied by the Labor Rate for such Product.

      "Field Replaceable Unit" or "FRU" shall mean those Product components and parts designated as such in the bill of materials.

      "ICS" shall mean Intergraph Computer Systems, Inc., Intergraph Computer Systems Holding, Inc., and their respective present and future subsidiaries and Affiliates (other than Intergraph and any entity which is an Affiliate of ICS solely by reason of its relationship as an Affiliate to Intergraph), and their respective successors and assigns. The term "ICS" shall also include any successor (by transfer, spinoff, merger or otherwise) to all or any portion of the business conducted by ICS on the Closing Date and/or in the future.

      "Intergraph Authorized Vendor" means (i) Intergraph, (ii) third parties selected, approved and qualified by Intergraph in writing, (iii) with Intergraph's prior written approval, third parties selected by SCI.

      "Initial Inventory" means the initial inventory purchased by SCI at the Closing from Intergraph pursuant to the Asset Purchase Agreement.

      "Initial Inventory Standard Cost" means the standard cost at which the Initial Inventory will be entered into SCI's accounting system at the
  Closing.   As described in  Section 10.1 of the Asset Purchase  Agreement, the Initial Inventory Standard Cost shall be 90% of the current net book value at Closing of each item of inventory comprising the Initial Inventory.

      "Initial Loaned Inventory" means the inventory identified in Exhibit G hereto, which represents all of the Initial Inventory which is currently on loan by Intergraph and which will be conveyed but not physically transferred to SCI at Closing.

      "Initial Master Purchase Order" means the firm purchase order from Intergraph to SCI on the effective date of this Agreement for all Intergraph Product requirements for the next ninety (90) days.

      "Intergraph Distribution Center" shall in all cases refer to the distribution center located in north Alabama, in either an Intergraph or
  SCI  facility.   For  purposes  of  this Agreement,  Intergraph's  European
  Distribution Center shall be considered a third party customer.

      "IP  Agreement"  means  the  Intellectual  Property   License  Agreement
  between the Parties granting SCI a license to use certain manufacturing technology and information systems at Intergraph during the transition phase as well as such longer period as the Parties mutually agree.

      "Labor Rate" for a Product means the rate SCI may charge Intergraph for each Standard Labor Hour, including overhead, required to manufacture such Product, as reflected in Exhibit B .

      "Lead  Time" means the amount of time in advance of Delivery  Intergraph
  must  issue a Master Purchase Order.   Unless otherwise specified, the Lead
  Time shall be ninety (90) days.

      "Loaned Product" means any Product which is loaned from the Intergraph Distribution Center for short term promotional (trade show, etc.) or engineering testing purposes.

      "Long Lead-Time Components" means components and/or materials that SCI must order from a supplier at least ninety (90) days before the requested delivery date.

      "Master Purchase Order" means the current month's Product commitment, plus three (3) month rolling Product commitment, not to exceed a cumulative ninety (90) day commitment, that authorizes SCI to make material purchases and to set up manufacturing and staffing in preparation for the receipt of Sales Orders.

      "Material Mark-Up" for a Product means the percentage markup, that SCI may add to the Procured Material Cost for such Product to cover SCI's material related costs, which include freight, scrap, cost of money and material handling.

      "NTF  Product" (No Trouble Found) shall have the meaning  set  forth  in
  Section 14.

      "Non-conforming Product" shall have the meaning set forth in Section 14.

      "Parties" means the parties to this Agreement.

      "Preferred Carrier(s)" means the carrier(s) specified by Intergraph from time to time.

      "Premium" has the meaning set forth in the Asset Purchase Agreement.

      "Pre-Production Deliverables" means the pre-production deliverables which are mutually agreed to by the Parties as part of the process of qualifying and introducing new Products.

      "Procured Materials" means the materials purchased by SCI to manufacture and/or deliver the Products for Intergraph under this Agreement, including the Initial Inventory.

      "Products" means the products identified on Exhibit A (which Intergraph represents and warrants is a complete and accurate ICS Product price list
  as   of  the  Closing),  and  all  products  currently  or  in  the  future manufactured, assembled, purchased or sold by ICS, or traditionally included in ICS's Product price list, including without limitation products of ICS which from time to time are not included on the ICS Product price
  list.   Notwithstanding the foregoing, the Parties agree that to the extent
  Intergraph or any of its Affiliates choose to source any products from ICS, ICS will cause its requirement for the products to be procured from SCI.

      "Product Warranty" means the warranty on workmanship and materials that Intergraph may purchase for any or all Products pursuant to Section 14.3.

      "Sales Order(s)" shall mean written instructions from Intergraph to SCI containing Product production quantities by model and part number, the Customer's name and ship-to address, and the scheduled shipping date. Sales Orders shall be transmitted by means of Electronic Data Interface ("EDI") or other means as mutually agreed.

      "Service Documentation" means and may include some or all of the following, in English and in reproducible format, for the Products and associated Service units and Spare Parts, including assemblies and cable harnesses as applicable:

     ( a )     Product Specification;

     ( b ) Schematic, block, and component layout diagrams, and drawings, with reference designators where appropriate

     ( c ) Complete bill of materials, with reference designators to the schematics and vendor part numbers, of all levels within the Product;

     ( d ) Test and inspection procedures and assembly and disassembly instructions, troubleshooting procedures, alignment and calibration procedures and safety procedures; and

     ( e ) Specifications (data sheets) for commercially available components with sources of supply, cross-referenced to the schematics and vendor part number.

      "Service Software" means software necessary for the testing and inspection of the Product and/or Service Units.

      "Service Units" means serviceable modules and/or field replaceable units of each respective Product.

      "Spare Parts" means spare parts associated with each respective Product, as separately identified by Intergraph for such Product.

      "Specifications" means the specifications for a Product  and  associated
  Pre-  Production  Deliverables  for such Product.   Specifications  may  be
  amended from time to time by documented engineering change orders.

      "Standard Cost" of a component means the price offered by a vendor for such component as adjusted from time to time to reflect changing vendor prices.

      "Standard Labor Hours" for a Product means the number of standard SCI labor hours required to assemble and test such Product.

      "Term" means the term of this Agreement, including the Initial Term and any Renewal Terms, as defined in Section 2 of this Agreement.

      "Transition Services Agreement" means the Transition Services Agreement dated the date hereof between SCI and Intergraph pursuant to which Intergraph agrees to provide certain transition services to SCI for specified periods of time.

      "Tooling" means the manufacturing tooling and inspection equipment used in manufacture and assembly of a particular Product, Service Units and/or Spare Parts.

      "Unique  Components" means components purchased  by  SCI  on  behalf  of
  Intergraph   that  are  non-cancelable,  nonreturnable  and   unusable   in
  manufacturing products for SCI's other customers, or for which a vendor charges restocking or other special charges if returned.

     "Volume Commitment" has the meaning set forth in Section 3.1.


  2.TERMS OF AGREEMENT

  2.1 Closing Date. The rights and obligations of the Parties under this Agreement are conditioned upon and subject to reaching final conclusion on all related agreements between Intergraph and SCI (the "Closing"). The Closing will occur on November 13, 1998 or such other date as the Parties agree (the "Closing Date").

  2.2 Initial Term. This Agreement will commence on the Closing Date and remain in effect for three (3) years (the "Initial Term"), unless earlier terminated pursuant to Section 17 (Termination) or renewed pursuant to
  Section 2.3 (Renewal Terms), below.

  2.3 Renewal Terms. This Agreement will renew automatically for successive one (1) year renewal terms (the "Renewal Terms") unless one
  Party provides the other written notice of its intent not to renew the Agreement at least ninety (90) days before the end of the Initial Term or any Renewal term thereafter.

  3.PERCENTAGE VOLUME COMMITMENT

  3.1 Percentage of Intergraph's Volumes Committed to SCI. Intergraph agrees and commits that it will, and that it will cause ICS through Intergraph to, purchase from SCI, and SCI agrees to purchase and or manufacture and deliver to Intergraph during each year of the Initial Term, 100% of the total annual volumes for all Products which are offered for sale during the Initial Term ("Volume Commitment").

  3.2 Audit. SCI will be given the opportunity to audit on a reasonable basis Intergraph's records to insure compliance with the Volume Ccommitment as mutually agreed to or require Intergraph to provide reasonable documentation to substantiate Intergraph's compliance with the Volume Commitment.

  3.3 PCBA Transfer. Intergraph will transfer all Product- related PCBA manufacturing or purchasing currently performed by third parties to SCI on a timely basis. The Initial Purchase Order shall include as a minimum, the initial requirements for PCBAs, with deliveries to commence within ninety
  (90) days, pending qualification. Notwithstanding the above, nothing herein shall require Intergraph to breach any existing contractual obligation.

  3.4 Exclusivity Covenant. Intergraph covenants that it shall not take any action, or authorize or permit any subsidiary, or Affiliate to take any action, which will have the effect of subverting the intent of the Parties with regard to the Volume Commitment or SCI's right to manufacture, assemble, purchase or sell the Products during the Initial Term of this Agreement.

  4.PRODUCTS

  4.1 Generally. Intergraph will provide Product specific documentation to SCI for all Products listed in Exhibit A. The Parties will add new Products to this Agreement after the Closing Date by amending Exhibit A .

  4.2 Pricing for New Products. SCI will provide Intergraph a price quote for each new Product proposed by Intergraph. Such price quotations will be consistent with the Labor rate in Exhibit B, the Pricing Model in Exhibit C and the Pricing Matrix in Exhibit D. The cost of NRE or tooling, if any, will be separately quoted for each new Product. The initial agreed upon price for each Product will be set forth in the Initial Master Purchase Order.

  4.3 Other Documents for Products. Unless otherwise agreed, Intergraph will be solely responsible for the identification of Products, Service Units and Spare Parts, Intergraph part numbers, Specifications, Quality Requirements, and Unique Components included in each new Product. The Parties will be jointly responsible for the identification of pre-production services, the Pre-Production Deliverables and NRE payment schedule.

  5.     MANUFACTURING SERVICES

  5.1 Services. SCI will accept Master Purchase Orders for Products, Service Units and/or Spare Parts issued in accordance with Section 11 (Forecasts, Orders & Adjustments) for the purpose of purchasing materials. Sales Orders shall be issued by Intergraph to SCI for the purpose of authorizing SCI to assemble, test and package such Products, Service
  Units and/ or Spare Parts on a turnkey basis in accordance with Intergraph's Specifications and Quality Requirements, and Deliver them to Intergraph or its customers in accordance with the terms of this Agreement. Unless otherwise agreed to by the Parties, and except as set forth in the IP Agreement and in the Transition Services Agreement, SCI will provide all manufacturing technology, equipment, labor, materials and facilities necessary to perform the scope of work.

  5.2 On-Site Personnel. SCI employees as required will be on site at Intergraph and supervised by SCI management with appropriate Intergraph management in place. Intergraph Distribution Center and Proto-Room will be managed by Intergraph utilizing SCI employees. The relocation of some or all of the related manufacturing activities will be by mutual agreement of the Parties.

  6.INITIAL  INVENTORY OF MATERIALS AND COMPONENTS

  6.1 Generally. Pursuant to the Asset Purchase Agreement, SCI will purchase from Intergraph the Initial Inventory at current net book value as of the Closing Date. As part of the Premium, SCI will discount by ten
  (10) percent any Initial Inventory which SCI subsequently sells back to Intergraph in finished Product prices. This ten percent discount is reflected in the Initial Inventory Standard Cost.

  6.2 Use of Initial Inventory. SCI will use commercially reasonable efforts to utilize the Initial Inventory before utilizing any materials or components purchased by SCI from any other source. SCI will provide
  Intergraph regular transactional reports showing its use of the Initial Inventory.

  6.3     Warranty.  Intergraph warrants that the Initial Inventory  and  any other Intergraph owned inventory purchased by SCI will meet the requirements of SCI's and Intergraph's specifications for such materials and/or components for the same period of warranty as granted by SCI for the Product. Intergraph will replace, repair or at Intergraph's option, refund the purchase price, of any Initial Inventory purchased by SCI and subsequently found to be defective, provided that SCI gives Intergraph written notice of such defect and returns the defective materials to Intergraph using Intergraph's RMA procedure. Intergraph shall not be obligated to replace or refund the purchase price of any Initial Inventory that has been abused, damaged, altered or misused by SCI or that is defective as a result of causes by SCI.

  6.4 Intergraph's Obligation to Repurchase. Intergraph's obligation to repurchase shall be in accordance with SCI's "Inventory Put Option" as described in Section 10.2 of the Asset Purchase Agreement .

  7.PROCUREMENT OF MATERIALS

  7.1 Procured Materials. To the extent the Initial Inventory does not contain sufficient quantities of materials and components to fulfill Intergraph Master Purchase Orders or Sales Orders , SCI will purchase such materials and components directly from vendors authorized by Intergraph as set forth in Section 7.2 below.

  SCI will purchase and manage its inventory of Procured Materials in a manner:

  (i) consistent with standard industry inventory management practices, including but not be limited to the use of Economic Order Quantities, ABC buy policies, and long lead-time component management; and
  (ii) that  will  ensure  that SCI can fill Intergraph  Master   Purchase
       Orders or Sales Orders on a turnkey basis according to the agreed upon Lead Times and flexibility terms and obtain competitive prices for such materials and components.

  7.2 Intergraph Authorized Vendors. SCI will procure materials only from Intergraph Authorized Vendors. Intergraph will provide SCI with an Approved Vendor List/Preferred Vendor List for each phase of Product manufacture. All suppliers of Procured Materials will be considered tier two suppliers to Intergraph. SCI will not change vendors without Intergraph's advance written approval, which shall not be unreasonably withheld. Intergraph's specification of vendors will not release SCI from any of its obligations for meeting the standards of workmanship or any other obligations it has under this Agreement.

  7.3 Long Lead-Time Components. Intergraph and SCI will identify any long Lead- Time Components in writing upon receipt of the Initial Master Purchase Order or at any time during the production of a Product. SCI will not purchase Long Lead-Time Components except as expressly approved by Intergraph in a letter of authorization which will be as binding as a Purchase Order for such Long Lead-Time Components.


  7.4 Use of Proprietary Components. SCI agrees to use Proprietary Components for the sole purpose of producing the Products, Service Units and Spare Parts for Intergraph and not for any other purpose. SCI agrees not to engage in, nor will it authorize others to engage in, the reverse engineering, disassembly or the decompilation of any Proprietary Components.

  7.5 Reports. Upon reasonable request, SCI agrees to provide Intergraph written reports on Procured Materials, current inventory and production scheduling.

  7.6 Packaging and Printed Materials. All packaging, product graphics, instructional materials and other Intergraph specified print matter will be created, developed and produced in accordance with Intergraph requirements and produced internally by SCI or purchased from an SCI supplier on a competitive price basis.

  7.7 Programs Manager. Each company will name a person to be a single point of contact to handle matters related to the day to day administration of this Agreement.

  8.DESIGN, MATERIAL AND PROCESS CHANGES

  8.1 At SCI's Request. SCI will not change any Product, including any component or material used in such Product, without obtaining Intergraph's prior written consent. SCI's request will include any cost, schedule or other impact of such change. If Intergraph requests, SCI will also provide sample units of the modified Product for Intergraph evaluation. Intergraph will target to approve or disapprove SCI's request within fifteen (15) days after receipt or, as a minimum, within such period advise SCI of the estimated date such decision will be made by Intergraph.

  8.2 At Intergraph's Request. Should Intergraph desire modifications in the design of a Product, Intergraph will submit a written Engineering Change Order ("ECO") to SCI. Within one (1) week after SCI's receipt of the ECO, SCI will advise Intergraph of any cost, schedule or other impact of such change, and will not implement any such change unless and until Intergraph has approved such impact in writing. SCI will make commercially reasonable efforts to implement the required changes in a timely manner which is mutually agreeable to both Parties.

  8.3 Emergency Changes. If Intergraph submits an emergency ECO clearly identified as such, SCI will strive to implement such ECO within 24 hours; provided that SCI has advised Intergraph of and Intergraph has approved in writing any estimated cost or other impact of such change and the required components are available.

  8.4 Impact on Open Purchase Orders. Unless Intergraph specifies otherwise in its written approval of changes pursuant to this Section, such changes will not impact any units already scheduled for Delivery as of the date of Intergraph's approval.

  9.QUALITY AND INSPECTION

  9.1 Quality Requirements. SCI will manufacture the Products in accordance with the Quality Requirements set forth in Exhibit F. SCI will provide Intergraph regular reports and analysis of its yields. SCI will also provide Intergraph, for Intergraph's review and approval, its corrective action procedures, defect containment plan, recall risks, repair capabilities and costs, business risk insurance, and known liabilities.

  9.2 Incoming Inspection. Intergraph may inspect Product Delivered under this Agreement for deficiencies in material and workmanship either at the Delivery Point and/or at its destination. Intergraph may return defective or non-conforming Products to SCI at SCI's cost (using SCI's selected carrier) within thirty (30) days after direct Delivery (or up to forty-five (45) days if delivered into the Distribution Center) in accordance with the agreed RMA procedure. In the event the Parties mutually agree that the Product is "no trouble found" after return to SCI, then Intergraph shall pay for the shipping costs.

  9.3 Agency Approvals. Unless the Parties agree otherwise, Intergraph will be responsible for obtaining agency and regulatory approvals; provided, however, that SCI will provide Intergraph all information and assistance reasonably requested by Intergraph for the purpose of obtaining such approvals. If Intergraph desires for SCI to perform such certification services, the Parties will mutually agree to contract separately for such services.


  10.    PRICING

  10.1 The Pricing Model. SCI will provide Intergraph a price quote for each new Product proposed by Intergraph as set forth in Section 4.2, above. The unit price agreed upon by the Parties will be set forth in the Product Pricing Schedule at Exhibit E; provided, however, that such prices may vary in accordance with Section 10.2, below. The Parties agree separate costing will be utilized for PCBA Products as compared to other final assembled Products.

  10.2 Labor Rates. The Labor Rate element of the Pricing Model shall be determined in accordance with Exhibit B.

  10.3 Procured Material Cost. The Procured Material Cost for Initial Products will be based on the SCI Initial Inventory Standard Cost, SCI normal standard cost for the materials not included in the Initial Inventory, plus the applicable Material Mark-up.

  10.4 Tooling and NRE Costs. SCI will quote tooling, NRE, and other one time costs separately, and will not incur any such costs without Intergraph's prior written approval. SCI will substantiate all such costs. Such agreed costs will appear as "Other Direct Costs" in the Exhibit C Pricing Model.

  10.5    Product Cost Review.    SCI will meet with Intergraph every  ninety
  (90) days during the Term to review the existing Product cost and establish a plan to pursue all reasonable cost reduction opportunities.

  10.6 Taxes. The prices set forth in the Price Schedules are exclusive of state or local sales, use, excise or similar taxes, which, if applicable, will be paid by Intergraph. SCI shall be solely responsible for its own taxes based on its revenues or property ownership.

  10.7 Royalties. Unless stated otherwise specifically agreed to in writing, SCI will have no obligation to collect and pay separate royalties to any third party (except those royalties contained within a vendor's product price). SCI shall be responsible for paying royalties associated with its manufacturing processes or its own designs. In the event SCI is required to pay royalties for the use of Lemelson patents, the Product prices will be appropriately adjusted.

  10.8    Intergraph  Equipment Loaner Program.    There  are  two  types  of
  Product loans from the Distribution Center:

     (A) Loans within Intergraph for a specific promotional purpose such as a trade show, etc. or for quality testing purposes. For Products loaned on this basis, SCI will retain title and ownership, up through forty-five
  (45) days from the date the Product was received in the Distribution Center. Intergraph shall purchase from SCI at the then current pricing, any loaned equipment which is damaged to the point of not being eligible for refurbishment for any reason not caused by SCI.

     (B) All other loans within Intergraph or all Products loaned to a third party for any reason. For Products loaned on this basis, SCI shall invoice Intergraph on the date the Product is removed from the Distribution Center and Intergraph shall have title to the Products while it is on loan.

     (C) Intergraph represents and warrants that Exhibit G contains a complete and accurate list of the Initial Inventory on loan by Intergraph and conveyed but not physically transferred to SCI at Closing. With respect to each item of Initial Loaned Inventory, unless such item of Initial Loaned Inventory is returned to SCI prior to forty-five (45) days following the Closing Date, SCI shall invoice Intergraph for such item on the earlier of (i) the date such item is sold or (ii) forty-five (45) days from the Closing.

  In all cases, upon the return of loaned equipment to the Intergraph Distribution Center, SCI shall charge Intergraph on a time and materials basis based on mutually agreed standards and terms for the refurbishment of such loaned equipment.


  11.    FORECASTS, ORDERS & ADJUSTMENTS

  11.1 Forecasts. Intergraph will provide SCI, every calendar month during the Term, a forecast covering the period of six (6) calendar months beginning with the month in which such forecast is provided. Such forecast will specify the number of units of the Products which Intergraph anticipates purchasing during such six (6) month period. Such forecasts will be non-binding and will not be regarded as a commitment to purchase by either Party.


  11.2 Master Purchase Orders. The Initial Master Purchase Order shall be for a minimum of ninety (90) days. Subsequent Master Purchase Orders will be issued on a rolling monthly basis so that at any time SCI will have no less than sixty (60) days Lead Time to Delivery. Master Purchase Orders will be issued by Intergraph and will be issued in writing or by electronic means, in accordance with the applicable Lead Time(s). Intergraph will issue a written authorization to allow SCI to procure long-lead materials that are beyond the Master Purchase Order coverage in quantities consistent with the forecast. To be effective, all Master Purchase Orders must contain the following terms:

    ( a )   description  of  the Products to  be  purchased,  including
            Intergraph part number;
    ( b )   quantity to be purchased;
    ( c )   anticipated manufacturing schedule; and
    ( d )   confirmation of price.

  SCI will accept or reject Intergraph Master Purchase Orders in writing within five (5) working days after its receipt and shall target to provide
  such  notice  within  three (3) working  days.   Failure  to  deliver  an
  acknowledgment to Intergraph within such five (5) day period will be deemed acceptance. Only terms (a) - (d), above, and the terms of this Agreement will apply to orders for Products, even if Intergraph's Purchase Order and/or SCI's acknowledgment form contains other terms and conditions, preprinted or otherwise inserted.


  11.3 Authorized Purchasing Locations. SCI agrees to accept and act upon only those Master Purchase Orders and Sales Orders received from the following authorized purchasing location:

  Intergraph Corporation
  Corporate Procurement
  Huntsville, AL 35894

  The above list of authorized purchasing locations may be revised from time to time upon the Parties' mutual written consent.

  11.4   Order Adjustments.

     (a) Intergraph may increase, decrease or reschedule the quantity of Products previously set forth in a Master Purchase Order or Sales Order in accordance with the rescheduling chart set forth below. SCI shall utilize commercially reasonable efforts to avoid the incurring of any vendor special charges or premiums in providing Products within the parameters set forth in the chart. In the event a special charge or premium is required for rescheduling (increases or decreases within the parameters of the chart) then Intergraph shall pay or reimburse SCI for such vendor premiums or special charges; provided that, SCI shall not incur any premium or special charge without advance notice to, and written approval by, Intergraph. SCI shall use its commercially reasonable efforts to mitigate any expense to Intergraph arising out of a change in production quantities. The following chart defines the percentage of change allowable by period:


  Periods covered by Master Purchase Orders:

               Adjustments Made                Permissible Adjustment**
               Within 30 Days*          As Negotiated on a case by case basis
               31 to 45 Days                      + 30%/ - 50%
               46 to 60 Days                      + 50%/ - 70%
               61+ Days                           Up to 100%+


  * "Days" means the number of calendar days between Intergraph order adjustment and the Delivery Date.

  **"Adjustment" means the percentage of any Product ordered for Delivery on such Delivery Date that Intergraph may add to the order, delete from the order or reschedule for later delivery.

  Contingent on availability of materials and labor and with commercially reasonable efforts, SCI will supply increased quantities of Products on the originally scheduled Delivery date.

  If Intergraph reschedules the Delivery Date under a particular Master Purchase Order or Sales Order by more than forty-five (45) days after the original Delivery date, Intergraph will pay SCI an inventory carrying charge equal to one percent (1%) of the actual cost of affected inventory held by SCI on the last day of each month thereafter, provided that SCI will use every reasonable effort to mitigate such carrying charges to Intergraph by, without limitation, canceling or delaying orders, returning components and utilizing components in other products currently produced by SCI at any of its sites.

  If due to requests or changes by Intergraph, Intergraph will be responsible for:

  (i) any overtime charges required to meet Intergraph's needs where Intergraph requires greater flexibility than is permitted above, provided that SCI shall advise Intergraph in advance of the need for overtime activity; provided SCI will use every reasonable effort to minimize such charges;
  (ii) any vendor premiums required to meet Intergraph flexibility needs when Intergraph requires greater flexibility than is permitted above, provided that such premiums are incurred due to circumstances beyond SCI's control; provided that SCI will use every reasonable effort to minimize such charges or premiums and will advise Intergraph of any such charges or premiums in advance so that Intergraph may choose whether to incur the additional cost in order to achieve the desired flexibility.

  11.5 Sales Orders. SCI will assemble finished Products in accordance with the instructions contained in Sales Orders. Sales Orders will be issued by Intergraph pursuant to a Master Purchase Order. SCI will build and ship as directed by Sales Orders. SCI will notify Intergraph of exceptions to scheduled ship dates within one (1) Working Day of receiving a Sales Order. SCI will confirm actual shipment on-line within a time frame consistent with agreed-upon EDI download frequencies.

  11.7   Cancellation or Modification.
          (a) Sales Orders. Intergraph may cancel or modify any Sales Order prior to shipment of Product upon written notice to SCI. Sales Orders shall be modified by cancellation of the original Sales Order followed by the issuance of a new Sales Order reflecting the modification. Modifications shall be limited to changes in the Sales Order configuration (including quantity changes), changes in Customer name or ship to address or postponement of shipment date. SCI shall strive to implement all cancellations or modifications on a commercially reasonable basis, given the availability of manpower and materials. Intergraph has the right to cancel a Sales Order provided that Intergraph will reimburse SCI for costs actually and reasonably incurred by SCI, including the actual cost of labor expended, materials and components for the ordered quantity which are not otherwise usable on another Sales Order and material mark-up therefore (as set forth in Exhibit D,), as the result of such cancellation, but no profit or lost opportunity cost shall be allowed. Both Parties will undertake reasonable measures to mitigate the costs of cancellation.
           (b) Master Purchase Orders. Within the parameters of the Schedule, Intergraph may modify any Master Purchase Order prior to shipment of Product upon delivery to SCI of a Change Order (as defined below). Intergraph may only cancel a Master Purchase Order in accordance with the terms set forth in Section 17, Termination.

  11.8 Change Orders. Intergraph shall confirm in a writing delivered to SCI any changes ("Change Order") to a Master Purchase Order, and SCI shall target to acknowledge such changes in writing within three days, which shall include an estimate of the cost and /or schedule impact of implementing the change. SCI shall not be required to implement any change in a Master Purchase Order which is delivered to SCI at intervals less than the normal thirty day rolling update until the Parties have agreed on the impact, if any, of the change.

  11.9 Timing; Quantities in Sales Orders. Intergraph shall issue Sales Orders not less than five (5) Working Days prior to the required shipment date. SCI shall comply with the terms of the Sales Order, provided that the weekly production quantity is not less than 20%, nor more than 30%, of the total forecasted production quantity for the current month as set forth in the latest Master Purchase Order. In the event that the production quantity exceeds 30% of the total forecasted production quantity for the current month, then SCI's obligation to ship by the shipment date specified in the Sales Order shall be on a commercially reasonable basis.

  11.10 Obsolete/Excess Materials. If due to Master Purchase Order adjustments in 11.4 above, cancellations, modification or push out of a Sales Order, or an Engineering Change Order, if SCI has any components or material on hand more than sixty (60) days which it can not mitigate with the vendor and which have substantially less demand as reflected in the current three month Purchase Order and six month forecast, such inventory shall be considered obsolete/excess material by the Parties. Within thirty
  (30) days of such material being designated as obsolete/excess, Intergraph shall either purchase such materials at the standard price paid by SCI plus material mark up (plus labor if an SCI manufactured subassembly or at the latest Purchase Order price if a completed Product) or shall authorize SCI to obtain liquidation offers from third parties. SCI shall advise Intergraph if the liquidation value is less than that Intergraph would otherwise owe SCI, and Intergraph shall approve the liquidation price in writing, preferably within five (5) working days, and shall be liable for the difference in price, which shall be invoiced by SCI upon the sale of the obsolete/excess materials to the third party. Intergraph shall receive the benefit if the materials are sold at a price higher than that owed to SCI. Until disposed of and any difference reconciled by Intergraph or purchased by Intergraph, the one percent (1%) carrying charge per month in
  11.4 shall apply to the cost of the excess/obsolete material.

  11.11 Lead Time Reduction Program. SCI and Intergraph will meet quarterly to discuss options to effect reductions in Lead Times to allow improved flexibility in ordering and delivery. The agenda for each meeting will include identification of such options, schedules for determination of associated cost and schedules for implementation.

  12.    DELIVERY, TITLE, CARRIER & RISK OF LOSS

  12.1 Delivery. SCI will Deliver the total number of units ordered in a particular Sales Order to the Delivery Point on or before the date specified in such Sales Order, subject to the provisions of Section 11.4 above. Delivery is considered on time if delivered zero (0) days late and up to three (3) days early. In computing the above delivery date, each Sales Order for other than complicated Servers or Systems shall have a manufacturing lead time of five (5) days from the date of the Sales Order and a mutually agreed manufacturing lead time for all complicated Servers or Systems, to be agreed on a case by case basis. The above manufacturing lead time assumes that the materials required to manufacture the Products have been previously ordered and received in accordance with the Master Purchase Order and the Sales Orders support the mix, quantity, and scheduling reflected in the Master Purchase Order. If the required materials are not available to support an on time delivery of a Sales Order, SCI shall target to notify Intergraph within one (1) working day of the receipt of the Sales Order of the estimated date delivery can be made to satisfy the requirements of the Sales Order. Such delay shall not be considered the fault of SCI, provided SCI has not otherwise caused the delay.

  12.2 Carrier; Risk of Loss. SCI will use Intergraph's Preferred Carrier(s) for Delivery, provided that if Intergraph does not designate a preferred carrier, SCI may select a common carrier at its discretion. In the event SCI were to be directed to deliver Product directly to an Intergraph customer or to any other location, in all cases the FOB point shall be SCI's dock. For shipment of Products to the Intergraph Distribution Center, carrier selection and risk of loss shall remain with SCI.

  12.3 Distribution Center Inventory. Except for the Product loan conditions in Section 10.8 above, SCI will consign Products to Intergraph's Distribution Center for a maximum of forty-five (45) days. On the forty-sixth (46th) day, SCI will invoice Intergraph for any Products which resides within, or is under the control of, the Distribution Center, including any Products on loan from the Distribution Center if loaned under the conditions described in Section 10.8 (A). SCI will invoice Intergraph a one percent (1%) inventory carrying charge for any inventory which resides within, or remains under the control of, the Distribution Center for longer than forty-eight (48) hours. The Parties will review on a quarterly basis the weighted average time Products remain in the Distribution Center, and such percentage will be reasonably adjusted by SCI on a forward basis if the data indicates a substantial sustained reduction in the average time Products reside in the Distribution Center.

  13.    PAYMENTS

  Intergraph will pay SCI for quantities of Product shipped to Intergraph net thirty (30) days from the date of SCI's invoice. Product will be invoiced at the earlier of: (a) the time of shipment directly to Intergraph's customer; (b) upon the Product being removed by Intergraph for resale from Intergraph's Distribution Center or for loan under the conditions described in Section 10.8 (b) above; or (c) the forty-fifth (45th) day after the Product has been placed within Intergraph's Distribution Center. Any payment not received by day forty-five (45) from the date of the invoice will be considered late. Unless otherwise agreed by the Parties, Intergraph's payment will be made by telegraphic transfer to a bank account designated by SCI. Neither Party will have the right of off set or set off. At SCI's option, SCI may impose a late payment fee of up to 1 percent (1%) per month on all amounts past due. Both Parties agree to work diligently to resolve any discrepancies involving invoices. All payments shall be in U.S. dollars.

  14.    WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

  14.1 Warranty Period. SCI warrants to Intergraph that each Product shall be free from defects in workmanship and materials for twelve (12) months from the Product invoice date (the "Product Warranty"). SCI will offer Intergraph an Extended Warranty period of up to two (2) additional years for an additional one percent (1%) per year of the Product price. Intergraph shall indicate on its Purchase Order the length of the desired warranty and shall compute the Product Price accordingly.

     (A) SCI PCBA FRUs. FRUs under warranty which are designed and/or manufactured by SCI will be returned freight prepaid to SCI for repair, refund, full credit or replacement at SCI's option. If a repair or replacement is performed, SCI will repair or replace the FRU and ship the FRU at SCI's expense to the shipping location requested by Intergraph. Warranty repair FRUs will be unpacked, devirussed, tested for the failure or non-conformity, repaired, have new software loaded (if applicable) and have the Bios reflashed (if applicable) before shipment to Intergraph. Intergraph shall only return complete Product units when the failed component can not be readily removed from the Product unit.

     (B) Vendor FRU Pass Through Warranty. If a FRU is purchased by SCI from a vendor, then Intergraph shall have the option to select either repair, replace, refund or credit remedies, provided and to the extent such remedies are contained in the purchase order between SCI and the vendor. Additionally, to the extent any vendors warrant their component or assembly for longer than twelve (12) months, SCI shall pass through such warranties to Intergraph (to the extent authorized by the vendor and to the extent permitted by applicable purchase order or laws), and Intergraph may obtain warranty remedies directly from the vendor, provided such direct action between Intergraph and the vendor does not create any additional liability, cost or expense to SCI. Intergraph may request that SCI process pass through warranty claims after the initial twelve (12) month warranty period on Intergraph's behalf for an agreed-to processing fee. Intergraph shall be responsible for all transportation costs if a vendor FRU is returned to SCI for processing after the initial twelve (12) months. During the initial twelve (12) months of warranty, Intergraph shall pay transportation costs to return the defective Product to SCI, and SCI shall pay the transportation cost to return the repaired or replaced item to Intergraph or Intergraph's customer.

  14.2 DOA Warranty and Corrective Actions. In the event any Product received by an Intergraph customer is dead on arrival "DOA", then upon notice from Intergraph, the Parties shall mutually agree on the most cost effective means of remedying the situation with the customer on an expedited basis. Such immediate actions may include expedited shipping of replacement FRU if diagnostic tests indicate an FRU has failed or, as a last resort, replacing the entire Product, if a replacement is reasonably available. After the failed FRU or Product is returned to SCI, an inspection/test of the failed item will be performed, a report will be issued by SCI identifying the root cause or causes of the failure and appropriate corrective, if necessary to prevent a recurrence of the DOA. If the cause of failure is not covered by SCI's warranty, or the failure can not be duplicated or if the failed item is not returned within thirty days, then SCI shall be reasonably reimbursed its added expenses of correcting the DOA situation. In all cases both Parties will work in good faith to correct the problem at minimum cost while responding to the customer in a manner which recognizes the need for quick action.

  14.3 Exclusions. The materials portion of the Product Warranty shall not apply to (i) Intergraph supplied materials for which the vendor will not honor at no cost a pass through by SCI of Intergraph's warranty rights,
  (ii) Product that is abused, damaged, altered or misused after title passes to Intergraph other than by SCI, or (iii) Product damaged after title passes to Intergraph by external causes not directly contributed to by SCI;
  (iv) if the original name and/or serial number and/or identification markings have been defaced, altered or removed, or (v) use in violation of operational instructions furnished with each Product.

  14.4 Free From Defects. Products shall be considered free from defects in workmanship if they are manufactured in accordance with SCI's manufacturing workmanship standards, which shall be mutually agreed to by the Parties, conform to the Product specifications, and successfully complete any mutually agreed upon Product Acceptance Tests. Intergraph may perform acceptance testing which measures a different array of performance criteria but the Parties agree that the mutually agreed upon Product Acceptance Test will be the measurement standard to determine if the Product meets specifications. Intergraph shall have the right to observe any tests performed by SCI and shall have the right to review and inspect all test record, provided that such actions are reasonably requested and do not impede SCI's manufacturing and testing schedule.

  14.5 Claims. All claims for breach of warranty must be received by SCI no later than thirty (30) days after the expiration of the warranty period for the product.

  14.6 DISCLAIMERS. THE PRODUCT WARRANTY IS THE ONLY WARRANTY GIVEN BY SCI. SCI MAKES, AND INTERGRAPH RECEIVES, NO OTHER WARRANTY EITHER EXPRESSED OR IMPLIED. ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ALL IMPLIED WARRANTIES OF TITLE FOR ANY CONSIGNED OR INTERGRAPH SUPPLIED MATERIALS, ARE EXPRESSLY DISCLAIMED AND EXCLUDED HERE FROM.

  14.7 Certifications and Approvals. Unless expressly agreed to by SCI in writing, SCI makes no warranty that the Products will meet any specification not made known to and agreed to by SCI. Except if separately contracted for in Section 9.3 above, SCI makes no warranty that the Products will receive the approval of or be certified by Underwriters Laboratory, any federal, state, local or foreign government agency (including without limitation the federal communications commission) or any other person or entity. SCI assumes no responsibility for obtaining such approvals or certifications, or meeting such specifications except as dictated by the manufacturing process unless such dictation is required by Intergraph.

  14.8    Remedy.   Intergraph's exclusive remedy for any breach of  the
  Product Warranty shall be, at SCI's option, repair by SCI at a facility of its choice, replacement of the defective Product with a functionally equivalent product, or return of the Purchase Price.

  14.9 Warranty Termination. SCI's warranty obligations will cease upon the earlier of the agreed upon warranty period or upon SCI's fulfillment of Intergraph's request to return any Intergraph-owned test equipment and fixtures which would be required by SCI to provide warranty services for a Product.

  14.10 Outside the Warranty Period. SCI will repair Products which are outside the warranty period on mutually agreed prices and terms and conditions. Additionally, SCI shall offer such repair services to Intergraph for products produced by Intergraph prior to the Closing Date.

  14.11 Intergraph's Warranty. Intergraph warrants the accuracy and completeness of the drawings, specifications and documentation provided to SCI for the manufacture of components and products.


  15. INDEMNIFICATION

  15.1 Indemnity by SCI. SCI will at SCI's expense, indemnify, hold harmless and, defend Intergraph, any of its subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, from and against any and all loss, cost, liability or expense (including costs and reasonable fees of attorneys and other professionals) arising out of or in connection with a third party claim that SCI's manufacturing process infringes any patent, copyright, license, trademark right, trade secret, mask work right or other proprietary right of any kind of any third party; provided that SCI will have no liability under this Section 15 to the extent such infringement is attributable to Intergraph's written instructions. Intergraph will provide prompt written notice of any claim or the assertion of a claim by a third party. Upon such notice, SCI shall have the right to defend against such claim or assertion and to select
  counsel for such defense.   Intergraph shall cooperate reasonably with SCI
  in supporting the defense against the claim or assertion.   Notwithstanding
  the above, the Parties have agreed that the Lemelson patents shall be excluded from SCI's indemnity to Intergraph. However, in the event the Lemelson patents become applicable to either of the Parties with respect to SCI's manufacture of the Products, (a) SCI will exert commercially reasonable efforts to negotiate a reasonable license and royalty for the use of Lemelson technology in the manufacture of the Products and (b) to the extent any claim arises with respect to the Lemelson patents which relates to SCI's manufacturing processes used in the manufacture of the Products, SCI shall, between the Parties, take the lead, without any indemnification obligation or additional responsibility as to cost, in the defense of any such claim.

  15.2     Indemnity  by  Intergraph.   Intergraph  will,  at  Intergraph's
  expense, indemnify, hold harmless and, defend SCI, any of its subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, from and against any and all loss, cost, liability or expense (including costs and reasonable fees of attorneys and other professionals) arising out of or in connection with a third party claim or other proprietary right of any third party that a Product infringes any patent, copyright, license, trademark right, trade secret, mask work right or other proprietary right of any third party to the extent that such claim is attributable to SCI's incorporation of designs or materials provided by Intergraph into the Product. Intergraph shall also to the same extent as stated above indemnify SCI in connection with any third party claim based on Intergraph's design, distribution, sales, and use of Products, including refurbishment of loaned Products or components for sale as new. SCI will provide prompt written notice of any claim or the assertion of a claim by a third party. Upon such notice, Intergraph shall have the right to defend against such claim or assertion and to select counsel for such defense. SCI shall cooperate reasonably with Intergraph in supporting the defense against the claim or assertion.

  15.3     Legal  Compliance.   Each Party will defend, indemnify, and hold
  the other Party harmless from any loss, cost, or expense directly resulting from the first Party's violation of any law, rule, regulation or ordinance of the United States, any State, or any other government agency in the performance of this Agreement.

  15.4     Conditions.  A Party's obligation to indemnify the other under this
  Section 15 is conditioned upon and subject to: (a) the indemnified Party giving the indemnifying Party reasonably prompt notice in writing of any such suit and permits the indemnifying Party through counsel of its choice, to answer the charge of infringement and defend such claim or suit; (b) the indemnified Party provides the indemnifying Party information, assistance and authority, at the indemnifying Party's expense, to enable such Party to defend the suit; and (c) the indemnifying Party will not be responsible for any settlement made by indemnified Party without its prior written consent. The indemnifying Party agrees not to disclose or publicize the terms of any settlement of a suit against the indemnified Party without first obtaining the such Party's written permission.

  16. CONFIDENTIALITY

  Each Party will protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that each such Party uses to protect its own like information, but at a minimum, with
  a reasonable  degree  of  care.   Neither  Party  will  use  the  other's
  Confidential Information for purposes other than those necessary to perform this Agreement and only employees of the receiving Party who have a need to know such Confidential Information will have access thereto. Neither Party will disclose to third parties the other's Confidential Information without the prior written consent of the other Party. Upon termination or expiration of this Agreement, each Party shall return the other Party's Confidential Information or obtain written approval for the destruction of the other Party's Confidential Information.

  17. TERMINATION

  17.1 Termination with Cause. Either Party may, by written notice, terminate and/or suspend its performance under this Agreement, without penalty other than as set forth in this Section 17 if: (1) the other Party fails to comply with any material provisions of this Agreement and such condition is not remedied within thirty (30) days after receipt of written notice thereof from the non-defaulting Party which sets forth in reasonable detail the specific failures to comply; or (2) the other Party becomes bankrupt or insolvent, suffers a receiver to be appointed or makes an assignment for the benefit of creditors; or (3) the other Party is enjoined, restrained or in any way prevented by court order from conducting all or part of its business affairs; or (4) if the other Party is generally not paying its obligations as they become due under the terms of this Agreement.

  17.2 Termination Without Cause. Either party may terminate this Agreement without cause by giving the other Party ninety (90) days advance written notice.

  17.3      Effect of Termination.  Upon termination of this Agreement:

            (i) SCI will, to the extent and at times specified by Intergraph, stop all work on outstanding Purchase Orders, incur no further direct costs, and protect all property in which Intergraph has or may acquire an interest. Intergraph will have the option to request that SCI complete work in progress pursuant to any Purchase Orders open on the date of termination; for remaining work-in-process, Intergraph will pay a reasonable pro rata percentage of the finished Product's purchase price;

            (ii) Intergraph will compensate SCI for all Product delivered to Intergraph;

            (iii) SCI will deliver to Intergraph and Intergraph will purchase from SCI, at SCI's purchase price, plus the material mark up, any Unique Components in SCI's inventory or on order as of the effective date of the termination; and

            (iv) Each Party will return to the other, freight collect, all materials that contain the other's Confidential Information, or if the other Party gives written instructions to do so, destroy all such materials and provide the other a written certificate of destruction within thirty (30) days after such destruction.


  17.4      Inventory Indemnification.

  17.4.1 Upon expiration of this Agreement or termination of this Agreement for any reason, Intergraph will be responsible for:

            (i)   all finished Product;

            (ii) all work-in-process at the effective date of the notice of termination or intent not to renew; and

            (iii) all procured materials purchased to fill a Purchase
            Order or authorized by Intergraph in a letter of Authorization to be purchased by Intergraph which are on hand or on order at receipt of the notice of termination or intent not to renew. Items (i), (ii) and (iii) are referred to as the "Termination Inventory."

  17.4.2    SCI  will  make  every reasonable effort to use  the  Termination
  Inventory  on  other  current  customer  programs,  will  cancel   all
  outstanding material orders with vendors, and will attempt  to  return
  piece  parts  to  vendors with Intergraph prior approval.   Intergraph
  will be responsible for costs, charges and fees actually incurred by SCI to cancel or return any portion of the Termination Inventory to vendors and, upon mutual agreement, the cost to modify the procured materials for other programs.

  17.4.3 Within thirty (30) days from termination or cancellation, SCI will invoice, and Intergraph will purchase, the Termination Inventory remaining after vendor cancellations and returns and after other program use, as follows: (I) for Procured Material Inventory and authorized long lead time components, at SCI's standard cost, plus material mark up; (ii) for work-in-process, at a mutually agreed reasonable cost pro rata percentage of the finished Product purchase price; and (iii) for finished Product, at the purchase price in effect at termination or cancellation. Intergraph will be responsible for any substantiated negative price differential between the price SCI paid for the Procured Material and authorized long lead time components and the price at which SCI was able to return and/or utilize the items on other programs.

  17.4.4 In addition to the above, should Intergraph default in any material respect under this Agreement or terminate this Agreement without cause prior to the end of the Initial Term, SCI shall be entitled to receive a refund of its Premium and startup expenses pursuant to Section 10.3 of the Asset Purchase Agreement.

  18. LIMITATION OF LIABILITY

  Except pursuant to Section 15 (Indemnification), in no event will either Party be liable to the other for any special, incidental, punitive or consequential, damages, whether based upon contract, tort, or any other legal theory, including without limitation lost profits and opportunity damage to associated equipment, cost of capital, facilities, service, or replacement power, downtime costs, or claims of either Party's customers for such damages, whether or not either Party was advised of the possibility of such damage.

  19. EXPORT/IMPORT COMPLIANCE

  19.1     Export  Controlled  Commodities, Technical  Data  and  Software.
  This Agreement is subject to all laws, regulations, orders or other limitations on the export and re-export of commodities, technical data and software. The Parties hereby agree that they will not export, re-export, resell or transfer an export controlled commodity, technical data or software, (i)in violation of such limitations imposed by the United States or any other appropriate national government authority, or (ii) to any country for which an export license or other governmental approval is required at the time of export, without first obtaining all necessary licenses or other approvals.

  19.2 Exporter of Record. Unless the Parties agree otherwise for particular Product(s), Intergraph will be the Exporter of Record for all Products manufactured at SCI and Delivered to Intergraph or its designee outside of the United States. The Exporter of Record will be responsible for obtaining necessary export licenses and other government approvals required for export, and for preparing export documentation such as commercial invoices, shipper's export declarations, and international waybills. Each Party agrees to comply fully with the export control laws of the United States and with the U.S. Export Administration Regulations and the U.S. Arms Export Control Act when acting as the Exporter of Record. If requested by Intergraph, SCI shall make reasonable working space available for Intergraph's Export Documentation personnel in SCI's manufacturing facility on a rent free basis.

  21. GENERAL TERMS

  21.1 Force Majeure. Neither Party will be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or an act that is beyond the reasonable control of either Party, provided that such Party gives the other Party written notice thereof promptly and, in any event, within fifteen (15) days of discovery and uses its best efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure, but in no event more than ninety (90) days.

  21.2 Relationship of the Parties. Each of the Parties will at all times during the Term act as, and will represent itself to be, an independent contractor. Neither Party will have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the Party whether express, implied, the appearance or otherwise to bind the other Party in any respect whatsoever.

  21.3 Assignment. The rights and liabilities of the Parties hereto will inure to the benefit of their respective successors, executors and administrators, as the case may be; provided that, neither Party may assign or delegate its obligations specified under this Agreement either in whole or in part, without the prior written consent of the other, which will not be unreasonably withheld. Any attempted assignment in violation of the provisions of this Section will be void.

  21.4 Insurance. During the term of this Agreement, both Parties shall obtain and maintain, at its own expense, industry standard insurance coverage, which as a minimum shall include but not be limited to: (a) Commercial Liability, no less than $5M for damage or destruction of property, $500,000 per person, with no less than $1M per occurrence; and
  (b) Workman's Compensation, Employment Practices, Product Liability, and Automobile Liability; at no less than $1M (and $500,000 per person) each. The insurance companies must be legally authorized to do business in the region in which the work is to be performed. Each Party shall provide the other Party with evidence of this insurance coverage signed by an authorized representative of the insurance company. The coverage documentation must contain customary provisions for thirty (30) day advance written notice to the other Party of any change, non-renewal or cancellation. Either Party may reasonably request evidence of coverage and verify compliance to the minimum coverage requirements listed below at any time during the term of the Agreement. Failure to secure and maintain coverage or to comply with the coverage minimums will be a default under the Agreement.

  21.5 Trademark Usage. SCI will not, without Intergraph's prior written consent, use any Intergraph trademarks, service marks, trade names, logos or other commercial or product designations, for any purpose, including, but not limited to, use in connection with any SCI products, promotions, advertisements or Exhibitions.

  21.6 Publicity. Unless otherwise agreed by the Parties in writing, no press releases, conferences, interviews or other public announcements, in whatever form, will be made or given by either Party in relation to this Agreement.

  21.7 No Third-Party Beneficiaries. This Agreement is for the sole benefit of Intergraph and SCI and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any person, other than Intergraph and SCI and such assigns, any legal or equitable rights hereunder.

  21.8 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement or portion thereof to be unenforceable, that provision of this Agreement will be enforced to the maximum extent permissible to effect the intent of the Parties and the remainder of this Agreement will continue in full force and effect.

  21.9 No Waiver. All rights and remedies conferred under this Agreement or by any other instrument or law will be cumulative and may be exercised
  singularly  or  concurrently.   Failure by  either  Party  to  enforce  any
  provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

  21.10 Notices. All notices required or permitted under this Agreement will be in writing, will reference this Agreement and will be deemed given when: (i) delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to addresses set forth below or such other address as may be designated by a given Party by giving written notice to the other Party pursuant to this Section.

  21.11 Personnel. SCI's employees, consultants, contractors and agents will observe the working hours, working rules and holiday schedule of Intergraph while working on Intergraph's premises. Intergraph's employees, consultants, contractors and agents will observe the working hours, working rules and holiday schedule of SCI while working on SCI's premises.

  21.12    Contacts.   All notices required by the provisions  of  this
  Agreement or desired to be given hereunder shall be in writing to the person(s) listed below by registered mail, return receipt requested:



  Intergraph:                                 SCI:
  Kirk Totten                            Wendell G. Seay
  ICS Vice President of Materials        Manager of Contract Management
  Intergraph Corporation                 SCI Systems, Inc.
  Huntsville, AL 35894-0001              2101 W. Clinton Avenue
                                         Huntsville, AL 35807

  With a copy to                         With a copy to
  David Lucas                            SCI, Sr VP-Southeastern Division,
  Senior Counsel                         13000 South Memorial Parkway
  Intergraph Corporation                 Huntsville, AL 35803
  Huntsville, AL 35894-0001

  21.13 Governing Law. This Agreement will be governed by and construed according to the laws of the State of Alabama as applied to agreements entered into and to be performed entirely within Alabama between Alabama residents, except for that body of law relating to conflict of laws. Any litigation or other dispute resolution between the Parties relating to this Agreement will take place in the Northern District of Alabama. The Parties consent to the personal jurisdiction of and venue in the state and federal courts within that District. The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

  21.14 Interpretation. This Agreement has been negotiated by the Parties. This Agreement will be fairly interpreted according to its terms and without any strict construction in favor of or against either Party. The headings and captions are included for reference purposes only and do not affect the interpretation of the provisions hereof.

  21.15 Complete Agreement. This Agreement, including all Exhibits and attachments constitutes the entire Agreement between the Parties in connection with the subject matter hereof, and terminates and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of both Parties.






  INTERGRAPH CORPORATION            SCI TECHNOLOGY, INC.

  BY: /s/ John W. Wilhoite           BY: /s/ George J. King


  NAME:   John W. Wilhoite           NAME:   George J. King
  TITLE:  Executive Vice President   TITLE:  Senior Vice President




Exhibit E


                  TRANSITION SERVICES AGREEMENT

     THIS TRANSITION SERVICES AGREEMENT ("Agreement") is made  as
of   the   13th   day  of  November,  1998,  between   INTERGRAPH
CORPORATION,  a  Delaware  corporation  ("Intergraph"),  and  SCI
TECHNOLOGY, INC., an Alabama corporation ("SCI").

                            RECITALS
                            --------

     A. Intergraph and SCI have entered into an Asset Purchase Agreement dated as of November 13, 1998 (the "Asset Purchase Agreement"), pursuant to which SCI has agreed to purchase from Intergraph the Assets, as such term is defined in the Asset Purchase Agreement, subject to the terms and conditions of the Asset Purchase Agreement.

     B. In connection with such transaction, SCI will need to obtain and Intergraph is willing to provide on the terms set forth herein, certain services as described on Exhibit A attached hereto in order to effect an orderly transition following the closing of the transaction.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                            AGREEMENT
                            ---------

     1.   Services to be Provided.
          -----------------------

          1.1. General. During the Term, Intergraph will provide, at no cost to SCI, the services (the "Transition Services") described on  Exhibit  A, which exhibit is attached hereto and incorporated
herein   by   reference.    If   any   services,   functions   or
responsibilities  not specifically described  on  Exhibit  A  are reasonably  required for the proper performance of the Transition
Services and are a necessary sub-task included within any of  the
Transition   Services,   then  such   services,   functions   and
responsibilities will be deemed to be implied by and included within the scope of the Transition Services to the same extent and in the same manner as if specifically described in this Agreement.

         1.2. Additional Services; Modification of Transition Services. SCI and Intergraph may, from time to time, in their reasonable discretion, agree on additional transition-related services or assistance to be performed by Intergraph, which additional services or assistance will also be subject to the terms and conditions of this Agreement, or the Parties may agree to eliminate, reduce or otherwise modify the Transition Services, and in any such case Exhibit A shall be amended to reflect the agreement of the Parties.

          1.3. Standard of Care. Intergraph will at all times use the same care in performing the Transition Services as it uses in performing similar services for itself and its Affiliates, and will use reasonable efforts to perform the Transition Services with a minimum of disruption to SCI's activities at the Facility.


     2.   Term; Termination.
          -----------------

          2.1. The term of this Agreement will commence on the Closing Date, and will continue until the completion of the Transition
Services listed on Exhibit A; unless earlier terminated as provided in paragraph 2.2 below.

          2.2. SCI may terminate this Agreement at any time by providing Intergraph at least fifteen (15) business days' prior written notice of SCI's intent to terminate this Agreement.

     3.   Confidential Information.
          ------------------------

     The provisions of the Asset Purchase Agreement with respect to Confidential Information, which are hereby incorporated by this reference, shall apply to the Parties in connection with Intergraph's performance of the Transition Services pursuant to this Agreement.

     4.   No Relationship by Reason of Transition Services.
          ------------------------------------------------

     By reason of its performance of the Transition Services under and pursuant to this Agreement, Intergraph shall not be deemed to be an affiliate or a partner of, or in any other relationship with, SCI, nor shall this Agreement be deemed to appoint or constitute Intergraph as an agent of SCI.

     5.   Miscellaneous.
          -------------

          5.1. Defined Terms. Any capitalized terms used in this Agreement but not specifically defined herein shall have the same meanings as in the Asset Purchase Agreement.

          5.2. Entire Agreement. This Agreement, including the recitals first set forth above, which are incorporated herein by reference, and any exhibits and addenda attached hereto, sets forth the entire agreement and understanding of the Parties, and supersedes all prior oral or written agreements and understandings, relating to the subject matter hereof.

          5.3. Parties and Successors. This Agreement, including all covenants, representations and warranties set forth herein, is binding upon and will inure to the benefit of the Parties and their respective successors, endorsers and assigns.

          5.4. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will attach only to such provision and will not in any manner affect or render illegal, invalid, or unenforceable any other provision of this Agreement, and this Agreement will be carried out as if any such illegal, invalid, or unenforceable provision were not contained herein.

          5.5. Captions. Captions and section headings are for convenience only and are not deemed to be part of this Agreement.

          5.6. Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other Party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          5.7. Applicable Law. This Agreement has been made in and shall be governed by and construed in accordance with the laws of the State of Alabama, without giving effect to the conflict of law principles thereof.

          5.8. Survival. The provisions contained in Sections 3, 4 and 5 of this Agreement will survive the termination of this Agreement.

          5.9. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the Party entitled to the benefits of such terms or provisions. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

          5.10.Notices. All notices permitted or required under this Agreement shall be given as provided in the Asset Purchase
Agreement.

          5.11.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


         REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, Intergraph and SCI have duly executed this Agreement as of the day and year first above written.

                              INTERGRAPH CORPORATION

                              By:/s/ John W. Wilhoite
                                 ----------------------------
                              Name:  John W. Wilhoite
                                   --------------------------
                              Title: Executive Vice President
                                    -------------------------


                              SCI TECHNOLOGY, INC.

                              By:/s/ George J. King
                                 ----------------------------
                              Name:  George J. King
                                   --------------------------
                              Title: Senior Vice
                                    -------------------------




Exhibit F





                             November 13, 1998




Intergraph Corporation
1 Madison Industrial Park
Huntsville, Alabama  35894

Ladies and Gentlemen:

     The undersigned has served as counsel to SCI Technology, Inc., an Alabama corporation ("SCI"), in connection with the negotiation, execution and delivery of that certain Asset Purchase Agreement, dated as of November 13, 1998 (the "Asset Purchase Agreement"), by and between SCI and Intergraph Corporation, a Delaware corporation ("Intergraph"), and in connection with the transactions provided for and contemplated by the Asset Purchase Agreement and the Transaction Documents (collectively, the "Transactions"). This opinion letter is rendered to you pursuant to Section 6.2(m) of the Asset Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

     In giving this opinion, the undersigned has examined originals or documents certified or otherwise identified to his satisfaction as copies of the following documents, and, to the extent deemed appropriate by the undersigned, has relied on the following documents:

     (a)  the Asset Purchase Agreement;

     (b)  the Transaction Documents;

     (c) Corporate proceedings of SCI relating to the authorization and consummation of the Transactions;

     (d) the Articles of Incorporation and Bylaws of SCI, together with all amendments thereto;

     (e) a certificate of the Secretary of State of Alabama attesting to the continued corporate existence of SCI; and

     (f) Such other documents, agreements and records and such other investigations by the undersigned as deemed appropriate and relevant by the undersigned in order to furnish the opinions set forth below.

     The documents referred to in clauses (a) and (b) above are collectively referred to as the "Documents."

     In connection with such examination, the undersigned has assumed, without verifying such assumptions, the genuineness of all signatures (other than the signatures of SCI), the authenticity of all documents submitted to the undersigned as original documents, the conformity to original documents of all documents submitted to the undersigned as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such documents. The undersigned has also assumed, without verifying such assumptions, that all documents executed by a party other than SCI were duly and validly executed and delivered by such party and are legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms. As to certain questions of fact that are material and relevant to this opinion, the undersigned has relied upon certificates of appropriate state and local officials.

     The undersigned is admitted to practice only in the State of New York, and expresses no opinion as to matters under or involving laws of any jurisdiction other than the laws of the State of New York and the laws of the United States of America. To the extent that the undersigned expresses an opinion regarding any document based upon any laws other than the State of New York and the laws of the United States of America, the undersigned has assumed, with your permission, that such laws are identical to the laws of the State of New York.

     Based upon and subject to the foregoing, it is the opinion of the undersigned that:

     1. SCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, and has full corporate power and authority to own its own properties and carry on its business as it is now being conducted.

     2. SCI has the corporate power and authority to execute and deliver each of the Documents to which it is a party and to perform its obligations thereunder.

     3. SCI has duly authorized the execution and delivery of each of the Documents to which it is a party and all performance by SCI thereunder.

     4. SCI has duly executed and delivered each of the Documents to which it is a party.

     5. Each of the Documents to which SCI is a party constitutes the valid and binding obligation of SCI, and each of such Documents is enforceable against SCI in accordance with its terms, except (a) as may be limited by, subject to or affected by
(i)    applicable    bankruptcy,   insolvency,    reorganization,
moratorium,  arrangement  of  debt,  fraudulent  conveyance,   or
similar laws or decisions now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally; (ii)
the   application  of  public  policy  principles  affecting  the enforcement of certain types of obligations; and (iii) the effect
of   general   principles  of  equity  (regardless   of   whether
enforcement is considered in proceedings at law or in equity) upon the enforceability of any of the remedies, covenants or other provisions of such Documents or upon the availability of
injunctive  relief,  specific  performance  or  other   equitable
remedies; and (b) with respect to provisions of such Documents that provide for the parties thereto to agree at some future date, no opinion is expressed herein with respect to the validity or enforceability of any agreements that may be made by such parties at any such future date.

     6. To the undersigned's knowledge, except as set forth in the Documents or the Schedules thereto, and except for filings required under the HSR Act, no approvals or consents by, or filings with, any federal or State of Alabama governmental authority are required in connection with the execution and delivery by SCI of the Documents to which it is a party, or the consummation of the Transactions.

     7. Except as disclosed in the Documents or the Schedules thereto, the execution and delivery by SCI of each of the Documents to which it is a party do not, and if SCI were now to perform its obligations under each of the Documents to which it is a party such performance would not, result in any:

          (a)  violation of SCI's Articles of Incorporation or Bylaws;

          (b) subject to the obtaining of all required consents from governmental entities having jurisdiction, any violation of any federal or State of Alabama law, rule, regulation, commitment, order, judgment or decree applicable to SCI or by which any of its property is bound or affected; or

          (c) to the best of the undersigned's knowledge, violation of any other agreement or instrument to which SCI is a party or to which
SCI  or  any  of  its property is subject that  would  materially adversely  affect the purchase of the Assets in  accordance  with
the   Asset  Purchase  Agreement  or  the  consummation  of   the
Transaction.

     Based on the limitations and qualifications set forth herein, the undersigned confirms to you that to his knowledge no litigation or other proceeding against SCI or any of its properties with respect to the Transactions is pending or overtly threatened by a written communication to SCI before any Governmental or Regulatory Body.



     The undersigned expresses no opinion as to any matter other than is expressly set forth above, and no other opinion is intended to be implied nor may be inferred herein. This opinion is given as of the date hereof, and it should be noted that material changes regarding matters of fact and applicable law may hereafter occur. The undersigned disclaims any undertaking to revise or supplement the foregoing opinions or to advise you of any change in the law, whether by legislative or regulatory action, judicial interpretation or otherwise, or of any change of facts as they currently exist or which may subsequently be brought to the attention of the undersigned. This opinion is being furnished only to the addressee hereof and is solely for its benefit and use in connection with the Transactions. This opinion may not be relied upon by any other person or entity or for any other purpose without the prior written consent of the undersigned.


                              Very truly yours,

                              SCI Technology, Inc.

                              /s/ Michael M. Sullivan

                              Michael M. Sullivan
                              Corporate Counsel